As filed with the Securities and Exchange Commission on October 1, 2009

Registration No. 333-162077

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAETEC Holding Corp.

(Exact name of Registrant as specified in its charter)

Delaware	4813	20-5339741
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(For Co-Registrants, see “Table of Co-Registrants” on the following page)

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

(585) 340-2500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arunas A. Chesonis

Chairman, President and Chief Executive Officer

PAETEC Holding Corp.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

(585) 340-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino, Esq. Hogan & Hartson LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600	Mary K. O’Connell, Esq. Senior Vice President and General Counsel PAETEC Holding Corp. 600 Willowbrook Office Park Fairport, New York 14450 (585) 340-2500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
8 7/ 8% Senior Secured Notes due 2017(3)	$350,000,000	100%	$350,000,000	$19,530
Guarantees of 8 7/8% Senior Secured Notes due 2017(4)	N/A	N/A	N/A	N/A

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee.
(2)	The registration fee was previously paid.
(3)	The 8 7/8 % Senior Secured Notes due 2017 will be the obligations of PAETEC Holding Corp.
(4)

Represents the guarantees of the 8 7/8% Senior Secured Notes due 2017, to be issued by the Co-Registrants. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
PAETEC Corp.	Delaware	16-1551094
PAETEC Integrated Solutions Group, Inc.	Delaware	16-1585842
PAETEC iTel, L.L.C.	North Carolina	47-0903254
PaeTec Software Corp.	New York	16-1384745
US LEC Corp.	Delaware	56-2065535
US LEC of Alabama LLC	North Carolina	56-2104211
US LEC of Florida LLC	North Carolina	56-2046424
US LEC of Maryland LLC	North Carolina	56-2117626
US LEC of New York Inc.	North Carolina	20-2155245
US LEC of North Carolina Inc.	North Carolina	56-2091767
US LEC of South Carolina LLC	Delaware	56-2056428
US LEC of Tennessee Inc.	Delaware	56-2065536
PaeTec Communications, Inc.	Delaware	16-1551095
PaeTec Communications of Virginia, Inc.	Virginia	16-6486048
US LEC Communications Inc.	North Carolina	56-2162051
US LEC of Georgia LLC	Delaware	56-2065537
US LEC of Pennsylvania LLC	North Carolina	56-2117625
US LEC of Virginia L.L.C.	Delaware	56-2012173
Allworx Corp.	Delaware	26-0259247
MPX, Inc.	Delaware	16-1468411
Technology Resource Solutions, Inc.	New York	51-0443765
McLeodUSA Incorporated	Delaware	42-1407240
McLeodUSA Holdings, Inc.	Delaware	42-1470714
McLeodUSA Information Services, Inc.	Delaware	76-0529757
McLeodUSA Telecommunications Services, Inc.	Iowa	42-1407242
McLeodUSA Network Services, Inc.	Iowa	42-1407241
McLeodUSA Purchasing, L.L.C.	Iowa	42-1501014

Address, including zip code, and telephone number, including area code, of each Co-Registrant’s principal executive offices and each Co-Registrant’s agent for service is c/o PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York, 14450, and the name of each Co-Registrant’s agent for service is Arunas A. Chesonis, Chairman, President and Chief Executive Officer, PAETEC Holding Corp.

The Primary Standard Industrial Classification Code Number for each Co-Registrant is 4813.

PROSPECTUS

PAETEC Holding Corp.

Offer To Exchange Up To

$350,000,000

8 7/8% Senior Secured Notes due 2017

which have been registered under the Securities Act of 1933

for any and all outstanding

8 7/8% Senior Secured Notes due 2017

The Exchange Offer:

•

The notes offered by this prospectus, or “exchange notes,” have been registered under the Securities Act of 1933, as amended, and are being offered in exchange for the outstanding, unregistered notes, or “original notes,” that we issued on June 29, 2009.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

•	The exchange offer will expire at 5:00 p.m., New York City time, on November 2, 2009, unless extended by us.

•	You may withdraw tendered outstanding original notes at any time prior to the expiration of the exchange offer.

•	The exchange of outstanding original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes:

•

The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes.

•	The exchange notes will mature on June 30, 2017. We will pay interest on the exchange notes semi-annually on June 30 and December 31 of each year, commencing on December 31, 2009.

•

The exchange notes will be guaranteed on a senior secured basis by each of our domestic restricted subsidiaries in existence on the issue date of the original notes and by all of our domestic restricted subsidiaries thereafter, other than certain excluded subsidiaries.

•

The exchange notes and the guarantees will be secured on a first-priority basis, equally and ratably with our senior secured credit facilities and any future pari passu secured obligations, subject to permitted liens, by substantially all of our assets.

•	We do not intend to list the exchange notes on any securities exchange.

Any broker-dealer that holds original notes acquired for its own account as a result of market-making activities or other trading activities, and that receives exchange notes pursuant to the exchange offer, must deliver a prospectus in connection with any resales of such exchange notes. We have agreed that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the date of this prospectus and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investments in the exchange notes involve risks. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2009.

i

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary is not intended to be a complete description of the matters covered in this prospectus and is subject to, and qualified in its entirety by, reference to the more detailed information and financial statements (including the notes thereto) included or incorporated by reference in this prospectus.

Unless we indicate otherwise, references in this prospectus to “we,” “us,” “our,” “PAETEC Holding” and “PAETEC” mean PAETEC Holding Corp. and PAETEC Corp. and its subsidiaries for all periods before the completion of the merger with US LEC Corp., or “US LEC,” on February 28, 2007. For the period from March 1, 2007 through February 8, 2008, such references also include US LEC and its subsidiaries. For the period beginning on February 9, 2008, such references include US LEC, McLeodUSA Incorporated, or “McLeodUSA,” and their respective subsidiaries.

Our Company

We are a competitive communications services and solutions provider guided by the principle that delivering superior service is the key to competing successfully with other communications services providers. Our primary business is providing large, medium-sized and, to a lesser extent, small business end-user customers in metropolitan areas with a package of integrated communications services that includes local and long distance voice, data, and broadband Internet access services. At June 30, 2009, we had in service 223,311 digital T1 transmission lines, which represented the equivalent of 5,359,464 access lines, for over 47,000 business customers in a service area encompassing 82 of the country’s top 100 metropolitan statistical areas. We generated revenues of approximately $1.6 billion for 2008 and approximately $794.4 million for the six months ended June 30, 2009.

We focus our network services marketing efforts on medium-sized and large businesses and institutions. By focusing our marketing efforts on these larger businesses and institutions that have significant communications needs, we believe that we achieve a competitive advantage over larger carriers that target a broad cross-section of residential, business and institutional customers. Our focus on providing superior customer service begins with the sales process. Our management emphasizes the importance of attracting, training, motivating and retaining skilled sales professionals. When meeting with a potential customer, members of our sales force rely on our internally-developed proprietary software to tailor services packages and pricing to meet the particular needs of each customer. Our sales force is supported by sales engineers and account development representatives who facilitate the initial provisioning of services and develop customer relationships that we seek to strengthen over time. We believe that our tailored pricing and service offerings and our dedicated account development programs are significant factors in customer retention.

We emphasize network technology as an element of our business strategy to the extent that this element supports our delivery of high-quality and reliable service. We have deployed a flexible and reliable “open technology” network that allows us to support newer technologies, including service offerings based on Internet Protocol, or “IP.” In addition, this network design allows us to offer our customers flexible technological solutions, reduce our total capital investments and apply increased capital to our sales and customer service support systems.

Our Strengths

We believe that the following strengths will help us to execute our strategy:

•

Our focus on medium-sized and large businesses and institutions that have significant communications needs, require complex integrated services and value superior customer support. We believe that our target customers most frequently make their communications purchase decisions based on a combination of factors in which the quality of customer service is as important as service offerings and price.

By focusing on these customers, we believe that we are able to use our focus on customer service and our bundled service offerings to win new business, to minimize customer turnover and to sell an increasing number of products and services to each account as the customer relationship matures. We believe that recent consolidation in the industry has resulted in these customers being underserved by many of the larger carriers. Our customer base is characterized by low turnover and high monthly recurring revenue.

•

Our experienced direct sales force and effective distribution channels. We market our services through our direct sales force and through independent sales agents located throughout our markets. Our direct sales force and agents work closely with potential and existing customers to design tailored services bundles that meet unique and evolving customer needs. Our technology enables our sales force to identify and acquire targeted customers rapidly and to tailor and price a variety of service choices to match a customer’s specific requirements. We seek to hire experienced sales professionals, and we supplement the experience of our employees and sales agents by providing them with intensive training in our service offerings and in marketing our services in selected industry sectors. We seek to motivate and retain our sales employees, sales agents and agent support personnel with commissions and, with respect to our sales employees, long-term equity incentives. Our employee-oriented focus helps to foster a motivated sales force that we believe is essential to providing superior customer service.

•

Our broad-based, asset-rich, multi-platform network. We maintain one of the largest competitive networks nationwide, with approximately 19,100 route miles of fiber, including over 5,700 metro route miles, totaling approximately 1,550,000 fiber miles of physical transport at June 30, 2009. In addition, we manage a broad-based network with both traditional analog and next generation IP-switching intelligence at the core of our network, facilitating our provision, at June 30, 2009, of a wide range of sophisticated solutions offerings in 82 of the top 100 metropolitan statistical areas nationwide. This network enables us to provide flexible and customer-specific solutions while maintaining significant control over the quality and consistency of service. We believe that the flexibility and reliability of our existing network allows us to provide a superior customer experience at a reasonable price. As part of our network strategy, we connect our customers to our network primarily by leasing “special access” digital T1 transmission lines that we believe facilitate very fast installation times and decreased customer outages. We lease a significant portion of these special access lines through competitively priced bulk purchase agreements with other communications companies and internally manage the service quality on those lines through our multiple network operations centers.

•

Our proven management team. Our management team has an established track record of accomplishments in the communications industry. Several members of our senior management team and a significant number of additional individuals whom we have employed since we commenced operations in 1998 previously worked together for several years at ACC Corp., which was the first competitive carrier to use a similar network deployment strategy to ours of leasing, rather than building, telephone and data transmission lines. Our executive officers have an average of over 15 years of experience in the telecommunications industry and are experienced in the integration of acquired businesses.

Our Strategy

Our objective is to be the most customer- and employee-oriented communications services provider to medium-sized and large businesses and institutions in our markets. To accomplish this objective, we seek to:

•

Provide superior service and customer care through a highly motivated and committed workforce. We believe that our target customer base, which is composed primarily of medium-sized and large businesses and institutions, is often underserved by traditional telephone companies. Based on our experience, we also believe that many communications providers continue to focus primarily on the technology associated with delivering access, transport and basic voice and Internet access services, rather than on the customer service and consultative sales relationships that attract and retain customers and support the delivery of those services. We seek to gain a competitive advantage and differentiate ourselves from other carriers by building long-term customer relationships based on providing consistent and superior customer service. We believe that our dedicated employee base, employee training programs, billing and back office systems, customer service response teams and reliable network connections provide us with this competitive advantage. We seek to provide incentives to our dedicated workforce, which totaled approximately 3,665 employees at June 30, 2009, through an attractive combination of cash compensation, equity ownership, other benefits, employee recognition awards and a flexible work environment. We believe that this blend of incentives attracts committed, motivated and loyal employees who strive to deliver high levels of service to promote customer satisfaction.

•

Offer a broad range of advanced and traditional communications services. We offer a flexible variety of network services, including our local and long distance voice services and our integrated data services, as an integrated package that is delivered over the same digital transmission lines. In addition, our flexible network enables us to provide advanced IP-based offerings, such as Voice over Internet Protocol, or “VoIP,” services and MultiProtocol Label Switching Virtual Private Network, or “MPLS VPN,” services. We attempt to augment our network services bundle with value-added integrated solutions, such as our proprietary telecommunications management software applications and our network integration offerings, that help to differentiate our services bundle from the services of our competitors and often to attract new customers. As a result, our customers frequently are able to fulfill their communications services requirements through one point of contact and receive a monthly statement of charges for a full range of communications services on one integrated bill.

•

Work closely with customers to develop end-to-end communications solutions tailored to their particular needs. We believe that our sales and service approach, in which we consult with our customers to design services customized to meet their particular needs, is an effective strategy for attracting and retaining customers with complex communications needs. We have established local sales offices and hired sales personnel in each of our markets to provide an experienced, local account management team that offers face-to-face sales and personalized client care for our entire service offering. We believe that our service-driven customer relationship strategy results in high levels of customer satisfaction and will lead to an increase in demand for our services. By serving the specific needs of customers in several industries, we believe we are well-equipped to attract new customers in those industries and to sell additional services to existing customers.

•

Use existing customer base and industry expertise to introduce new products and services and to expand selectively into new markets. We use relationships with our customers in existing markets to introduce new products and services. We believe that our close relationships with our customers and our dedication to customer service fosters an environment for the introduction of new products and services that we believe may benefit the customer. We also seek to penetrate markets further and expand our network services business into new markets through our integrated solutions offerings. We frequently use these offerings to establish new customer relationships. Once a customer has purchased one of our offerings, our goal is to become the provider of choice for all of that customer’s communications needs by providing superior customer support. As we offer and sell our integrated solutions on a stand-alone basis to customers outside of our markets when we believe it is economically or strategically advantageous, we seek to use these customers as reference accounts to increase penetration of existing geographic markets and industries with our network services and to expand into new geographic markets and industries.

•

Selectively supplement internal growth through targeted acquisitions. To supplement our internal growth, we have pursued an acquisition strategy focused on acquisition candidates that fulfill one or more key objectives. The objectives include increasing our penetration of current markets, expanding into new markets, augmenting the geographic scope of our network fiber-based assets (primarily in high density markets), and enhancing our ability to sell and deliver value-added services. We continue to seek acquisition candidates that will add customers and cash flow to our existing network services business or that will enhance our operating efficiencies by lowering access costs through the provision of fiber-based assets. In accordance with this strategy, we focus our acquisition efforts on other competitive carriers, on local and long distance providers, on enhanced service providers, on network integrators and on equipment solution providers. From time to time, we may consider selective acquisitions of those types of businesses that we believe will enhance our package of service offerings, increase our customer base and bring experienced back office, technical and customer service personnel to our company.

Our Corporate Information

PAETEC Holding Corp. was incorporated in Delaware in August 2006, and its predecessor, PAETEC Corp., was incorporated in Delaware in 1998. PAETEC Holding Corp. is a holding company that conducts its operations through wholly-owned subsidiaries. Our principal executive offices are located at One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, and our main telephone number at that address is (585) 340-2500. We maintain our general corporate web site at www.paetec.com. The contents of our website are not a part of this prospectus.

The Exchange Offer

On June 29, 2009, we completed the offering of $350,000,000 aggregate principal amount of our 8 7/8% Senior Secured Notes due 2017. The offering was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, or “Securities Act.” As part of the offering, we entered into a registration rights agreement with the initial purchasers of such notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for such notes. Below is a summary of the exchange offer.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our 8 7/8% Senior Secured Notes due 2017, which have been registered under the Securities Act and which we refer to as the “exchange notes,” for each $1,000 principal amount of our outstanding, unregistered 8 7/8% Senior Secured Notes due 2017, which we issued on June 29, 2009, and which we refer to as the “original notes.” Unless we specify otherwise or the context indicates otherwise, we refer to the exchange notes and the original notes together as the “notes.”

To be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $350,000,000 aggregate principal amount of original notes outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales of Exchange Notes	Based on interpretations by the staff of the Securities and Exchange Commission, or “SEC,” in no-action letters issued to third parties with respect to other transactions, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•

you are not our affiliate within the meaning of Rule 405 under the Securities Act, which defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person.

If you do not satisfy the foregoing conditions, in the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements, you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange notes issued in the exchange offer. We have agreed in a registration rights agreement that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the date of this prospectus and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. For additional information, see “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on November 2, 2009, unless extended by us.

Withdrawal Rights	You may withdraw tenders of the original notes at any time prior to the expiration of the exchange offer. For additional information, see “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may waive in our sole discretion. For additional information, see “The Exchange Offer—Conditions to the Exchange Offer.” The exchange offer is not conditioned upon the exchange of any minimum principal amount of original notes.

Procedures for Tendering Original Notes	If you wish to accept the exchange offer, you must (1) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions in this prospectus, and (2) mail or otherwise deliver the executed letter of transmittal, together with the original notes and any other required documents, to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold original notes through The Depository Trust Company, or “DTC,” and wish to accept the exchange offer, you must do so pursuant to DTC’s procedures. For additional information, see “The Exchange Offer—Procedures for Tendering.”

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, we urge you to contact promptly the person or entity in whose name your original notes are registered and instruct that person or entity to tender on your behalf. If you wish to tender original notes in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of your original notes in your name or obtain a properly completed bond power from the person or entity in whose name your original notes are registered. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent (or comply with the procedures for book-entry transfer) prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures.”

Taxation	The exchange pursuant to the exchange offer will generally not be a taxable event for U.S. federal income tax purposes. For additional information, see “U.S. Federal Income Tax Considerations—Exchange of Original Notes for Exchange Notes.”

Consequences of Failure to Exchange	If you do not exchange your original notes, they will remain entitled to the rights and subject to the limitations contained in the indenture governing the notes. Following the exchange offer, however, all outstanding original notes will continue to be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act or to pay contingent increases in interest based on our original registration obligation.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	The Bank of New York Mellon is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed in “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The exchange offer relates to the exchange of up to $350,000,000 principal amount of original notes for an equal principal amount of exchange notes. The terms of the exchange notes will be substantially identical to the terms of the original notes, except the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes. The exchange notes will evidence the same indebtedness as the original notes which they will replace. Both the original notes and the exchange notes are governed by the same indenture.

Issuer	PAETEC Holding Corp.

Notes Offered	$350,000,000 aggregate principal amount of 8 7/8% Senior Secured Notes due 2017.

Maturity Date	June 30, 2017.

Interest Payment Dates	June 30 and December 31 of each year, commencing on December 31, 2009.

Guarantees	The exchange notes will be guaranteed on a senior secured basis by each of our domestic restricted subsidiaries in existence on the issue date of the original notes and by all of our domestic restricted subsidiaries thereafter, other than certain excluded subsidiaries. The guarantees of the exchange notes will rank equally in right of payment with the guarantees of our existing senior secured credit facilities and our existing 9.5% Senior Notes due 2015, which we refer to as the “9.5% senior notes.”

Ranking	The exchange notes will be the general senior obligations of PAETEC Holding Corp. and will rank equally in right of payment with all of PAETEC Holding Corp.’s existing and future senior indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. The exchange notes will be effectively senior to all of PAETEC Holding Corp.’s existing and future senior unsecured indebtedness to the extent of the collateral securing the exchange notes.

The guarantee of the exchange notes by each subsidiary guarantor will be the general senior obligation of that subsidiary guarantor and will rank equally in right of payment with all of the subsidiary guarantor’s existing and future senior indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. Each guarantee will be effectively senior to all of the applicable subsidiary guarantor’s existing and future senior unsecured indebtedness to the extent of the collateral securing the guarantee.

As of June 30, 2009, following the closing of the offering of the original notes and our use of the net offering proceeds to repay outstanding term loans under our existing senior secured credit facilities, we had $941.5 million in aggregate principal amount of senior indebtedness outstanding, $641.5 million of which was secured indebtedness.

Optional Redemption	We may redeem some or all of the exchange notes, at any time before June 30, 2013, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, together with accrued and unpaid interest. We may redeem some or all of the exchange notes, at any time on or after June 30, 2013, at the redemption prices described in this prospectus, together with accrued and unpaid interest.

Before June 30, 2012, we may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more equity offerings, except that at least 65% of the principal amount of the notes initially issued must remain outstanding immediately after giving effect to such redemption. For additional information, see “Description of the Exchange Notes—Optional Redemption.”

Mandatory Offers to Purchase	If we experience certain kinds of changes of control, we must offer to purchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest. For additional information, see “Description of the Exchange Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control.”

If we sell certain of our assets and do not apply the net proceeds to repay indebtedness under our senior secured credit facilities, the notes or other indebtedness secured on a first-priority basis or to reinvest in our business, we must offer to purchase the exchange notes at 100% of their principal amount, plus accrued and unpaid interest. For additional information, see “Description of the Exchange Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The indenture governing the exchange notes contains certain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on, redeem or repurchase our capital stock;

•	make investments or repay subordinated indebtedness;

•	engage in sale-leaseback transactions;

•	enter into transactions with affiliates;

•	sell assets;

•	create liens;

•	create restrictions on dividend and other payments to us from our subsidiaries;

•	issue or sell stock of subsidiaries; and

•	engage in a merger, sale or consolidation.

All of the covenants are subject to a number of important qualifications and exceptions that are described under “Description of the Exchange Notes.”

Security for the Notes	The exchange notes and the guarantees will be secured on a first-priority basis, equally and ratably with our senior secured credit facilities and any future pari passu secured obligations, subject to permitted liens, by substantially all of our assets. For additional information, see “Description of the Exchange Notes—Security.”

Original Issue Discount	Because the original notes were issued with original issue discount, or “OID,” for U.S. federal income tax purposes, the exchange notes will be treated as having been issued with OID. U.S. holders generally will be required to include such OID in their income as it accrues for U.S. federal income tax purposes in advance of the receipt of any payment on the exchange notes to which the income is attributable. For additional information, see “U.S. Federal Income Tax Considerations—Consequences to U.S. Holders.”

RISK FACTORS

Before you participate in the exchange offer, you should carefully consider the various risks of the investment, including the risks described below, together with all of the other information included or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, financial condition or operating results could be adversely affected. These risks also could materially adversely affect our ability to meet our obligations under the exchange notes. You could lose all or part of your investment in, and the expected return on, the exchange notes.

Risks Related to Investing in the Exchange Notes

Our significant level of debt and interest payment obligations may limit our ability to compete, expose us to interest rate risk to the extent of our variable-rate debt and prevent us from meeting our obligations under the exchange notes.

As of June 30, 2009, following the closing of the offering of the original notes and our use of the net offering proceeds, we had $941.5 million in aggregate principal amount of senior indebtedness outstanding, of which $350 million consisted of the original notes, $300 million consisted of the 9.5% senior notes, and $291.5 million consisted of debt under our senior secured credit facilities. This substantial level of indebtedness could have important consequences. For example, it may:

•	make it more difficult for us to satisfy our financial obligations, including those relating to the exchange notes;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations, because a significant portion of our borrowings are at variable rates of interest;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to borrow additional funds to expand our business or alleviate liquidity constraints, as a result of financial and other restrictive covenants in our indebtedness;

•	limit our ability to refinance all or a portion of our indebtedness on or before maturity;

•	limit our ability to pursue our acquisition strategy;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage relative to companies that have less indebtedness.

Further, our interest expense could increase if interest rates increase, because a substantial portion of the borrowings under our senior secured credit facilities accrues interest at variable rates.

Covenants under the exchange notes and our other debt agreements may restrict our future operations.

Our senior secured credit facilities, the indenture governing the 9.5% senior notes and the indenture governing the exchange notes impose operating and financial restrictions that limit our discretion on some business matters, which could make it more difficult for us to expand, finance our operations and engage in other business activities that may be in our interest. These restrictions include compliance with or maintenance of certain financial tests and ratios, including a maximum consolidated leverage ratio under our credit facilities, and will limit our ability and that of our subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on, redeem or repurchase our capital stock;

•	make investments or repay subordinated indebtedness;

•	engage in sale-leaseback transactions;

•	enter into transactions with affiliates;

•	sell assets;

•	create liens;

•	create restrictions on dividend and other payments to us from our subsidiaries;

•	issue or sell stock of subsidiaries; and

•	engage in a merger, sale or consolidation.

We may incur indebtedness in addition to the foregoing indebtedness. Any additional indebtedness we may incur in the future may subject us to similar or even more restrictive conditions.

We may not be able to repay the exchange notes and our other indebtedness if we do not generate sufficient cash from operations or financings.

Our ability to make payments on or to refinance our indebtedness, including the exchange notes, will depend on our ability in the future to generate cash flows from operations, which is subject to all the risks of our business, and to raise additional funds, including through the offering of equity or debt securities. We may not be able to generate sufficient cash flows from operations for us to repay our indebtedness when such indebtedness becomes due and to meet our other cash needs. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional capital on terms that may be burdensome to our company or unfavorable to the holders of the exchange notes. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time and could be limited by the restrictive covenants in our existing debt agreements. We may not be able to engage in any of these activities or engage in these activities on advantageous terms, which could cause us to default on our debt obligations.

Despite our significant level of debt, we may still be able to incur more debt, which could intensify the risks described above.

We may be able to incur significant amounts of debt in the future, subject to compliance with our existing debt agreements. Although our senior secured credit facilities, the indenture governing the 9.5% senior notes and the indenture governing the exchange notes contain restrictions on our incurrence of additional debt, we could still incur substantial debt in compliance with these restrictions. For example, the indenture governing the exchange notes will allow us to incur additional debt if our consolidated leverage ratio, after giving effect to the incurrence, is less than 5.0 to 1.0. If we incur additional debt in the future, the related risks that we face would be increased.

The indenture will permit us to form a holding company that would be permitted to take actions that may not be consistent with the best interests of the holders of the exchange notes.

The indenture governing the exchange notes permits us to form a separate holding company that would be the parent company of PAETEC Holding Corp. and its subsidiaries. If such a holding company were formed, some of the restrictive covenants contained in the indenture would apply only to PAETEC Holding Corp. and its subsidiaries and not to the new holding company. As a result, the new holding company could take actions, such as using cash for purposes unrelated to debt service, which may not be consistent with your best interests.

We may be unable to repurchase the exchange notes in the event of a change of control of the company.

Upon the occurrence of certain kinds of change of control events, you will have the right, as a holder of the exchange notes, to require us to repurchase all of your exchange notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not be able to pay you the required price for your exchange notes at that time, because we may not have available funds to pay the repurchase price. The holders of the 9.5% senior notes have the right to require us to repurchase all of those notes at the same repurchase price upon the occurrence of the same change of control event. Under our senior secured credit facilities, a change of control is an event of default that would require us to repay all amounts outstanding under the facilities. In addition, the terms of our senior secured credit facilities and of our future indebtedness may prevent us from paying you if there is a change of control of the company.

Federal and state fraudulent conveyance laws may permit a court to void the exchange notes and the subsidiary guarantees, and, if that occurs, you may not receive any payments on the exchange notes or the subsidiary guarantees.

The issuance of the exchange notes and the subsidiary guarantees may be subject to review under federal and state fraudulent conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration generally will be a fraudulent conveyance if:

•	it was paid with the intent of hindering, delaying or defrauding creditors; or

•

we or any subsidiary guarantor received less than reasonably equivalent value or fair consideration in return for issuing either the exchange notes or a subsidiary guarantee, as applicable, and either:

•	we or the subsidiary guarantor was insolvent or rendered insolvent by reason of the incurrence of the debt;

•	payment of the consideration left us or the subsidiary guarantor with an unreasonably small amount of capital to carry on the business; or

•	we or the subsidiary guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay the debt.

If a court were to find that the issuance of the exchange notes or a subsidiary guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such subsidiary guarantee or subordinate the exchange notes or such subsidiary guarantee in right of payment to presently existing and future debt, or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes, may not have a claim against the subsidiary guarantor and may only be a general unsecured creditor of the company.

The subsidiary guarantees also could be subject to the claim that, because they were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could then void a subsidiary guarantor’s obligation under its subsidiary guarantee, subordinate the subsidiary guarantee in right of payment to other debt of the subsidiary guarantor or take other action detrimental to your interests as a holder of exchange notes.

We are a holding company and conduct all of our operations exclusively through our subsidiaries. Our only significant assets are the capital stock of our subsidiaries. If the subsidiary guarantees are unenforceable, your interests would be effectively subordinated in right of payment to all of our subsidiaries’ debt and other liabilities, including liabilities to trade creditors.

The value of the collateral securing the exchange notes may not be sufficient to satisfy our obligations under the exchange notes.

No appraisal of the value of the collateral was made in connection with the offering of the original notes or this offering of the exchange notes, and the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of the collateral may not be sufficient to pay our obligations under the exchange notes.

To the extent that liens securing obligations under the senior secured credit facilities, pre-existing liens, liens permitted under the indenture governing the exchange notes and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties, encumber any of the collateral securing the exchange notes and the guarantees, the parties with rights under such liens have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the trustee under the indenture or the holders of the exchange notes to realize or foreclose on the collateral.

There may not be sufficient collateral to pay off all amounts we may borrow under our senior secured credit facilities, the exchange notes and, subject to restrictions on our ability to incur debt and liens under our senior secured credit facilities and the indenture governing the exchange notes, additional debt that we may incur that would be secured on the same basis as the exchange notes. Consequently, liquidating the collateral securing the exchange notes may not result in proceeds in an amount sufficient to pay any amounts due under the exchange notes. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against our and the subsidiary guarantors’ remaining assets.

In most cases we will have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the exchange notes and the guarantees.

The documents relating to the collateral securing the exchange notes and the guarantees allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral.

In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939, or “Trust Indenture Act,” if we determine, in good faith based on advice of counsel, that, under the terms of that section and/or any interpretation or guidance as to the meaning thereof by the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments, including repayments of indebtedness.

There are circumstances other than repayment or discharge of the exchange notes under which the collateral securing the exchange notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the exchange notes will be released automatically, including:

•	upon a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture.

In addition, although the exchange notes will initially be secured by the pledge of the capital stock of our subsidiaries, the pledge of any such subsidiary will be released to the extent that separate financial statements of the subsidiary would be required pursuant to Rule 3-16 of Regulation S-X under the Securities Act in connection with the filing of the registration statement of which this prospectus forms a part, or of any other registration statement related to the exchange notes. Further, the guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

The indenture also will permit us to designate one or more of our restricted subsidiaries that is a guarantor of the exchange notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the exchange notes by such subsidiary or any of its subsidiaries will be released under the indenture, but not necessarily under our senior secured credit facilities. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the exchange notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of any such unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of the unrestricted subsidiary and its subsidiaries.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the exchange notes and the guarantees, and there are other categories of property that also are excluded from the collateral.

The indenture governing the exchange notes permits liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and any assets subject to such liens will be automatically excluded from the collateral securing the exchange notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to the limitations specified in the indenture. In addition, certain categories of assets are excluded from the collateral that will secure the exchange notes and the guarantees. If an event of default occurs and payment of the exchange notes is accelerated, the exchange notes and the guarantees will rank equally in right of payment with the other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded assets.

The pledge of the capital stock of our subsidiaries that will secure the exchange notes will automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock would require the filing of separate financial statements with the SEC for that subsidiary.

The exchange notes and the guarantees will be secured by a pledge of the capital stock of each of our domestic restricted subsidiaries in existence on the issue date of the original notes and by all of our domestic restricted subsidiaries thereafter, other than certain excluded subsidiaries. Under SEC regulations in effect as of the issue date of the original notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock or other securities of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, separate financial statements of the subsidiary would have to be filed with the SEC. Therefore, the indenture and the collateral documents governing the exchange notes provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure the exchange notes would require separate financial statements of the subsidiary to be filed with the SEC pursuant to Rule 3-16 of Regulation S-X under the Securities Act, as in effect from time to time.

As a result, holders of the exchange notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the exchange notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities. As a result, the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

The rights of holders of exchange notes to the collateral securing the exchange notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The trustee or the collateral agent for the exchange notes may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the exchange notes against third parties. A failure to do so may result in the loss of the security interest therein or the priority of the security interest in favor of the exchange notes against third parties.

In addition, the security interest of the collateral agent for the exchange notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the exchange notes will not be entitled to the collateral or any recovery with respect to the collateral. The collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease.

Even though the holders of the exchange notes will benefit from a first-priority lien on the collateral that secures our senior secured credit facilities, the representative of the lenders under the credit facilities will initially control actions with respect to that collateral.

The rights of the holders of the exchange notes with respect to the collateral that will secure the exchange notes on a first-priority basis will be subject to a first lien intercreditor agreement among all holders of obligations secured by that collateral on a first-priority basis, including the obligations under our senior secured credit facilities. Under the intercreditor agreement, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control such proceedings and to approve amendments to or releases of such collateral from the lien of, and waive past defaults under, the documents relating to such collateral, will be at the direction of the authorized representative of the lenders under our senior secured credit facilities until (1) our obligations under our senior secured credit facilities are discharged (which discharge will not include certain refinancings of our senior secured credit facilities) or (2) 90 days after the occurrence of an event of default under the indenture governing the exchange notes, if the authorized representative of the holders of the notes represents the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than our senior secured credit facilities) and has complied with the applicable notice provisions.

However, even if the authorized representative of the notes gains the right to direct the collateral agent in the circumstances described in clause (2) above, the authorized representative must stop doing so (and those powers with respect to the collateral would revert to the authorized representative of the lenders under our senior secured credit facilities) if the lenders’ authorized representative has commenced and is diligently pursuing enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether our company or the applicable subsidiary guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding.

In addition, our senior secured credit facilities and the indenture governing the exchange notes permit us to incur additional indebtedness that also has a first-priority lien on the same collateral. At any time that the representative of the lenders under our senior secured credit facilities does not have the right to take actions with respect to the collateral under the first lien intercreditor agreement, that right will pass to the authorized representative of the holders of the next largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral. If we incur additional indebtedness secured by a first-priority lien in the future in a greater principal amount than the principal amount of the notes, the authorized representative for that additional indebtedness, rather than the authorized representative for the notes, would be next in line to exercise rights under the first lien intercreditor agreement.

Under the first lien intercreditor agreement, the authorized representative of the holders of the notes may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the shared collateral to secure that financing, subject to conditions and limited exceptions. After such a filing, the value of this collateral could materially deteriorate, and holders of the exchange notes would be unable to raise an objection.

The collateral that will secure the exchange notes and guarantees on a first-priority basis also will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may be accepted by the authorized representative of the lenders under our senior secured credit facilities during any period in which such authorized representative controls actions with respect to the collateral under the first lien intercreditor agreement. The initial purchasers of the original notes neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, and the existence thereof could adversely affect the value of the collateral that will secure the exchange notes, as well as the ability of the collateral agent for the exchange notes to realize or foreclose on such collateral for the benefit of the holders of the exchange notes.

The collateral securing the exchange notes may be diluted under certain circumstances.

The collateral that will secure the exchange notes also secures our obligations under our senior secured credit facilities. This collateral may secure on a first-priority basis additional senior indebtedness that we incur in the future, subject to restrictions on our ability to incur debt and liens under our senior secured credit facilities, the indenture governing the 9.5% senior notes and the indenture governing the exchange notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured on a first-priority basis by this collateral.

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the exchange notes and the guarantees.

In the event of our bankruptcy, the ability of the holders of the exchange notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the exchange notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from disposing of security repossessed from such a debtor without such approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given “adequate protection.”

The meaning of the term “adequate protection” may vary according to the circumstances, but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case, and may include cash payments or the granting of additional security if and at such times as the court, in its discretion, determines that a diminution in the value of the collateral occurs as a result of the stay of repossession or the disposition of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the trustee under the indenture for the exchange notes could foreclose upon or sell the collateral or whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Moreover, the collateral agent and the trustee for the exchange notes may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect of the collateral if it does not receive indemnification to its satisfaction from the holders of the exchange notes.

You may find it difficult to sell your exchange notes because no active trading market for the exchange notes exists. If an active trading market does not develop for the exchange notes, you may not be able to resell them.

The exchange notes are a new issue of securities with no established trading market, and we do not intend to list the exchange notes on any securities exchange. The initial purchasers of the original notes have informed us that they intend to make a market in the exchange notes after the completion of this offering. However, the initial purchasers are not obligated to do so and may cease their market-making activities at any time. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for fixed income securities or in prevailing interest rates, changes in our financial performance or prospects or in the prospects for companies in our industry in general, and other factors, including general economic conditions. As a result, an active trading market may not develop for the exchange notes. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all.

The market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruption could adversely affect the value of the exchange notes.

Changes in the public debt ratings of the exchange notes may materially and adversely alter the availability, the cost and the terms and conditions of our debt.

The exchange notes will be, and any of our future debt instruments may be, publicly rated by Moody’s Investors Service Inc., or “Moody’s,” and Standard & Poor’s Rating Services, or “S&P,” which are independent rating agencies. These public debt ratings may affect our ability to incur debt in the future. Any future downgrading of the exchange notes or our other debt instruments by Moody’s or S&P may affect the cost and terms and conditions of our financings and could adversely affect the value and trading of the exchange notes.

Risks Related to Our Business

PAETEC’s business is subject to a variety of risks, including the following:

Deterioration in the global economy has had, and may continue to have, a negative impact on PAETEC’s business.

PAETEC believes that the financial and economic pressures faced by its business customers in the current environment of diminished consumer spending, corporate downsizing and tightened credit have had, and may continue to have, an adverse effect on billable minutes of use and on customer attrition rates, and have resulted in and may continue to result in increased customer demands for price reductions in connection with contract renewals. For the remainder of 2009, PAETEC expects economic conditions to deteriorate further, and as a result, it anticipates an increase in uncollectible accounts and bad debt expense.

PAETEC relies on other carriers to provide it with critical parts of its network under a regulatory framework that may change.

PAETEC must interconnect and lease from incumbent carriers special access digital T1 transmission lines and unbundled network element, or “UNE,” digital T1 transmission lines and other elements to connect substantially all of its end-user customers to its network. To obtain these lines and, accordingly, to provide voice and data services, PAETEC depends on existing laws and regulations that require incumbent local exchange carriers to lease these special access digital T1s, UNE T1s and other network elements to competitive carriers. Regulatory developments may reduce the extent to which incumbent carriers are required to lease these network facilities to PAETEC or may permit incumbent carriers to increase the prices they charge for such lines or impose unacceptable terms and conditions. Changes in law or regulation could limit or terminate PAETEC’s affordable access to the network components it needs to provide voice and data services.

If PAETEC cannot continue to interconnect with and obtain key network elements and special access services from some of its primary competitors on acceptable terms, it may not be able to offer its local voice and data services on a profitable basis, if at all.

PAETEC will not be able to provide its local voice and data services on a profitable basis, if at all, unless it is able to continue to interconnect with and obtain key network elements and special access service from some of PAETEC’s primary competitors on acceptable terms. To offer local voice and data services in a market, PAETEC must connect its network with the networks of the incumbent carrier in that market. This relationship is governed by interconnection agreements between the incumbent carrier and PAETEC that are based on provisions of the Telecommunications Act of 1996 obligating incumbent carriers to interconnect with competitive carriers and provide them with access to various network elements. Access to “last mile” special access digital T1 transmission lines is governed by each incumbent local exchange carrier’s special access tariffs. These tariffs can be changed and the prices for the services increased. Interconnection agreements can be terminated or expire and thereby require renegotiation and renewal. In addition, changes in law or regulation that limit or narrow any of these obligations of the incumbent carrier would require modification of interconnection agreements to reflect the changes. If PAETEC is not able to renegotiate or enter into interconnection agreements on terms that are acceptable to it, or obtain special access services on competitive terms, or if there is a change in law or regulation that limits or narrows the obligation of the incumbent carrier to provide access to competitive carriers, PAETEC’s cost of doing business could increase and its ability to compete could be impeded.

The outcome of the pending FCC rulemaking proceeding that is reviewing the framework for intercarrier compensation could have a material adverse effect on PAETEC’s operating results.

Significant changes to the current rules governing intercarrier compensation could have a material adverse effect on PAETEC’s collection and payment of reciprocal compensation and access fees. Intercarrier compensation, including exchange access and reciprocal compensation, currently is the subject of several ongoing interrelated proceedings before the Federal Communications Commission, or “FCC,” designed to reform the way in which carriers and service providers pay other carriers and providers for the use of their respective networks. There is no clear consensus as to when or how the rules governing intercarrier compensation will be reformed. Whether and how intercarrier compensation reform will affect PAETEC and other carriers therefore remains unclear, but such reform could have a negative impact on PAETEC’s business and operating results.

PAETEC’s business is subject to a variety of risks based on its dependence on regulations that continue to change.

Most of the network services and carrier services that PAETEC provides are subject to regulation and may be adversely affected by regulatory developments at the federal, state and local levels. The regulations, for example, can affect the types of services PAETEC may offer, the rates PAETEC is permitted to charge for its services and for the use of its network by other carriers, the manner in which PAETEC may bill its customers and the rates PAETEC must pay others for their services and for the use of their networks. In addition, the regulations may impose specific operational or compliance requirements related to the protection of customer proprietary network information, capability to associate a physical address with a calling party’s telephone number, referred to as “E-911,” or cooperation with law enforcement officials engaged in lawful communication intercept or monitoring activities. All of these requirements may reduce the revenue PAETEC generates from its operating activities or increase its operating costs. Federal and state regulations also determine the level of contribution payments PAETEC must make to the federal Universal Service Fund and other federal and state telecommunications subsidy programs, as well as the terms under which it may use any rights of way necessary for the operation of its business. If PAETEC fails to comply with applicable regulations, or if the regulations change in a manner adverse to PAETEC, its business and operating results may suffer.

If PAETEC is required to reduce the prices it charges for some or all of its network services, PAETEC’s profitability may be negatively affected and its ability to continue to generate positive cash flows from operations may be diminished.

PAETEC may be required to reduce the prices it charges for some or all of its network services for the following reasons, which could adversely affect its profit margins and its ability to generate positive cash flows from operations:

•

the incumbent carriers in the markets PAETEC serves already offer a bundle of local, long distance and data services that is the same as or similar to, and in some cases more robust than, the bundle of services that PAETEC offers;

•

PAETEC’s current and potential customers are increasingly using Voice over Internet Protocol, or “VoIP,” which could, for example, reduce or eliminate long distance revenues generated by those customers;

•

the mergers between AT&T Inc. and SBC Communications, Inc., between MCI, Inc. and Verizon Communications Inc., and between AT&T and BellSouth Corporation may provide these carriers with significant operating efficiencies and substantial marketing, financial and technical resources as they compete with PAETEC;

•

regulatory authorities generally have decreased their oversight of incumbent carriers and from time to time are asked to forbear from applying a range of regulations to incumbent carriers, which may increase the benefits these companies experience from their longstanding customer relationships and greater financial and technical resources, and may increase their ability to reduce prices for local and other network services by offsetting those reductions with revenue or profits generated by unrelated businesses, products or services; and

•

regulatory authorities recently have permitted incumbent carriers to exercise pricing flexibility in setting the rates they charge for some of the network services that PAETEC also provides, rather than requiring the carriers to charge set rates.

Industry consolidation and realignment may increase PAETEC’s costs.

Before their respective mergers, AT&T and MCI offered some network services and elements in competition with the incumbent carriers. The mergers between AT&T and SBC, between MCI and Verizon and between AT&T and BellSouth, however, could significantly increase the cost of the high-speed circuits PAETEC must lease to connect its customers to PAETEC’s switching equipment by reducing the number of providers that offer those high-speed circuits. PAETEC also may incur increased circuit costs in portions of the Qwest Corporation region, where these large incumbents may not have a significant presence. Such a development could decrease the competitive pressure on other carriers to maintain low rates for these circuits. The expansion of operations of medium-sized incumbent carriers into markets served by PAETEC, either through merger or the sale of exchanges by a regional Bell operating company, or “RBOC,” to a smaller incumbent carrier, may negatively affect PAETEC’s operations if the non-RBOC incumbent carrier has less sophisticated systems and more costly terms for interconnection and access to last mile facilities.

If PAETEC is unable to manage its business effectively, PAETEC’s prospects for profitable operations will be harmed.

To achieve and sustain operating profitability, PAETEC is required to generate revenue growth, control expenses and otherwise manage its business efficiently. This places significant demands on PAETEC’s management and other employees, its operational and financial systems, and its internal controls and procedures. If PAETEC fails to manage its operations effectively, PAETEC may experience higher costs of operations, a decline in service quality, the loss of customers, and other limitations that would adversely affect PAETEC’s prospects for profitable operations.

If PAETEC does not compete effectively in the highly competitive market for network services, it could lose customers and revenue and may face more difficulties as it expands in existing markets and enters new markets.

The telecommunications industry is highly competitive, particularly with the advent of new technologies replacing traditional public switched telecommunications networks in favor of services transmitted over the Internet. This increased level of competition could diminish PAETEC’s market share and affect PAETEC’s ability to expand PAETEC’s business. PAETEC will compete with current and potential market entrants, including:

•	AT&T, Qwest and Verizon, which are the large, former monopoly local telephone companies and their successors; and

•	other competitive carriers, competitive access providers, Internet service providers and stand-alone VoIP providers.

Many of the competitors identified above have significantly greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than PAETEC. Additionally, some of these competitors are currently subject to substantially less regulation than competitive and incumbent carriers and claim to be exempt from a number of taxes and regulatory charges that PAETEC is required to pay. As a result, compared to PAETEC, the company’s competitors may be able to develop and expand their network infrastructures and services offerings more efficiently or more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisitions and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services. Further, they may succeed in developing and expanding their communications and network infrastructures more quickly than PAETEC.

PAETEC faces price competition in the market for network services and, as a result, may not be able to sustain operating profitability, maintain adequate market share or achieve significant revenue growth.

The demand for PAETEC’s services may not exist at prices that will enable it to maintain adequate market share or achieve significant revenue growth. In response to competition from incumbent carriers, and providers using new technologies, including VoIP, competitive carriers like PAETEC have reduced the prices they charge for their network services in recent years. Moreover, in light of the mergers between AT&T and SBC, between MCI and Verizon, and between AT&T and BellSouth, PAETEC faces price and service competition with respect to its network services from these incumbents, which are the largest incumbent carriers in the United States, as well as from other large established telephone companies that are the dominant competitors in all of PAETEC’s service areas. PAETEC expects to continue experiencing an overall increase in downward pricing pressures, particularly with respect to its network services, due to competition, volume-based pricing and other factors.

PAETEC’s ability to reduce its prices may be limited by its reliance on some of its principal competitors to provide key network elements that PAETEC needs to provide network services. In addition, if regulatory authorities were to prohibit PAETEC from including specified types of additional charges on bills for network services to offset expenses that PAETEC may incur, PAETEC could be required to increase its base prices for network services above competitive levels.

An inability to market and develop additional services may adversely affect PAETEC’s ability to retain existing customers or attract new customers.

PAETEC offers local, long distance, data, Internet, VoIP and other telecommunications services. To address the future needs of PAETEC’s customers, PAETEC will need to market and develop additional services. PAETEC may not be able to continue to provide the range of telecommunications services that PAETEC’s customers need or seek. PAETEC may lose some of its customers or be unable to attract new customers if it cannot offer these services.

Changes in technology, service offerings and customer preferences could affect PAETEC’s ability to compete in the marketplace for telecommunications and information services.

PAETEC faces rapid and significant changes in technology. PAETEC’s ability to retain existing customers and attract new customers will be impaired if PAETEC is unable to deliver new technologies and services that have significant customer acceptance, to adopt those new technologies and offer those new services in a timely and effective manner, and to compete successfully against other service providers that introduce the same or similar new technologies and offer substantially similar new services. The telecommunications industry has changed significantly over the past several years and is continuing to evolve rapidly. Emerging technologies and services, such as VoIP applications, broadband services and advanced wireless offerings, are altering the economic conditions under which the telecommunications and information services industry operates. New technologies also could lead to the development of new, more convenient and cost-effective services. In addition, the preferences and requirements of customers are rapidly changing. For example, telecommunications customers are increasingly using wireless forms of communication, such as handheld Internet-access devices and mobile phones. The use of wireless communications has resulted in a decline in the volume of voice traffic carried by traditional wireline telecommunications networks and likely has resulted in a decrease in the average minutes of use generated by customers of wireline communications services providers, including PAETEC. We expect this trend to continue.

The development and offering of new services in response to new technologies or consumer demands may require PAETEC to increase its capital expenditures significantly. In addition, new technologies may be protected by patents or other intellectual property laws and therefore may be available only to PAETEC’s competitors and not to PAETEC.

PAETEC may not be able to compete effectively if it is unable to install additional network equipment or to convert its network to more advanced technology.

PAETEC’s long-term business strategy may require it to convert its existing network to a network using more advanced technology. PAETEC may not have or be able to raise the significant capital that a conversion may require, or be able to complete the installation of additional network equipment and the conversion to more advanced technology in a timely manner, at a commercially reasonable cost or at all. PAETEC also may face technological problems that cannot be resolved. If PAETEC is unable successfully to install or operate new network equipment or to convert its network to a network using more advanced technology, PAETEC may not be able to compete effectively, and PAETEC’s results of operations could be adversely affected.

PAETEC may experience difficulty integrating the businesses and operations of recently acquired companies and may fail to realize the anticipated benefits of those acquisitions.

PAETEC’s future success will depend in significant part on its ability to realize the cost savings, operating efficiencies and new revenue opportunities that it expects to result from the integration of PAETEC’s business with the businesses of McLeodUSA and US LEC. PAETEC’s operating results and financial condition will be adversely affected if it is unable to integrate successfully the operations of PAETEC with McLeodUSA and US LEC, fails to achieve or achieve on a timely basis such cost savings, operating efficiencies and new revenue opportunities, or incurs unforeseen costs and expenses or experiences unexpected operating difficulties that offset anticipated cost savings. The integration of McLeodUSA, in particular, may continue to involve, among other matters, integration of sales, marketing, billing, accounting, quality control, management, personnel, payroll, regulatory compliance, network infrastructure and other systems and operating hardware and software, some of which may be incompatible and therefore may need to be replaced.

If PAETEC does not successfully implement its acquisition strategy, its acquisition of other businesses could harm PAETEC’s results of operations and financial condition.

As part of PAETEC’s growth strategy, PAETEC seeks to supplement internal expansion through targeted acquisitions. PAETEC is subject to various risks in connection with any acquisitions or series of acquisitions, including the risks that PAETEC:

•

may be unable to realize anticipated cost savings or operating efficiencies, to retain skilled management, technical, sales and back office personnel of acquired companies, to maintain uniform standards, controls, procedures and policies throughout all of its acquired companies, or to manage successfully the risks associated with entering new geographical, customer or product markets in which it has little or no experience;

•

may suffer adverse developments in its relationships with vendors, face brand awareness issues related to the acquired assets or customers, be forced to limit the attention it can devote to any one acquired company, and suffer disruption of its ongoing business operations as a result of its acquisition and integration activities;

•

may encounter resistance by customers of acquired companies to PAETEC’s marketing programs, pricing levels or services and may not successfully incorporate the services of acquired businesses into PAETEC’s package of service offerings or successfully integrate the network equipment and operating support systems of acquired businesses; and

•	may experience difficulties in evaluating the historical or future financial performance of the acquired companies.

Even if acquired companies eventually contribute to an improvement in PAETEC’s operating results or financial condition, the acquisitions may adversely affect PAETEC’s operating results and financial condition in the short term. PAETEC’s operating results may decrease as a result of transaction-related expenses PAETEC records for the period in which it completes an acquisition. PAETEC’s operating results may be further reduced by the higher operating and administrative expenses PAETEC may incur in the periods immediately following an acquisition as PAETEC seeks to integrate the acquired business into its operations.

Any significant impairment of PAETEC’s goodwill would lead to a decrease in PAETEC’s assets and a reduction in its net operating performance.

At June 30, 2009, PAETEC had goodwill of approximately $300.6 million, which constituted approximately 20.7% of PAETEC’s total assets at that date. If PAETEC makes changes in its business strategy or if market or other conditions adversely affect its business operations, PAETEC may be forced to record an impairment charge, which would lead to a decrease in the company’s assets and reduction in net operating performance. For 2008, PAETEC recorded a goodwill impairment charge of $355.0 million. PAETEC tests goodwill for impairment annually or whenever events or changes in circumstances indicate an impairment may have occurred.

If the testing performed indicates that impairment has occurred, PAETEC is required to record an impairment change for the difference between the carrying value of the goodwill and the implied fair value of the goodwill in the period in which the determination is made. The testing of goodwill of impairment requires PAETEC to make significant estimates about the future performance and cash flows of the company, as well as other assumptions. These estimates can be affected by numerous factors, including changes in economic, industry or market conditions, changes in underlying business operations, future reporting unit operating performance, existing or new product market acceptance, changes in competition, or changes in technologies. Any changes in key assumptions, or actual performance compared with those assumptions, about PAETEC’s business and its future prospects or other assumptions could affect the fair value of one or more reporting units, resulting in an impairment change.

Adverse developments in the credit and capital markets may negatively affect PAETEC’s ability to raise additional capital.

Adverse conditions in the debt security and syndicated loan markets, which have significantly reduced the availability of corporate credit, are continuing to affect the global financial system and equity markets. PAETEC’s ability to access the debt and equity markets may be restricted at a time when it would like, or need, to access such markets, which could have an adverse effect on PAETEC’s flexibility to react to changing economic and business conditions. The disruptions in the financial markets have had, and may continue to have, an adverse effect on the market value of PAETEC’s common stock, which could make it more difficult or costly for the company to raise capital through an offering of its equity securities.

If PAETEC is unable to raise additional capital, its ability to expand its business and to meet its obligations will be limited.

The development and expansion of PAETEC’s network will require substantial capital investment. If PAETEC chooses to accelerate the expansion of its business, PAETEC will require additional capital. PAETEC also may require additional capital to fund payments of its indebtedness as an increasing amount of such indebtedness becomes due and payable. If PAETEC cannot successfully obtain additional equity or debt financing for necessary purposes on acceptable terms, PAETEC could be at a competitive disadvantage relative to competitors with significant capital or the ability to raise significant capital for expansion. The terms of any financing PAETEC does obtain may be burdensome to PAETEC.

PAETEC’s operating performance will suffer if it is not offered competitive rates for the access services PAETEC needs to provide its long distance services.

PAETEC depends on other telecommunications companies to originate and terminate a significant portion of the long distance traffic initiated by its network services customers. Access charges historically have made up a significant percentage of the overall cost associated with the provision of long distance service by PAETEC. If the volume of long distance traffic PAETEC carries remains substantial, its operating performance will suffer if it is not offered these access services at rates that are substantially equivalent to the rates charged to its competitors or that otherwise do not enable it to have profitable pricing of its long distance services.

Regulatory initiatives may continue to reduce the rates PAETEC is permitted to charge for some services that it provides to long distance and competing local exchange carriers.

The rates that PAETEC charges long distance service providers for originating or terminating interstate and intrastate calls initiated by their customers to customers served by its network, and for transferring calls by PAETEC’s customers onto the long distance carrier’s network, cannot exceed the rates established by federal and, in some cases, state regulatory authorities. There are several pending FCC and state regulatory proceedings addressing these rates and state legislative proposals that would mandate reductions in competitive carrier rates for these services. The outcome of these proceedings and legislative initiatives could result in a material reduction in the rates PAETEC may charge some carriers for originating and terminating long distance traffic.

Mandated reductions in switched access rates for all carriers also could adversely affect operating margins and revenues of PAETEC’s carrier services business, as PAETEC’s wholesale termination and origination services may not be offered at significantly lower cost than the reduced switched access rates. Similarly, the rates PAETEC may charge to local carriers to terminate local calls made by their customers to PAETEC’s customers are governed by state regulatory authorities and agreements between the local carriers and PAETEC. In the future, federal or state regulatory authorities may institute proceedings that could have the effect of reducing the rates PAETEC may charge local service providers for terminating local traffic. Such reductions in originating and terminating rates could have a material adverse effect on PAETEC’s business and cash flow.

If PAETEC does not continue to attract and retain qualified personnel and independent sales agents or retain its key management, PAETEC may not be able to execute its business plan.

PAETEC faces competition for qualified personnel, including management, technical and sales personnel. PAETEC also relies on a large number of independent sales agents to market and sell PAETEC’s services. If PAETEC is unable to attract and retain experienced and motivated personnel, including a large and effective direct sales force, a substantial number of independent sales agents, and qualified information technology and other back office personnel, PAETEC may not be able to obtain new customers or effectively service existing customers, or sell sufficient amounts of service to execute PAETEC’s business plan. Additionally, the loss of key management personnel could impair PAETEC’s ability to implement its acquisition integration plan and execute its business strategy, which could hinder PAETEC’s ability to sustain profitable operations.

Failure to obtain and maintain necessary permits and rights-of-way could interfere with PAETEC’s network infrastructure and operations.

To obtain and maintain rights-of-way and similar rights and easements needed to install, operate and maintain fiber optic cable and its other network elements, PAETEC must negotiate and manage agreements with state highway authorities, local governments, transit authorities, local telephone companies and other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could interfere with PAETEC’s operations, interfere with its network infrastructure and its use of that infrastructure and adversely affect PAETEC’s business. For example, if PAETEC loses access to a right-of-way, it may need to spend significant sums to remove and relocate its facilities.

PAETEC and other industry participants are frequently involved in disputes over issues that, if decided adversely to PAETEC, could harm PAETEC’s financial and operational prospects.

PAETEC anticipates that it will continue to be subject to risks associated with the resolution of various disputes, lawsuits, arbitrations and proceedings affecting PAETEC’s business. The deregulation of the telecommunications industry, the implementation of the Telecommunications Act of 1996 and the distress of many carriers in the telecommunications industry as a result of continued competitive factors and financial pressures have resulted in the involvement of numerous industry participants, including PAETEC, in disputes, lawsuits, proceedings and arbitrations before state and federal regulatory commissions, private arbitration organizations such as the American Arbitration Association, and courts over many issues that will be important to PAETEC’s financial and operational success. These issues include the interpretation and enforcement of existing interconnection agreements and tariffs, the terms of new interconnection agreements, operating performance obligations, intercarrier compensation, access charges applicable to different categories of traffic (including traffic originating from or terminating on wireless networks), the jurisdiction of traffic for intercarrier compensation purposes, the wholesale services and facilities available to PAETEC, the prices PAETEC will pay for those services and facilities, and the regulatory treatment of new technologies and services.

PAETEC’s business could suffer if third parties successfully claim that PAETEC has infringed their intellectual property rights.

The dependence of the telecommunications industry on proprietary technology has resulted in increasingly frequent litigation based on allegations of the infringement of patents and other intellectual property. PAETEC may be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others. Regardless of its merits, any intellectual property litigation could be time-consuming and costly and could divert management’s time and attention from PAETEC’s business operations.

If PAETEC is unable to maintain or enhance its back office information systems, PAETEC may not be able to increase its revenue as planned or to compete effectively.

Sophisticated back office information systems are vital to PAETEC’s revenue growth and PAETEC’s ability to monitor costs, bill customers, initiate, implement and track customer orders, and achieve operating efficiencies. To increase revenue, PAETEC must select products and services offered by third-party vendors and efficiently integrate those products and services into PAETEC’s existing back office operations. PAETEC may not successfully implement these products, services and systems on a timely basis, and PAETEC’s systems may fail to perform as the company expects. A failure or delay in the expected performance of PAETEC’s back office systems, or a failure or delay in effectively integrating the back office systems of acquired companies with PAETEC’s back office systems, could slow the pace of PAETEC’s expected revenue growth or harm PAETEC’s competitiveness by adversely affecting PAETEC’s service quality, which could lead to a loss of existing customers or a failure to attract and retain new customers.

Network failures or system breaches could cause delays or adversely affect PAETEC’s service quality, which may cause it to lose customers and revenue.

In operating its network, PAETEC must maintain connections for, and manage, a large number of customers and a large quantity of traffic at high speeds. Any failure or perceived failure to achieve or maintain high-speed data transmission could significantly reduce demand for PAETEC’s services and adversely affect PAETEC’s operating results. PAETEC has experienced outages, such as temporary switch outages, that have prevented PAETEC from providing uninterrupted services to some of its customers. Outages such as these have resulted in lost revenue and could cause PAETEC to lose customers. In the future, PAETEC may experience similar or more severe outages or other network failures or breaches.

Computer viruses, break-ins, human error, natural disasters and other problems also may disrupt PAETEC’s network. The network security and stability measures PAETEC implements may be circumvented in the future or otherwise fail to prevent the disruption of PAETEC’s services. The costs and resources required to eliminate computer viruses and other security problems may result in interruptions, delays or cessation of services to PAETEC’s customers, which could result in a decrease in demand for PAETEC’s service offerings, decrease PAETEC’s revenue and slow PAETEC’s planned expansion.

If PAETEC’s network or other ground facilities are damaged by natural catastrophes or terrorism, PAETEC’s ability to provide services may be interrupted and the quality of PAETEC’s services may be adversely affected.

A major earthquake, hurricane, tornado, fire, terrorist attack on the United States, or other catastrophic event could damage PAETEC’s network, network operations centers, central offices or corporate headquarters. Such an event could interrupt PAETEC’s services, adversely affect service quality and harm PAETEC’s business. PAETEC does not have replacement or redundant facilities that it can use to provide alternative means of service to all customers or under every circumstance in the event of a catastrophic event. Any damage to PAETEC’s network could result in degradation of PAETEC’s service for some customers and could result in complete loss of service in affected areas.

If PAETEC fails to maintain proper and effective internal control over financial reporting or fails to implement any required changes, PAETEC’s ability to produce accurate financial statements could be impaired, which could increase its operating costs and adversely affect its ability to operate its business.

PAETEC is required to provide annual management assessments of the effectiveness of its internal control over financial reporting and to provide reports by PAETEC’s independent registered public accounting firm addressing the effectiveness of internal control over financial reporting. Ensuring that PAETEC has adequate internal control over financial reporting so that PAETEC can produce accurate financial statements on a timely basis is a costly and time-consuming effort. Implementing any required changes to PAETEC’s internal controls may require modifications to PAETEC’s existing accounting systems or the engagement of additional accounting personnel. Any failure to maintain adequate internal controls, or the inability to produce accurate financial statements on a timely basis, could increase PAETEC’s operating costs and impair PAETEC’s ability to operate its business.

FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, financial position, levels of activity, performance or achievements to be materially different from any future results, financial position, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar words. You should read statements that contain these words carefully because they discuss our expectations concerning our future results of operations or financial position, or state other forward-looking information. There may be events in the future, however, that we are not able to control or predict accurately. The risks described in the section entitled “Risk Factors” in this prospectus and in the other information included or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations that we describe in the forward-looking statements. The occurrence of the events described in such risks and other information could have a material adverse effect on our business, results of operations and financial position and could materially adversely affect our ability to meet our obligations under the exchange notes.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on the forward-looking statements included or incorporated by reference in this prospectus, which apply only as of the date on which such statements are made. We expressly disclaim any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date on which such statements are made, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange the original notes in the same principal amount. The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes. The original notes surrendered in exchange for the exchange notes will be retired and canceled and may not be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness or in the obligations of the guarantors of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

Year Ended December 31,					Six Months Ended June 30,
2004	2005	2006	2007	2008	2008	2009
4.46	3.51	1.58	1.27	(1)	(1)	(1)

(1)	There were insufficient earnings available to cover fixed charges for the year ended December 31, 2008 and the six months ended June 30, 2008 and 2009. As a result, the ratio of earnings to fixed charges was less than 1.0 for each of such periods. Earnings were insufficient to cover fixed charges by $398.1 million for the year ended December 31, 2008, $24.3 million for the six months ended June 30, 2008 and $18.3 million for the six months ended June 30, 2009.

For purposes of calculating the ratio of earnings to fixed charges for each period, earnings consists of the sum of pre-tax income (loss) from continuing operations, fixed charges, and amortization of capitalized interest, all less capitalized interest. Fixed charges for each period consist of the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The selected consolidated statements of operations data, consolidated balance sheet data, other financial data and operating data reflect the financial results of PAETEC Corp., as predecessor to PAETEC Holding, and PAETEC Corp.’s wholly-owned subsidiaries. After February 28, 2007, the date of completion of the merger transaction with US LEC, the accompanying selected data include the accounts of PAETEC Holding and its wholly-owned subsidiaries, including PAETEC Corp. and PAETEC Corp.’s wholly-owned subsidiaries and US LEC and US LEC’s wholly-owned subsidiaries. After February 8, 2008, the date of completion of the merger transaction with McLeodUSA, the accompanying selected data include the foregoing accounts as well as the accounts of McLeodUSA and McLeodUSA’s wholly-owned subsidiaries.

The following tables show the selected consolidated statements of operations data, consolidated balance sheet data, other financial data and operating data of PAETEC Corp. as of and for each of the years ended December 31, 2004, 2005 and 2006, and of PAETEC Holding as of and for the years ended December 31, 2007 and 2008. The selected consolidated statements of operations data and other financial data for the years ended December 31, 2006, 2007 and 2008 and the selected consolidated balance sheet data as of December 31, 2007 and 2008 are derived from PAETEC’s audited consolidated financial statements prepared in accordance with generally accepted accounting principles, or “GAAP,” and incorporated by reference in this prospectus. The selected consolidated statements of operations data and other financial data for the years ended December 31, 2004 and 2005 and the selected consolidated balance sheet data as of December 31, 2004, 2005 and 2006 are derived from PAETEC’s audited consolidated financial statements prepared in accordance with GAAP, which are not included or incorporated by reference in this prospectus. The summary financial data as of June 30, 2008 and June 30, 2009 and for the six months ended June 30, 2008 and 2009 are unaudited, but include, in the opinion of our management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such data. Our historical results are not necessarily indicative of our results for any future period.

You should read the data set forth below together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and PAETEC’s consolidated financial statements and the related notes thereto incorporated by reference from our annual report on Form 10-K for the year ended December 31, 2008 and our subsequently filed quarterly reports on Form 10-Q, and with the other financial information incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007(1)	2008(2)	2008(2)	2009
						(unaudited)
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue:
Network services revenue	$316,731	$400,717	$460,347	$855,833	$1,237,668	$603,185	$630,022
Carrier services revenue	70,767	76,685	88,284	144,924	271,279	129,623	135,530
Integrated solutions revenue	26,173	32,022	37,671	40,256	61,433	31,260	28,859

Total revenue	413,671	509,424	586,302	1,041,013	1,570,380	764,068	794,411
Cost of sales (exclusive of operating items shown separately below)	168,115	237,809	282,169	491,684	781,347	378,091	395,842
Litigation settlement	—	(860)	1,500	—	—	—	—
Retroactive network cost discount	—	(1,750)	—	—	—	—	—
Selling, general and administrative expenses (exclusive of operating items shown separately below and inclusive of stock-based compensation)	172,075	193,846	219,516	373,715	572,180	278,634	281,577
Sales and use tax settlement	—	—	—	—	—	—	(1,200)
Impairment charge	—	—	—	—	355,000	—	—
Integration and separation costs	—	—	—	3,665	12,700	3,425	—
Leveraged recapitalization related costs	—	—	15,153	—	—	—	—
Withdrawn initial public offering and related terminated senior secured credit facility expenses	—	4,553	—	—	—	—	—
Depreciation and amortization	22,808	29,076	34,618	75,237	174,251	92,186	92,372

Income (loss) from operations	50,673	46,750	33,346	96,712	(325,098)	11,732	25,820
Other income, net	(715)	(3,098)	(4,509)	(4,784)	(663)	(524)	(772)
Interest expense	10,911	10,472	27,319	68,373	73,663	36,540	34,524
Debt extinguishment and related costs	—	—	5,081	14,558	—	—	10,348
Change in fair value of Series A convertible redeemable preferred stock conversion right	—	10,778	(10,778)	—	—	—	—

Income (loss) before income taxes	40,477	28,598	16,233	18,565	(398,098)	(24,284)	(18,280)
(Benefit from) provision for income taxes	(37,158)	14,124	8,430	8,037	89,797	(6,610)	1,513

Net income (loss)	$77,635	$14,474	$7,803	$10,528	$(487,895)	$(17,674)	$(19,793)

Income (loss) allocated to common stockholders	$39,495	$(623)	$(33,155)	$10,528	$(487,895)	$(17,674)	$(19,793)

Basic net income (loss) per common share—(3)	$1.35	$(0.02)	$(1.05)	$0.12	$(3.48)	$(0.13)	$(0.14)

Diluted net income (loss) per common share—(3)(4)	$1.25	$(0.02)	$(1.05)	$0.10	$(3.48)	$(0.13)	$(0.14)

	As of December 31,					As of June 30,
	2004	2005	2006	2007(1)	2008(2)	2008(2)	2009
						(unaudited)
	(in thousands, except Operating Data)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$45,882	$49,394	$46,885	$112,601	$164,528	$83,988	$139,703
Property and equipment, net	132,776	151,994	167,566	312,032	638,941	697,450	619,288
Total assets	334,573	355,230	379,740	1,166,356	1,496,520	1,905,577	1,453,905
Long-term debt and capital lease obligations (including current portion and net of debt discount)	132,126	111,886	373,786	795,557	930,833	884,415	936,887
Series A convertible redeemable preferred stock	178,067	193,164	—	—	—	—	—

	Year Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007(1)	2008(2)	2008(2)	2009
						(unaudited)
Other Financial Data:
Net cash provided by (used in) financing activities	(25,236)	(29,131)	(8,202)	290,275	127,767	93,714	(17,471)
Net cash provided by operating activities	57,894	64,451	53,555	113,116	152,131	46,691	49,330
Net cash used in investing activities	(38,600)	(31,808)	(47,862)	(337,675)	(227,971)	(169,018)	(56,684)
Adjusted EBITDA(5)	73,650	82,072	91,798	196,178	237,725	119,644	127,448

	As of December 31,					As of June 30,
	2004	2005	2006	2007(1)	2008(2)	2008(2)	2009
						(unaudited)
Operating Data:
Geographic markets served(6)	27	29	29	53	80	79	82
Number of switches deployed(7)	11	12	13	65	118	116	121
Total digital T1 transmission lines installed(8)	30,346	40,621	52,371	119,987	215,768	208,513	223,311
Total access line equivalents installed(8)	728,304	974,904	1,256,904	2,879,688	5,178,432	5,004,312	5,359,464
Total employees	1,124	1,231	1,312	2,432	3,685	3,975	3,665

(1)	Includes results of US LEC subsequent to the US LEC merger closing date of February 28, 2007.
(2)	Includes results of McLeodUSA subsequent to the McLeodUSA merger closing date of February 8, 2008.
(3)	Basic and diluted net (loss) income per common share for the years ended December 31, 2005 and 2004 were calculated using the “two-class” method in accordance with Emerging Issues Task Force Bulletin No. 03-06, Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings Per Share, by dividing undistributed income (loss) allocated to common stockholders by the weighted average number of common shares and potential common shares outstanding during the period, after giving effect to the participating security, which was PAETEC’s convertible redeemable preferred stock that was outstanding in those periods. During the second quarter of 2006, as part of a leveraged recapitalization, PAETEC converted or repurchased all of its outstanding preferred stock. At and after June 30, 2006, there were no participating securities outstanding and, therefore, the “two-class” method of calculating basic and diluted (loss) income per share does not apply to those periods.
(4)	Potential common shares, which under the treasury stock method consist of stock options, warrants, and restricted stock units, and preferred stock assuming the full conversion of such preferred stock, are excluded from the diluted net loss per common share calculations for the years ended December 31, 2005, 2006 and 2008 and for the six month periods ended June 30, 2008 and 2009, because the effect of their inclusion would have been anti-dilutive. As of December 31, 2006, and thereafter, there were no shares of convertible redeemable preferred stock outstanding.

(footnotes continued on following page)

(5)	Adjusted EBITDA is not a financial measurement prepared in accordance with GAAP. Adjusted EBITDA, as defined by PAETEC for the periods presented below, represents net income (loss) before depreciation and amortization, interest expense, (benefit from) provision for income taxes, stock-based compensation, sales and use tax settlement, impairment charge, integration and separation costs, gain on non-monetary transaction, debt extinguishment and related costs, leveraged recapitalization related costs, withdrawn initial public offering and related terminated senior secured credit facility expenses, and change in fair value of Series A convertible redeemable preferred stock conversion right. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EBITDA Presentation” in PAETEC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2009 incorporated by reference in this prospectus for a discussion of PAETEC’s reasons for including adjusted EBITDA data in this prospectus and for material limitations with respect to the usefulness of this measurement. The following table sets forth, for the periods indicated, a reconciliation of adjusted EBITDA to net income (loss), as net income (loss) is calculated in accordance with GAAP:

	Year Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007(1)	2008(2)	2008(2)	2009
						(unaudited)
	(in thousands)
Net income (loss)	$77,635	$14,474	$7,803	$10,528	$(487,895)	$(17,674)	$(19,793)
Add back non-EBITDA items included in net income (loss):
Depreciation and amortization	22,808	29,076	34,618	75,237	174,251	92,186	92,372
Interest expense, net of interest income	10,365	9,067	24,995	63,607	71,857	35,604	33,871
(Benefit from) provision for income taxes	(37,158)	14,124	8,430	8,037	89,797	(6,610)	1,513

EBITDA	73,650	66,741	75,846	157,409	(151,990)	103,506	107,963
Stock-based compensation	—	—	6,496	20,546	22,015	12,713	10,561
Sales and use tax settlement	—	—	—	—	—	—	(1,200)
Impairment charge	—	—	—	—	355,000	—	—
Integration and separation costs	—	—	—	3,665	12,700	3,425	—
Gain on non-monetary transaction	—	—	—	—	—	—	(224)
Debt extinguishment and related costs	—	—	5,081	14,558	—	—	10,348
Leveraged recapitalization related costs	—	—	15,153	—	—	—	—
Withdrawn initial public offering and related terminated senior secured credit facility expenses	—	4,553	—	—	—	—	—
Change in fair value of Series A convertible redeemable preferred stock conversion right	—	10,778	(10,778)	—	—	—	—

Adjusted EBITDA	$73,650	$82,072	$91,798	$196,178	$237,725	$119,644	$127,448

(6)	Each market represents a geographic area in which PAETEC offers its network services.
(7)	Switches are computers that connect customers to PAETEC’s network and transmit voice and data communications over the network.
(8)	An access line is a telephone line that extends from one of PAETEC’s central offices to a customer’s premises. PAETEC connects customers to its network by leasing digital T1 telephone and data transmission lines linking its customers to the central office. Each digital T1 transmission line provides the customer with 24 channels for telephone or data service, although some customers do not use or pay for all 24 channels. PAETEC calculates the number of access line equivalents it has installed by multiplying the number of digital T1 transmission lines it has installed by 24. The increase in digital T1 transmission lines and access line equivalents in 2007 was the result of 50,444 digital T1 transmission lines or 1,210,656 access line equivalents acquired through PAETEC’s merger with US LEC completed on February 28, 2007. The increase in digital T1 transmission lines and access line equivalents in 2008 was the result of 82,109 digital T1 transmission lines or 1,970,616 access line equivalents acquired through PAETEC’s merger with McLeodUSA completed on February 8, 2008. The digital T1 transmission lines reported by PAETEC since its acquisition of McLeodUSA have been adjusted to reflect the consistent application of PAETEC’s reporting methodology. The adjustment has resulted in the inclusion of approximately an additional 48,000 digital T1 transmission lines, representing 1,152,000 access line equivalents, to those previously reported as of the McLeodUSA merger closing date of February 8, 2008. The additional digital T1 transmission lines represent high capacity transmission lines acquired through the McLeodUSA merger.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of operations has been prepared to reflect the merger of PAETEC and McLeodUSA, which was completed on February 8, 2008.

On February 8, 2008, PAETEC completed a business combination by merger with McLeodUSA pursuant to a merger agreement among PAETEC Holding, McLeodUSA and PS Acquisition Corp., PAETEC Holding’s wholly-owned merger subsidiary. In accordance with the merger agreement, PS Acquisition Corp merged with and into McLeodUSA, with McLeodUSA surviving the merger as a direct wholly-owned subsidiary of PAETEC Holding.

You should read the unaudited pro forma condensed combined statement of operations in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined statement of operations; and

•

separate audited historical financial statements of PAETEC as of and for the year ended December 31, 2008 and related notes as included in PAETEC’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, which we refer to as the “2008 Form 10-K,” and incorporated herein by reference.

The financial information of PAETEC and McLeodUSA for the year ended December 31, 2008 presented in the unaudited pro forma condensed combined statement of operations is derived from the audited financial statements of PAETEC and the unaudited historical consolidated financial information of McLeodUSA for the period from January 1, 2008 through February 8, 2008, respectively, but does not include all disclosures required by accounting principles generally accepted in the United States of America, or “GAAP.”

The unaudited pro forma condensed combined statement of operations is provided for informational purposes only. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the McLeodUSA merger had been completed at the date indicated. In addition, the unaudited pro forma condensed combined statement of operations does not purport to project the future financial position or operating results of PAETEC after the merger.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 combines the historical consolidated statements of operations for PAETEC and McLeodUSA to give effect to the business combination between PAETEC and McLeodUSA, and the $100 million incremental term loan facility obtained by PAETEC in January 2008, as if these transactions had occurred on January 1, 2008.

The purchase price allocation for the combination with McLeodUSA is reflected in the historical consolidated balance sheet of PAETEC as of December 31, 2008, as included in the 2008 Form 10-K. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, the purchase price of the McLeodUSA merger was allocated to the assets acquired and liabilities assumed based on their fair values as of the merger closing date, with the amounts exceeding the fair value of the assets acquired being recorded as goodwill.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 has been adjusted for the decreased amortization expense resulting from the acquired intangible assets, as well as for the increased depreciation expense resulting from the acquired property and equipment.

The unaudited pro forma condensed combined statement of operations does not include the effects of any revenue, cost or other operating efficiencies that may result from the McLeodUSA merger, nor does it reflect any other changes that might occur regarding the PAETEC and McLeodUSA combined portfolios of businesses, other than those actually realized and reflected in the historical consolidated statement of operations for PAETEC.

The unaudited pro forma condensed combined statement of operations does not reflect any nonrecurring charges expected to result from the McLeodUSA merger, other than those actually realized and reflected in the historical consolidated statement of operations for PAETEC. The majority of nonrecurring charges resulting from the merger include executive separation, employee termination, stock-based compensation and other exit costs related to the McLeodUSA business that are recognized in the opening balance sheets in accordance with Emerging Issues Task Force, or “EITF,” Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. Other merger-related charges may be incurred that do not meet the criteria in EITF Issue No. 95-3, including employee termination and exit costs related to the PAETEC business and other integration-related costs.

On January 28, 2008, PAETEC entered into an incremental term loan commitment, or “incremental facility agreement,” pursuant to its credit agreement dated as of February 28, 2007, as amended. Under the incremental facility agreement, the term loan lenders under the credit agreement committed to extend to PAETEC term loans pursuant to the credit agreement in a total principal amount of $100 million. The incremental term loan facility was funded on January 29, 2008. PAETEC applied a portion of the borrowings under the incremental term loan facility toward the redemption of McLeodUSA’s outstanding senior secured notes in connection with the McLeodUSA merger. The unaudited pro forma condensed combined statement of operations has been adjusted for the decrease in interest expense for the year ended December 31, 2008 as a result of this transaction.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2008

(In thousands, except share and per share amounts)

	PAETEC Holding Historical(a)	McLeodUSA Historical(b)	McLeodUSA Merger Pro Forma Adjustments		Pro Forma As Adjusted
REVENUE	$1,570,380	$54,311	$—		$1,624,691
COST OF SALES (exclusive of operating items shown separately below)	781,347	28,004	—		809,351
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (exclusive of operating items shown separately below and inclusive of stock-based compensation)	572,180	21,089	—		593,269
IMPAIRMENT CHARGE	355,000	—	—		355,000
INTEGRATION AND SEPARATION COSTS	12,700	5,037	—		17,737
SALES AND USE TAX CHARGE	—	11,995			11,995
DEPRECIATION AND AMORTIZATION	174,251	8,312	(509	)(c)	182,054

LOSS FROM OPERATIONS	(325,098)	(20,126)	509		(344,715)
OTHER INCOME, net	(663)	55	—		(608)
INTEREST EXPENSE	73,663	1,571	(1,258	)(d)	73,976

LOSS BEFORE INCOME TAXES	(398,098)	(21,752)	1,767		(418,083)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	89,797	(64)	64	(e)	89,797

NET LOSS	$(487,895)	$(21,688)	$1,703		$(507,880)

LOSS PER COMMON SHARE—BASIC AND DILUTED	$(3.48)				$(3.52	)(f)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	140,210,860				144,474,178	(f)

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2008

(a)    Includes results of McLeodUSA subsequent to the McLeodUSA merger closing date of February 8, 2008.

(b)    Represents results from January 1, 2008 through the closing of the merger with PAETEC Holding on February 8, 2008.

(c)    The decrease in depreciation and amortization expense of $ 0.5 million represents the following:

•	an increase in depreciation expense of $0.3 million for the year ended December 31, 2008, principally as a result of property and equipment acquired as part of the McLeodUSA merger; and

•

a decrease in amortization expense of $0.8 million for the year ended December 31, 2008 based on the acquired fair value of McLeodUSA’s intangible assets of $61.7 million with expected useful lives of 5 – 8 years.

(d)    The decrease in interest expense of $1.3 million represents the following:

•	a decrease of $1.6 million related to the elimination of historical McLeodUSA interest expense related to McLeodUSA’s pre-merger indebtedness; and

•	an increase of $0.3 million (of which $0.1 million represents amortization of debt issue costs) related to the interest expense on the $100 million incremental term loan facility discussed above.

Interest expense related to the PAETEC Holding $100 million incremental facility agreement entered into on January 28, 2008 was calculated based on the terms of the facilities using an interest rate equal to the applicable London interbank offered rate, or “LIBOR,” plus 2.50%. A LIBOR of 0.26% was used in the pro forma interest expense calculation. Actual interest expense in future periods may differ materially from the interest expense presented. A change of 1/8th of a percentage point in the interest rates depicted would result in a fluctuation of approximately $0.1 million in interest expense during the year ended December 31, 2008.

(e)    During the year ended December 31, 2008, PAETEC Holding established a full valuation allowance for deferred tax assets. Accordingly, no pro forma adjustments to the provision for income taxes were recorded related to McLeodUSA’s historical net loss or the adjustments in expenses described in notes (c) and (d) above.

(f)    Pro forma basic and diluted net loss per share was calculated as follows:

•

The adjusted weighted average number of shares of PAETEC Holding common stock outstanding during the year ended December 31, 2008 was derived by taking the historical weighted average number of shares of PAETEC Holding common stock outstanding during the year ended December 31, 2008 of 140,210,860 shares and giving effect to shares issued to former holders of shares of McLeodUSA as part of the McLeodUSA merger based on the exchange ratio, as if those shares had been outstanding for the entire period.

•

The number of shares used in computing pro forma diluted loss per share was equal to that used in computing pro forma basic loss per common share, since the effect of including common stock issuable upon the assumed conversion of stock options, stock units and warrants computed based on the treasury stock method in diluted loss per common share would have been anti-dilutive.

DESCRIPTION OF CERTAIN INDEBTEDNESS

We repaid a portion of the term loans outstanding under our senior secured credit facilities from the net proceeds of the offering of the original notes, as described under “Use of Proceeds.” The following summarizes the principal terms of the indebtedness that remained outstanding at June 30, 2009 after our debt repayment.

Senior Secured Credit Facilities

As of June 30, 2009, following the closing of the offering of the original notes and our use of the net offering proceeds to repay $330.5 million principal amount of term loans, the outstanding indebtedness under our senior secured credit facilities consisted of:

•	term loans in a total principal amount of $241.5 million under our senior secured term loan facilities, which we refer to as our “term loan facility”; and

•	revolving loans in a total principal amount of $50 million under our $50 million revolving credit facility.

PAETEC Holding Corp. is the borrower under our term loan and revolving credit facilities. All obligations under the facilities are guaranteed by all of our subsidiaries, including PAETEC Corp., US LEC and McLeodUSA and their respective subsidiaries. The obligations of the PAETEC loan parties under the facilities are secured by first-priority liens on, and first-priority security interests in, substantially all of their assets.

The PAETEC loan parties may elect, subject to pro forma compliance with a total leverage ratio covenant and other conditions, to solicit the lenders under the credit facility agreement or other prospective lenders to increase by up to $125 million the total principal amount of borrowings available under the term loan facility. Borrowings under any incremental term loan facility may be used for working capital, capital expenditures and general corporate purposes. The indenture governing the exchange notes limits our ability to increase borrowings under our senior secured credit facilities. For additional information, see “Description of the Exchange Notes—Certain Covenants—Limitation on Indebtedness.”

We may use the proceeds of loans under the revolving credit facility for working capital, capital expenditures and general corporate purposes. A portion of this facility is available for the issuance of letters of credit to support our operating requirements.

The final maturity dates are February 28, 2012 for the revolving credit facility and February 28, 2013 for the term loan facility.

There are no scheduled principal payments under the revolving loans. Any outstanding revolving loans will be payable in full on the revolving loan maturity date.

We are required to make scheduled principal payments under the term loan facility, in equal quarterly installments, in an annual amount of $2.5 million during the first 3 1/2 years after the issue date of the original notes. In addition, we are required to make principal repayments under the term loan facility from specified excess cash flows from operations and from the net proceeds of specified types of asset sales, debt issuances, and insurance recovery and condemnation events.

We may voluntarily prepay the term loans at the par value of their principal amount without premium or penalty. In addition, at our option and subject to specified conditions, we may voluntarily prepay term loans at a discount to their par value, without premium or penalty, at any time during an 18-month period beginning on June 1, 2009. The total cash payments made by us in connection with any such voluntary prepayments may not exceed $100 million, excluding amounts applied to the payment of accrued and unpaid interest and fees. We must make any such voluntary prepayments in accordance with specified procedures and must satisfy specified liquidity requirements, maintain minimum specified corporate or corporate family ratings by designated rating agencies, and satisfy other conditions.

Interest accrued on borrowings outstanding under the term loan facility generally is payable by us on a quarterly basis. Borrowings bear interest, at our option, at an annual rate equal to either a specified “base rate” plus a margin of 1.50%, or LIBOR plus a margin of 2.50%. The margin applicable to LIBOR loans under the revolving credit facility is subject to specified reductions based on certain reductions in our total leverage ratio. The base rate is equal to a specified prime lending rate or, if higher, the overnight federal funds rate plus 0.50%. Subject to availability and other conditions, we have the right to select interest periods of 1, 2, 3, 6 or, in the case of revolving credit facility borrowings (subject to the approval of revolving credit lenders), 9 or 12 months for LIBOR loans.

The credit facility agreement contains customary representations and warranties by the PAETEC loan parties, as well as customary events of default. The senior secured credit facilities require the PAETEC loan parties to comply with affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants restricting the ability of the PAETEC loan parties, subject to specified exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness (including prepayments of the 9.5% senior notes and the notes), enter into transactions with affiliated persons, make investments, change the nature of their businesses and amend the terms of certain other indebtedness (including the 9.5% senior notes and the notes). The credit facility agreement permits the incurrence of $35 million of non-recourse debt to acquire our headquarters.

We are required to satisfy a total net leverage ratio under which our ratio of consolidated debt to adjusted consolidated EBITDA (as defined for purposes of the credit facility agreement) as of any measurement date will not be permitted to be greater than 5.00:1.00.

9.5% Senior Notes

On July 10, 2007, we entered into an indenture pursuant to which we issued $300 million aggregate principal amount of 9.5% Senior Notes due 2015. The senior notes were sold in reliance upon an exemption from the registration requirements of the Securities Act. On February 7, 2008, in accordance with registration rights granted to the purchasers of the senior notes, we completed an exchange offer of the senior notes for notes with substantially identical terms that were registered under the Securities Act. We refer to the outstanding senior notes as the “9.5% senior notes.”

The 9.5% senior notes accrue interest at a rate of 9.5% per year. Interest is payable semi-annually in arrears on January 15 and July 15 of each year. The 9.5% senior notes will mature on July 15, 2015.

We may redeem some or all of the 9.5% senior notes, at any time before July 15, 2011, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. We may redeem some or all of the 9.5% senior notes, at any time on or after July 15, 2011, at specified redemption prices declining to 100% of their principal amount. In addition, before July 15, 2010, we may redeem up to 35% of the aggregate principal amount of the 9.5% senior notes at a redemption price of 109.5% of their principal amount with the net cash proceeds of certain equity offerings. If we undergo certain kinds of changes of control, or sell certain of our assets and do not apply the net proceeds to repay indebtedness under our senior secured credit facilities or reinvest such net proceeds in our business, we may be required to offer to repurchase the 9.5% senior notes.

The 9.5% senior notes are PAETEC Holding Corp.’s senior unsecured obligations and rank or will rank equally in right of payment with all of PAETEC Holding’s existing and future senior indebtedness, including the exchange notes. Our restricted subsidiaries that are eligible and required under the indenture governing the 9.5% senior notes to do so have, jointly and severally, fully and unconditionally guaranteed, to each holder of the 9.5% senior notes, the full and prompt performance of PAETEC Holding’s obligations under such indenture and the 9.5% senior notes, including the payment of principal (and premium, if any) and interest on the 9.5% senior notes, on an equal and ratable basis. Each guarantee ranks equally in right of payment with all existing and future senior unsecured indebtedness of the subsidiary guarantors. The 9.5% senior notes and the guarantees are effectively subordinated in right of payment to all of the existing and future secured obligations of PAETEC Holding and the subsidiary guarantors, to the extent of the value of the assets securing those obligations.

The indenture governing the 9.5% senior notes contains covenants that, among other things, limit our ability, and the ability of our restricted subsidiaries, to incur additional indebtedness, pay dividends on, redeem or repurchase our capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create liens, create restrictions on dividend and other payments from our subsidiaries, issue or sell stock of subsidiaries, and engage in a merger, sale or consolidation. All of the covenants are subject to a number of important qualifications and exceptions.

Other Indebtedness

Our other indebtedness at June 30, 2009 totaled approximately $9.2 million and did not include any debt for borrowed money.

DESCRIPTION OF THE EXCHANGE NOTES

The original notes were, and the exchange notes will be, issued under an indenture (the “Indenture”), dated as of June 29, 2009, among PAETEC Holding Corp., the Subsidiary Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). A copy of the Indenture is available upon request from the Company.

The following summary of certain provisions of the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement, including the definitions of certain terms in the Indenture, which provisions are made a part of the Indenture by reference to the Trust Indenture Act. The Indenture, the material Collateral Agreements and the First Lien Intercreditor Agreement are filed as exhibits to the registration statement of which this prospectus forms a part. For information about how you can obtain a copy of the Indenture, such Collateral Agreements and the First Lien Intercreditor Agreement, see “Where You Can Find More Information.” Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.” In this description, the “Company” refers only to PAETEC Holding Corp. and not to any of its Subsidiaries.

The Company issued $350,000,000 aggregate principal amount of original notes on June 29, 2009. The terms of the exchange notes offered in exchange for the original notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes (as described under “The Exchange Offer—Purpose of the Exchange Offer—Registration Rights Agreement”) will not apply to the exchange notes. As a result, we refer to the exchange notes and the original notes collectively as “notes” for purposes of the following summary.

Summary

The exchange notes:

•	will be general senior obligations of the Company;

•

will be secured on a first-priority basis, equally and ratably with all existing and future obligations of the Company under any existing and future First Lien Obligations including obligations under the Closing Date Credit Agreement), by the Collateral, subject to Permitted Liens;

•

will rank equally in right of payment with all existing and future Senior Indebtedness of the Company but, to the extent of the value of the Collateral, will be effectively senior to all of the Company’s unsecured Senior Indebtedness, including the 9.5% senior notes;

•	will be effectively subordinated to other existing and future First Lien Obligations to the extent of the value of assets not constituting Collateral that secures such other First Lien Obligations;

•	will be senior in right of payment to all existing and future Indebtedness of the Company that is subordinated in right of payment to the exchange notes;

•	will be unconditionally guaranteed, jointly and severally, by each Subsidiary Guarantor; and

•	will be structurally subordinated to any existing and future Indebtedness and liabilities of Subsidiaries that are not Subsidiary Guarantors.

Each Subsidiary Guarantee of a Subsidiary Guarantor:

•	will be a general senior obligation of such Subsidiary Guarantor;

•

will be secured on a first-priority basis, equally and ratably with all existing and future obligations of such Subsidiary Guarantor under any existing and future First Lien Obligations (including obligations under the Closing Date Credit Agreement), by the Collateral, subject to Permitted Liens;

•

will rank equally in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor but, to the extent of the value of the Collateral, will be effectively senior to all of such Subsidiary Guarantor’s unsecured Senior Indebtedness, including such Subsidiary Guarantor’s guarantee of the 9.5% senior notes; and

•	will be senior in right of payment to all existing and future Indebtedness of such Subsidiary Guarantor that is subordinated in right of payment to its Subsidiary Guarantee.

As of June 30, 2009, following the closing of the offering of the original notes and the use of the net proceeds to repay outstanding term loans under the Company’s existing senior secured credit facilities, the Company and its subsidiaries had outstanding $941.5 million in aggregate principal amount of Senior Indebtedness, $641.5 million of which was secured indebtedness.

Principal, Maturity and Interest

The notes were issued in an aggregate original principal amount of $350,000,000. The notes will mature on June 30, 2017.

Interest on the notes will be payable semi-annually (to holders of record at the close of business on the June 15 or December 15 immediately preceding the interest payment date) on June 30 and December 31 of each year, commencing on December 31, 2009. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. As described under “—Events of Default,” the Company may be required to pay additional interest under certain circumstances. All references in the Indenture, in any context, to any interest payable on or with respect to the notes shall be deemed to include any additional interest payable under such circumstances.

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the corporate trust office of the Trustee, provided, however, that, at the Company’s option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register maintained for the notes.

The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple of $1,000. For additional information, see “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a fee to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer or exchange.

The Company may, subject to the covenants described below under the captions “—Certain Covenants—Incurrence of Indebtedness” and “—Certain Covenants—Limitation on Liens” and applicable law, issue additional notes (“Additional Notes”) under the Indenture. Any Additional Notes will be secured, equally and ratably, with the notes. As a result, the issuance of Additional Notes will have the effect of diluting the security interest of the Collateral for the then outstanding notes. Any original notes that remain outstanding after the exchange offer, the exchange notes and any Additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture and would be considered “notes” for purposes of the provisions of the Indenture summarized in this prospectus.

Subsidiary Guarantees

Because we may not have all governmental approvals necessary for all of our Restricted Subsidiaries to guarantee the notes prior to the consummation of this offering, the Company has agreed to use commercially reasonable efforts to cause all of its Restricted Subsidiaries to obtain all material authorizations and consents of governmental authorities required in order for such Restricted Subsidiaries to guarantee the notes at the earliest practicable date and to enter into a guarantee of the notes promptly thereafter. For purposes of this paragraph, the requirement to use “commercially reasonable efforts” shall not be deemed to require the Company to make material payments in excess of normal fees and costs to or at the direction of governmental authorities or to change the manner in which it conducts its business in any respect that the management of the Company shall determine in good faith to be adverse or materially burdensome. Substantially all Subsidiaries of the Company have guaranteed the Company’s obligations under its existing senior secured credit facilities and the 9.5% senior notes, after obtaining all material authorizations and consents of governmental authorities required for them to do so.

All obligations of the Company under the Indenture (including, without limitation, the Company’s obligations to make payments of principal, interest and premium, if any) with respect to the notes are and will be guaranteed, jointly and severally, by each Subsidiary Guarantor for the ratable benefit of each holder of any outstanding note from time to time. Under the Indenture, any amount received by the Trustee through the enforcement of any Subsidiary Guarantee will be applied to all outstanding obligations in respect of principal, interest and premium, if any, then owing on the notes.

If

(1)    the Company and its Restricted Subsidiaries have sold their ownership interest in a Subsidiary Guarantor such that it ceases to be a Subsidiary of any such entity, or

(2)    a Subsidiary Guarantor has sold all or substantially all its assets,

in each case, in a transaction that complies with the Indenture, then such Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee and the Collateral Agreements. For additional information, see “—Certain Covenants—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” and “—Consolidation, Merger and Sale of Assets.”

If, at any time following the Closing Date, the Subsidiary Guarantors have paid, pursuant to enforcement by the Trustee of any Subsidiary Guarantees, the aggregate principal amount of, and accrued and unpaid interest and premium (if any) under, the notes then outstanding and any other amounts due under the Indenture, then, at such time, all of the Subsidiary Guarantors will be discharged from their Subsidiary Guarantees and all other obligations under the Indenture and the Collateral Agreements.

The Indenture provides that the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. For additional information, see “Risk Factors—Risks Related to Investing in the Exchange Notes—Federal and state fraudulent conveyance laws may permit a court to void the exchange notes and the subsidiary guarantees, and, if that occurs, you may not receive any payments on the exchange notes or the subsidiary guarantees.”

The following Subsidiaries are not required to guarantee the notes:

(1)    Subsidiaries, whether now existing or hereafter formed, for which proper regulatory approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees;

(2)    at the Company’s option, Subsidiaries, in the aggregate, whose assets are less than 5% of the consolidated assets of the Company and its consolidated Subsidiaries as shown on the most recent consolidated financial statements of the Company;

(3)    the Mortgage Subsidiary; and

(4)    any Receivables Subsidiary.

In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company may do under certain circumstances, the designated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee and the Collateral Agreements.

To the extent that Subsidiaries of the Company are not Subsidiary Guarantors, claims of creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes, therefore, will be effectively subordinated in right of payment to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company formed or acquired in the future that are not Subsidiary Guarantors.

Security

General

The notes and the Subsidiary Guarantees are and will be secured by perfected first-priority security interests in the Collateral, subject to Permitted Liens. The Collateral consists of substantially all of the property and assets of the Company and the Subsidiary Guarantors, subject to the exceptions described below.

The Collateral does not and will not include the following property and assets, which we refer to as the “Excluded Assets”:

(1)    any Excluded Account (so long as the applicable account remains an “Excluded Account” in accordance with the definition thereof);

(2)    any contract, license, agreement, instrument, document, permit or franchise that validly prohibits, restricts or requires the consent not obtained of a third party for the creation of a security interest in such contract, license, agreement, instrument, document, permit or franchise (or in any rights or property obtained by the Company or a Subsidiary Guarantor under such contract, license, agreement, instrument, document, permit or franchise) except to the extent provided by Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction (the “UCC”);

(3)    any rights or property to the extent that any valid and enforceable law or statute or rule, regulation, guideline, order or directive of a governmental authority or agency applicable to such rights or property prohibits, restricts, or requires the consent of a third party for, or would result in the termination of such rights or property as a result of, the creation of a security interest therein except to the extent provided by Sections 9-406, 9-407, 9-408 and 9-409 of the UCC (solely to the extent the UCC is controlling);

(4)    any licenses and permits issued by the FCC or any other governmental authority to the extent, and only to the extent, it is unlawful to grant a security interest in such licenses and permits (and upon such grant of a security being lawful, whether because of a change of law, the obtaining of any necessary consents or otherwise, the security interests granted under the Collateral Agreements automatically (and without any further action) shall extend to such licenses and/or permits); provided that the foregoing limitation shall not exclude the grant of a security interest in all proceeds derived from or in connection with the sale, assignment or transfer of such licenses and permits;

(5)    the voting equity interests of any Foreign Restricted Subsidiary constituting more than 65% of the total combined voting power of all voting equity interests of such Foreign Restricted Subsidiary and any equity interests in US LEC Corp. Political Action Committee; and

(6)    any capital stock or other securities of the Company’s Subsidiaries to the extent that the pledge of such securities results in the requirement to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause.

In addition, with respect to clause (6) above, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s capital stock or other securities secure the notes, then the securities of such Subsidiary will automatically be deemed not to be part of the Collateral securing the notes, but only to the extent necessary not to be subject to such requirement and only for so long as required not to be subject to such requirement. In such event, the Collateral Agreements may be amended or modified, without the consent of any holder of the notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the securities that are so deemed to no longer constitute part of the Collateral for the notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s capital stock or other securities to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the securities of such Subsidiary will automatically be deemed to be a part of the Collateral for the notes.

Some or all of the instruments and other documents, such as account control agreements, required to provide a perfected security interest for the benefit of the holders of the notes in all of the Collateral were not delivered prior to the Closing Date. We are required to use our commercially reasonable efforts to deliver such instruments and or other document within 60 days following the Closing Date.

In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of Collateral, after paying the fees and expenses of the Collateral Agent and any expenses of selling or otherwise foreclosing on the Collateral, will be applied pro rata to the repayment of the obligations under the notes and the other outstanding First Lien Obligations.

The Company and the Subsidiary Guarantors will be able to incur additional Indebtedness in the future which could share in the Collateral, including Additional First Lien Obligations secured by Permitted Liens. The amount of such additional Obligations is and will be limited by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and the covenant described under “—Certain Covenants—Limitation on Liens.” Under certain circumstances, the amount of any such additional Obligations could be significant.

From and after the Closing Date and subject to certain limitations and exceptions, if the Company or any Subsidiary Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations, it must concurrently grant a first-priority perfected security interest (subject to Permitted Liens) upon such property or asset as security for the notes.

Liens With Respect to the Collateral

Security Documents

The Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent have entered into the Collateral Agreements establishing the terms of the security interests and Liens that secure the notes. These security interests secure the payment and performance when due of all of the Obligations of the Company under the notes, the Indenture and the Collateral Agreements.

Subject to the terms of the Collateral Agreements, the Company and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the notes (except as set forth in the Collateral Agreements), to freely operate the Collateral and to collect, invest and dispose of any income from the Collateral.

Intercreditor Agreement

The Trustee and the Collateral Agent have entered into a First Lien Intercreditor Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the Credit Agreement Obligations with respect to the Collateral. The First Lien Intercreditor Agreement may be amended from time to time without the consent of the holders of the notes to add other parties holding First Lien Obligations permitted to be incurred under the Indenture, the Designated Credit Agreement and the First Lien Intercreditor Agreement. The Collateral Agent is initially the collateral agent under the Closing Date Credit Agreement.

Under the First Lien Intercreditor Agreement, as described below, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Shared Collateral, and the Authorized Representatives of other Series of First Lien Obligations have no right to take actions with respect to the Shared Collateral. The Applicable Authorized Representative will initially be the administrative agent under the Closing Date Credit Agreement, and the Trustee for the holders of the notes, as Authorized Representative in respect of the Notes Obligations, will have no rights to take any action under the First Lien Intercreditor Agreement. The administrative agent under the Closing Date Credit Agreement will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Credit Agreement Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (which date we refer to as the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the Credit Agreement Obligations, with respect to the Shared Collateral and, in this capacity, will be the “Major Non-Controlling Authorized Representative.”

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative will have been the Major Non-Controlling Authorized Representative) after the occurrence of both (1) an event of default (as defined in the Indenture or other applicable indenture for the relevant Series of First Lien Obligations) and (2) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (a) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, has occurred and is continuing and (b) the First Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture for that Series of First Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (A) at any time the administrative agent under the Designated Credit Agreement or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (B) at any time the Company or the Subsidiary Guarantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative shall have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Shared Collateral, the Collateral Agent shall not follow any instructions with respect to such Shared Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Shared Collateral.

Notwithstanding the equal priority of the Liens, the Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party. The Trustee and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of the holders of the notes (other than funds deposited for the discharge or defeasance of the notes) other than pursuant to the First Lien Security Documents. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made with respect to any Shared Collateral in any bankruptcy case of the Company or any Subsidiary Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Collateral Agent or any other First Lien Secured Party, as applicable, and the proceeds of any such distribution (subject, in the case of any such distribution, to the following paragraph) to which the First Lien Obligations are entitled under any other intercreditor agreement will be applied among the First Lien Obligations to the payment in full of the First Lien Obligations on a ratable basis, after payment of all amounts owing to the Collateral Agent.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a Lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds which are allocated to such Intervening Creditor will be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral. In addition, none of the First Lien Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Lien Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Company or any Subsidiary Guarantor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that (1) if the Company or any Subsidiary Guarantor shall, as a debtor-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of Title 11 of the United States Code, as amended (the “Bankruptcy Code”), or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such DIP Financing or to the Liens on the Shared Collateral securing such DIP Financing (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (a) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (b) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A)    the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(B)    the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement;

(C)    if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement; and

(D)    if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the First Lien Intercreditor Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Release of Collateral

Under the First Lien Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of the Trustee and the holders of the notes and each other Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged. However, any proceeds of any Shared Collateral realized therefrom will be applied as described under “—Intercreditor Agreement.”

The Company and the Subsidiary Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the notes and the Notes Obligations under any one or more of the following circumstances:

(1)    to enable the Company or a Subsidiary Guarantor to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(2)    in the case of a Subsidiary Guarantor that is released from its Guarantee with respect to the notes pursuant to the terms of the Indenture, to effectuate the release of the property and assets of such Subsidiary Guarantor; or

(3)    with the consent of the holders of at least 66 2/ 3 % of the aggregate principal amount of the notes then outstanding and affected thereby.

The Liens on the Collateral securing the notes and the Subsidiary Guarantees also will be released upon (1) payment in full of the principal of, together with accrued and unpaid interest on, the notes and all other Obligations under the Indenture, the Subsidiary Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (2) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance” or a discharge of the Indenture as described under “—Defeasance—Satisfaction and Discharge.”

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company shall not be included in the Collateral with respect to the notes (as described under “—Security—General”) and shall not be subject to the Liens securing the notes and the Notes Obligations.

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof by the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the Company’s business without requiring the Company to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Company and the Subsidiary Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee or the Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•

selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the Indenture;

•

making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Company’s business.

The Company must deliver an Officer’s Certificate to the Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Company’s or the Subsidiary Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the telecommunications industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders of notes to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Company or any Subsidiary Guarantor prior to the Trustee’s or the Collateral Agent’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee or the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval. In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee or the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold secured claims only to the extent of the value of the Collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall.

Optional Redemption

Prior to June 30, 2013, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after June 30, 2013 and prior to maturity, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing on June 30 of the following years:

Year	Redemption Price
2013	104.438%
2014	102.219%
2015 and thereafter	100.000%

In addition, prior to June 30, 2012, the Company may, at its option, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds from one or more equity offerings of the Company or, if there is a Parent Transaction, Parent at a redemption price of 108.875% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that:

•	notes representing at least 65% of the principal amount of the notes initially issued remain outstanding immediately after each such redemption; and

•	notice of each such redemption is mailed within 90 days after the closing of the related equity offering.

In the case of any partial redemption of the notes, the Trustee will select the notes for redemption:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

•

if the notes are not so listed, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, except that no note of $1,000 or less, in original principal amount, will be redeemed in part.

If any note is to be redeemed in part, the notice of redemption relating to that note will state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder upon cancellation of the redeemed note.

No Sinking Fund

There will be no sinking fund payments for the notes.

Certain Covenants

Limitation on Indebtedness

The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (other than the notes or for Additional Notes under the terms of the Indenture and the Registration Rights Agreement, and any other Existing Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 5.0:1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1)    Indebtedness incurred under Credit Agreements outstanding at any time in an aggregate principal amount not to exceed $294.0 million, less the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to the covenant described below under “—Limitation on Asset Sales”;

(2)    Indebtedness owed:

(A)    to the Company; or

(B)    to any Restricted Subsidiary; provided, however, that any such Indebtedness of the Company or a Subsidiary Guarantor owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the notes or the Subsidiary Guarantee, as the case may be; provided, further, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, another Restricted Subsidiary or the holder of a Lien permitted by the Indenture) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3)    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4) or (10) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that is pari passu in right of payment with, or subordinated in right of payment to, the notes shall only be permitted under this clause (3) if:

(A)    in case the notes or any Subsidiary Guarantees are refinanced in part or the Indebtedness to be refinanced is pari passu in right of payment with the notes or any Subsidiary Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu in right of payment with, or subordinate in right of payment to, the remaining notes or such Subsidiary Guarantees, as applicable;

(B)    in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinated in right of payment to the notes or such Subsidiary Guarantee, as applicable; and

(C)    such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or funded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided, further, that in no event may the Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3);

(4)    Indebtedness:

(A)    under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements are:

(i)    designed to protect the Company or the Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and not for speculative purposes; and

(ii)    do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

(B)    arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of the Company’s obligations or those of any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the purchase or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary, as applicable, in connection with such purchase or disposition;

(5)    Indebtedness of the Company and Guarantees thereof, to the extent the net proceeds thereof are promptly:

(A)    used to purchase notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B)    deposited to defease the notes as described below under “—Defeasance”;

(6)    Guarantees of the notes and Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to the notes or a Subsidiary Guarantee, then such Guarantee shall be subordinated in right of payment to the notes or such Subsidiary Guarantee to the same extent as the Indebtedness Guaranteed; and provided, further, that only the Company and Subsidiary Guarantors may Guarantee Indebtedness Incurred pursuant to the first paragraph of this covenant;

(7)    Indebtedness Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired, plus goodwill associated therewith) by the Company or a Restricted Subsidiary after the Closing Date; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed the greater of $50 million and 3.5% of Total Assets at the time of Incurrence;

(8)    Non-Recourse Indebtedness of the Mortgage Subsidiary Incurred to finance the purchase of the Company’s headquarters buildings and related real and personal property in an aggregate principal amount not to exceed $35 million (and Non-Recourse Indebtedness of the Mortgage Subsidiary issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness Incurred pursuant to this clause (8));

(9)    Acquired Indebtedness; provided, however, that after giving effect to the Incurrence of such Indebtedness pursuant to this clause (9) and the related acquisition transaction, either (a) the Company would have been able to Incur $1.00 of Indebtedness under the first paragraph of this covenant or (b) the Company’s Consolidated Leverage Ratio would not be greater than such ratio immediately prior to such acquisition transaction;

(10)    Indebtedness under Shareholder Subordinated Notes;

(11)    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings); and

(12)    Indebtedness (in addition to Indebtedness permitted under clauses (1) through (11) above) in an aggregate principal amount outstanding at any time not to exceed $35 million.

Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount of Indebtedness shall not be included.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided, however, that the Company need not classify such item of Indebtedness solely by reference to one provision permitting such Indebtedness, but instead may classify such item of Indebtedness in part by reference to one such provision and in part by reference to one or more other provisions of this covenant; provided, further, that Indebtedness under Credit Agreements outstanding on the Closing Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this covenant.

Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness that pursuant to its terms is subordinated or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)    declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (A) dividends or distributions payable solely in shares of the Company’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Disqualified Stock); and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any Restricted Subsidiary;

(2)    purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

(A)    the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person; or

(B)    a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Company’s Capital Stock;

(3)    make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Indebtedness that is subordinated in right of payment to the notes or any Subsidiary Guarantee (other than Indebtedness Incurred under clause (2) of the second paragraph of the “Limitation on Indebtedness” covenant); or

(4)    make any Investment, other than a Permitted Investment, in any Person; (such payments or any other actions described in clauses (1) through (4) above being collectively called “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)    a Default or Event of Default shall have occurred and be continuing;

(B)    the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; or

(C)    the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution) made after the Closing Date shall exceed the sum of:

(i)    the amount by which Consolidated EBITDA of the Company exceeds 140% of Consolidated Interest Expense of the Company, in each case determined on a cumulative basis during the period (taken as one accounting period) beginning on July 1, 2007 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the “SEC Reports and Reports to Holders” covenant; plus

(ii)    the aggregate Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after July 10, 2007 from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to July 10, 2007 upon the conversion of such Indebtedness into the Company’s Capital Stock (other than Disqualified Stock), or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes); plus

(iii)    an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

(1)    the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

(2)    the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness” covenant;

(3)    the repurchase, redemption or other acquisition of the Company’s Capital Stock or that of an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(4)    the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of any Indebtedness which is subordinated in right of payment to the notes or any Subsidiary Guarantee in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(5)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company’s property and assets;

(6)    Investments in any Person the primary business of which is related, ancillary or complementary to the Company’s business and that of the Restricted Subsidiaries on the date of such Investments; provided, however, that the aggregate amount of Investments made pursuant to this clause (6) does not exceed the sum of:

(A)    $40 million, plus

(B)    the amount of Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after the Closing Date from the sale of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds or non-cash proceeds are used to make Restricted Payments pursuant to clause (4)(C)(ii) of the first paragraph of this “Limitation on Restricted Payments” covenant, or clause (3), (4) or (7) of this paragraph, plus

(C)    the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds from the sale of any such Investment (except in each case to the extent any such distributions, repayments or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investments”), provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

(7)    Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock), except to the extent such Investments have been used to make Restricted Payments pursuant to clause (4)(C) (ii) of the first paragraph of this “Limitation on Restricted Payments” covenant;

(8)    payments of cash in lieu of fractional shares of the Company’s Capital Stock in an aggregate amount not to exceed $250,000;

(9)    Restricted Payments in addition to the Restricted Payments permitted by the other clauses of this paragraph, in an aggregate amount not to exceed $35 million;

(10)    the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) or the payment of any dividend to Parent in order to fund the repurchase, redemption or other acquisition of Capital Stock of Parent (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly the directors, officers or employees of Parent, the Company or any of the Company’s Restricted Subsidiaries, provided, however, that (x) the only consideration paid by the Company or any Restricted Subsidiary in respect of such redemptions, repurchases or other acquisitions for value shall be cash and Shareholder Subordinated Notes, and (y) the sum of (I) the aggregate amount paid by the Company or any Restricted Subsidiary in cash in respect of all such redemptions, repurchases or other acquisitions for value pursuant to this clause (10) plus (II) the aggregate amount of all cash payments made on all Shareholder Subordinated Notes shall not exceed $10 million;

(11)    the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) (A) in exchange for other Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), including in connection with a Benefit Plan Exchange Offer, (B) upon the conversion of Preferred Stock or the exercise, exchange or conversion of options, warrants or other rights to acquire Capital Stock of the Company, or (C) tendered to the Company by a holder of Capital Stock of the Company in settlement of indemnification or similar claims by the Company against such holder, so long as no cash or other consideration is paid to such holder in connection with such purchase, redemption or other acquisition for value (unless otherwise independently permitted under another provision of this “Limitation on Restricted Payments” covenant);

(12)    the declaration and payment of dividends to holders of Disqualified Stock of the Company issued in compliance with the covenant described under “—Limitation on Indebtedness” to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(13)    Permitted Payments to Parent;

(14)    the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) tendered by the holder thereof in payment of withholding or other taxes relating to the vesting, delivery, exercise, exchange or conversion of options, restricted stock, restricted stock units, warrants or other rights relating to, or representing rights to acquire, Capital Stock of the Company; and

(15)    purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

provided further, however, that, except in the case of clauses (1), (3), (4), (7), (11), (13), (14) and (15) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) or (15) thereof, an exchange of Capital Stock (or options, warrants or other rights to acquire Capital Stock) for Capital Stock (or options, warrants or other rights to acquire Capital Stock) or Indebtedness referred to in clause (3), (4), (11) or (14) thereof and an Investment referred to in clause (6) or (7) thereof), and the Net Cash Proceeds and the fair market value of non-cash proceeds from any issuance of Capital Stock referred to in clauses (3), (4), (6) and (7) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that is pari passu in right of payment with the notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2)    pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3)    make loans or advances to the Company or any Restricted Subsidiary; or

(4)    transfer any of its property or assets to the Company or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)    existing on the Closing Date or any other agreements in effect on the Closing Date, and any amendments, modifications, extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, refinancings, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

(2)    existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

(3)    existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments, modifications, extensions, refinancings, renewals or replacements of such encumbrances or restrictions; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

(4)    in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A)    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on any of the property or assets of the Company or a Restricted Subsidiary not otherwise prohibited by the Indenture; or

(C)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the property or assets of the Company or a Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

(5)    with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(6)    contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A)    the encumbrance or restriction either:

(i)    applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii)    is contained in a Credit Agreement;

(B)    the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company); and

(C)    the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the notes;

(7)    arising from customary provisions in joint venture agreements and other agreements entered into in the ordinary course of business;

(8)    pursuant to the notes and the Subsidiary Guarantees and any exchange notes and Subsidiary Guarantees exchanged therefor or for Additional Notes and the related Subsidiary Guarantees to be issued pursuant to the Indenture and the Registration Rights Agreement;

(9)    imposed on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)    imposed in connection with purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature specified in clause (4) above on the property so acquired;

(11)    contained in the terms of any Indebtedness of any Restricted Subsidiary that is Incurred as permitted pursuant to the “Limitation on Indebtedness” covenant;

(12)    imposed in connection with any Investment not prohibited by the “Limitation on Restricted Payments” covenant and or in connection with any Permitted Investment;

(13)    contained in the terms of any Secured Indebtedness otherwise permitted to be Incurred pursuant to the “Limitation on Indebtedness” and “Limitation on Liens” covenants that limit the right of the debtor to dispose of the assets securing such Secured Indebtedness; or

(14)    applicable to a Receivables Subsidiary and effected in connection with a Qualified Receivables Financing; provided, however, that such restriction or encumbrance applies only to such Receivables Subsidiary.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from:

(1)    creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant; or

(2)    restricting the sale or other disposition of the Company’s property or assets or the property or assets of any of its Restricted Subsidiaries that secure the Company’s Indebtedness or the Indebtedness of any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to acquire shares of such Capital Stock) except:

(1)    to the Company or a Wholly Owned Restricted Subsidiary;

(2)    issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law;

(3)    if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4)    issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with the “Limitation on Asset Sales” covenant; and

(5)    issuances to employees of PAETEC Software Corp. of shares (and options, warrants and other rights to acquire or purchase shares) of the Capital Stock of PAETEC Software Corp. pursuant to employee incentive plans in an aggregate amount, calculated on an as-converted basis, not to exceed at any time 10% of the number of shares of Capital Stock of PAETEC Software Corp. then issued and outstanding, so long as PAETEC Software Corp. is a Subsidiary Guarantor.

Limitation on Transactions With Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a Related Person or an Affiliate.

The foregoing limitation does not limit and shall not apply to:

(1)    transactions:

(A)    approved by a majority of the disinterested members of the Company’s Board of Directors or by a majority of the members of the audit committee or compensation committee of such Board of Directors constituted in accordance with the rules of The Nasdaq Stock Market, Inc. or other United States national securities exchange; or

(B)    for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view:

(2)    any transaction solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

(3)    fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors (or a committee thereof) or senior management;

(4)    any transactions pursuant to employment agreements or arrangements entered into by the Company or any Restricted Subsidiary in the ordinary course of business and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or other employee benefit plans approved by the Company’s Board of Directors;

(5)    any grant of stock options, restricted stock or other awards to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Company’s Board of Directors;

(6)    any transactions pursuant to any agreement or arrangement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Closing Date;

(7)    the issuance of Capital Stock of the Company (other than Disqualified Stock);

(8)    a Parent Transaction;

(9)    any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant; or

(10)    sales of accounts receivable, or participations therein, in connection with any Qualified Receivables Financing.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions With Affiliates” covenant and not covered by clauses (2) through (10) of the foregoing paragraph, (a) the aggregate amount of which exceeds $20 million, but does not exceed $50 million, in value, must be determined to be fair in the manner provided for in clause (1)(A) or (1)(B) above and (b) the aggregate amount of which exceeds $50 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary except Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction shall not apply to any sale-leaseback transaction if:

(1)    the Company or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (b) create a Lien on such property securing such Attributable Debt pursuant to the “Limitation on Liens” covenant; and

(2)    the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in compliance with the “Limitation on Asset Sales” covenant.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1)    the consideration received by the Company or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2)    at least 75% of the consideration received consists of cash, Temporary Cash Investments or the assumption of Indebtedness of the Company (other than Indebtedness that is subordinated in right of payment to the notes) or a Restricted Subsidiary (other than Indebtedness that is subordinated in right of payment to the Subsidiary Guarantee of such Restricted Subsidiary) and unconditional release of the Company or the Restricted Subsidiary from all liability on the Indebtedness assumed.

Within 12 months after the date of consummation of such Asset Sale, the Company shall or shall cause the relevant Restricted Subsidiary to:

(A)    apply an amount equal to the Net Cash Proceeds of such Asset Sale to repay Indebtedness constituting First Lien Obligations and permanently reduce the commitments in respect thereof; provided that (x) to the extent that the terms of First Lien Obligations other than the notes require that such First Lien Obligations are repaid with the Net Cash Proceeds of Asset Sales prior to repayment of other Indebtedness, the Company and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligations prior to repaying the notes and (y) subject to the foregoing clause (x), if the Company or any Restricted Subsidiary shall so reduce First Lien Obligations, the Company will equally and ratably reduce Obligations under the notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an Offer to Purchase to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the pro rata principal amount of notes; or

(B)    invest an equal amount, or the amount of Net Cash Proceeds of such Asset Sale not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within such 12-month period, which investment shall be consummated within 12 months after the date of such agreement ), in (i) property or assets (other than current assets) of a nature or type or that are used in a business similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) (a “Related Business”) or (ii) the Capital Stock of a Person primarily engaged in a Related Business that becomes a Restricted Subsidiary as a result of such investment; and

(C)    apply such Net Cash Proceeds (to the extent not applied pursuant to clause (A) or (B)) as provided in the following paragraph of this “Limitation on Asset Sales” covenant.

The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $20 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other of the Company’s First Lien Obligations or other Senior Indebtedness secured by a Lien permitted under the Indenture (which Lien is not subordinated to the Lien of the notes with respect to the Collateral), equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other First Lien Obligations or Senior Indebtedness, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to, but excluding, the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other First Lien Obligations and Senior Indebtedness tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such other First Lien Obligations and Senior Indebtedness to be purchased on a pro rata basis. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

The terms of the Closing Date Credit Agreement require that term loans thereunder be repaid with the Net Cash Proceeds of Asset Sales prior to repayment of the notes.

Future Subsidiary Guarantors

The Indenture will require that the Company cause each Person that becomes a Domestic Restricted Subsidiary of the Company following the Closing Date (and is eligible to be a Subsidiary Guarantor) and any Foreign Restricted Subsidiary that Guarantees any Indebtedness of the Company or any Domestic Restricted Subsidiary of the Company to (1) execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary or Foreign Restricted Subsidiary will guarantee the payment and performance of the notes and (2) execute and deliver an amendment, supplement or other instrument in respect of the Collateral Agreements necessary to cause such Subsidiary to become a grantor thereunder and take all action required thereunder to perfect the Liens created thereunder, as well as to execute and deliver to the Trustee joinders to the First Lien Intercreditor Agreement, in each case at the time such Person becomes a Domestic Restricted Subsidiary or Guarantees any such Indebtedness, as applicable.

Repurchase of Notes Upon a Change of Control

The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to, but excluding, the Payment Date.

The Company cannot assure you that it will have sufficient funds available at the time of any Change of Control to make any payment on outstanding Indebtedness (including repurchases of the notes) required by the foregoing covenant (or that may be contained in agreements relating to the Company’s other Indebtedness which might be outstanding at such time).

The above covenant requiring the Company to repurchase the notes will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

SEC Reports and Reports to Holders

Whether or not the Company is then required to file reports with the SEC under the Exchange Act, the Company will file with the SEC (unless the SEC will not accept or does not permit such a filing, in which case the Company will supply to the Trustee for forwarding to each holder, without cost to any holder), within the time periods specified in the SEC’s rules and regulations:

(1)    all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms under the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports under the Exchange Act.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company agrees that, for so long as any notes remain outstanding, if at any time it is not required to file with the SEC the reports and other information required by the preceding paragraphs, it will furnish to holders of notes and prospective investors in the notes, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For so long as the Company files the foregoing reports and other information with the SEC, the Company will be deemed to have furnished such reports and other information to the Trustee if the Company has filed such reports and other information with the SEC via the EDGAR filing system or any successor electronic filing system and such reports are publicly available.

Consolidation, Merger and Sale of Assets

The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company, unless:

(1)    the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased the Company’s property and assets shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations on all of the notes and under the Indenture;

(2)    immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3)    immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation, merger or sale of all or substantially all of the Company’s assets if immediately after giving effect to such transaction, on a pro forma basis, the Company or any Person becoming the successor obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; and

(4)    the Company delivers to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that clause (3) above will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or to create a holding company pursuant to a Parent Transaction and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. In addition, clause (3) above will not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets between or among the Company and any Restricted Subsidiaries.

The Person formed by such consolidation or merger, or to which such sale, transfer, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but in the case of

(1)    a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company), or

(2)    a lease,

the Company will not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the notes.

Events of Default

The following events are defined as “Events of Default” in the Indenture:

(1)    default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2)    default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days;

(3)    default in the performance or breach of the provisions of the “Consolidation, Merger and Sale of Assets” covenant or the failure to make or consummate an Offer to Purchase in accordance with the “Limitation on Asset Sales” or “Repurchase of Notes Upon a Change of Control” covenant;

(4)    the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or any Collateral Agreement or under the notes (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee to the Company or the holders of 25% or more in aggregate principal amount of the notes to the Company and the Trustee;

(5)    there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)    any final judgment or order (not covered by insurance) for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)    a court having jurisdiction in the premises enters a decree or order for

(A)    relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B)    appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)    the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8)    the Company or any Significant Subsidiary

(A)    commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B)    consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)    effects any general assignment for the benefit of creditors;

(9)    Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or

(10)    any Collateral Agreement with respect to a material portion of the Collateral shall cease to be in full force and effect other than in accordance with the terms such Collateral Agreement or the First Lien Intercreditor Agreement, or shall cease to give the Collateral Agent for the benefit of the holders of notes the Liens, rights, powers and privileges purported to be created thereby in any material portion of the Collateral.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of such holders shall, declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with “—Certain Covenants—SEC Reports and Reports to Holders” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the additional interest begins to accrue on any notes. The additional interest will accrue on all outstanding notes from and including the date on which such Event of Default first occurs to, but excluding, the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if such Event of Default shall have been cured or waived prior to such 120th day), such special interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided above. In the event the Company does not elect to pay additional interest upon an Event of Default in accordance with this paragraph, the notes will be subject to acceleration as provided above. If the Company elects to pay such additional interest, it will notify the Trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs.

In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to such clause (5) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The holders of at least a majority in principal amount of the outstanding notes, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee pursuant to the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such notes.

A holder may not pursue any remedy with respect to the Indenture or the notes unless:

(1)    the holder gives the Trustee written notice of a continuing Event of Default;

(2)    the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

(3)    such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)    during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal amount of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture will require certain of the Company’s officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and their performance under the Indenture and that the Company and the Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Defeasance

Defeasance and Discharge

The Indenture will provide that the Obligors will be deemed to have paid and will be discharged from any and all obligations in respect of the outstanding notes, and the provisions of the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement will no longer be in effect with respect to the notes

(except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)    the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the notes;

(2)    the Company has delivered to the Trustee

(A)    either (i) an opinion of counsel to the effect that holders of notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this “defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (ii) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

(B)    an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)    immediately after giving effect to such deposit, on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith), and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

(4)    if at such time the notes are listed on a national securities exchange, the Company has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default

The Indenture will further provide that the provisions of the Indenture will no longer be in effect with respect to clause (3) under “—Consolidation, Merger and Sale of Assets” and all the covenants described herein under “—Certain Covenants,” and clause (3) under “—Events of Default” with respect to such clause (3) under “—Consolidation, Merger and Sale of Assets,” clause (4) under “—Events of Default” with respect to such other covenants and clauses (5), (6), (9) and (10) under “—Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the notes, the satisfaction of the provisions described in clauses (2)(B), (3) and (4) under “—Defeasance—Defeasance and Discharge” and the delivery by the Company to the Trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Satisfaction and Discharge

The Indenture and the Collateral Agreements will be discharged and will cease to be of further effect when:

(1)    either:

(a)    all notes that have been authenticated and delivered (other than destroyed, lost or stolen notes that have been replaced, notes that are paid and notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company or any other Obligor has paid all sums payable under the Indenture; or

(b)    all notes mature within one year or are to be called for redemption within one year and the Company or any other Obligor has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and accrued interest on the notes to the date of maturity or redemption and all other sums payable under the Indenture;

(2)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Indenture (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith) or any other instrument to which the Company or any other Obligor is a party or by which the Company or any other Obligor is bound; and

(3)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as applicable.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

With the Consent of Holders

Modifications and amendments of the Indenture, the Collateral Agreements, the First Lien Intercreditor Agreement and the notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding, and the holders of not less than a majority in aggregate principal amount of the notes then outstanding, by written notice to the Trustee, may waive future compliance by the Company and the Subsidiary Guarantors with any provision of the Indenture, the Collateral Agreements, the First Lien Intercreditor Agreement or the notes; provided, however, that no such modification, amendment or waiver may, without the consent of each affected holder of notes (with respect to any notes held by a non-consenting holder):

(1)    change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)    reduce the principal amount of, or interest or premium, if any, on any note;

(3)    change the place or currency of payment of principal of, or interest or premium, if any, on any note;

(4)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note or any Subsidiary Guarantee;

(5)    reduce the percentage of outstanding notes, the consent of whose holders is necessary to modify or amend the Indenture or the notes, waive future compliance with any provision of the Indenture or the notes or waive past Defaults;

(6)    waive a default in the payment of principal of, or interest or premium, if any, on the notes; or

(7)    release any Subsidiary Guarantee other than pursuant to the terms of the Indenture.

In addition, without the consent of at least 66 2/3% in aggregate principal amount of notes then outstanding, an amendment, supplement or waiver may not:

(1)    release all or substantially all of the Collateral; or

(2)    modify the First Lien Intercreditor Agreement in any manner materially adverse to the holders of the notes other than in accordance with the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement.

Without the Consent of Holders

The Company, when authorized by a resolution of its Board of Directors (as evidenced by a board resolution), and the Trustee may amend or supplement the Indenture, the Collateral Agreements, the First Lien Intercreditor Agreement or the notes without notice to or the consent of any holder:

(1)    to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Company as evidenced by a board resolution, adversely affect the interests of the holders in any material respect;

(2)    to comply with the “Consolidation, Merger and Sale of Assets” covenant;

(3)    to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(4)    to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee;

(5)    to provide for uncertificated notes in addition to or in place of certificated notes;

(6)    to add one or more additional Guarantees or grantors under the Collateral Agreements;

(7)    to grant Liens securing the notes;

(8)    to conform the terms of the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement to the terms set forth under “Description of the Notes” in this prospectus;

(9)    to provide for the issuance of Additional Notes;

(10)    to add Additional First Lien Secured Parties to any Collateral Agreement or the First Lien Intercreditor Agreement;

(11)    to release Collateral as permitted by the Indenture, the Collateral Agreements or the First Lien Intercreditor Agreement; or

(12)    to make any change that, in the good faith opinion of the Board of Directors of the Company as evidenced by a board resolution, does not materially and adversely affect the rights of any holder.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future stockholder, other equityholder, officer, director, employee or controlling Person, as such, of either the Company or the Subsidiary Guarantors or of any of their respective successors. Each holder, by accepting the notes, waives and releases all such liability.

Trustee

The Indenture provides that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the Trust Indenture Act incorporated by reference into the Indenture contain limitations on the rights of the Trustee, if it should become a creditor of an Obligor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or the Company’s affiliates; provided that, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The exchange notes will initially be represented by one or more global notes in registered form without interest coupons attached.

Global notes will be exchanged with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, global notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below under “—Exchange of Global Notes for Certificated Notes,” beneficial interests in global notes may not be exchanged for notes in certificated form and owners of beneficial interests in global notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System, or “Euroclear,” and Clearstream Banking, S.A., or “Clearstream,” is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, or “participants,” and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which are referred to as “indirect participants,” that clear though or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the global notes, DTC will credit the accounts of participants with portions of the principal amount of the global notes; and

(2)	ownership of these interests in global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

All interests in a global note may be subject to the procedures and requirements of DTC. Interests in a global note held through Euroclear or Clearstream also may be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to persons that are subject to those requirements will be limited to that extent. Because DTC may act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global note to pledge those interests to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in registered, certificated form, and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of and premium, interest and special interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names notes, including global notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

(1)	any aspect or accuracy of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in global notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including payments of principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective ownership interests in the relevant security as shown on DTC’s records. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of any notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. If there has occurred and is continuing an Event of Default under the notes, DTC reserves the right to exchange the applicable global notes for notes in registered, certificated form, and to distribute such certificated forms of notes to its participants.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for definitive notes in registered, certificated form if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the applicable global notes and we thereupon fail to appoint a successor depository within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act;

•	we, at our option, notify the Trustee in writing that we elect to cause the issuance of the notes in certificated form; or

•	there has occurred and is continuing an Event of Default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the Trustee by DTC on behalf of its direct or indirect participants in accordance with the Indenture.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of its direct or indirect participants (in accordance with DTC’s customary procedures).

Same Day Settlement and Payment

Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. Such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants, they are under no obligation to perform or to continue to perform those procedures, and may discontinue or change those procedures at any time. Neither we, the Trustee nor any agent of us or the Trustee will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Additional First Lien Obligations” has the meaning specified in the First Lien Intercreditor Agreement and shall include the Notes Obligations.

“Additional First Lien Secured Party” means the holder of any Additional First Lien Obligations, including the holders of notes, and any Authorized Representative with respect thereto, including the Trustee.

“Adjusted Consolidated Net Income” means, for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)    the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

(2)    solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

(3)    the net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4)    any gains or losses (on an after-tax basis) attributable to Asset Sales;

(5)    solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

(6)    all extraordinary, unusual or non-recurring gains and losses; and

(7)    any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of such Person or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the Designated Credit Agreement and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of:

(1)    1.0% of the then outstanding principal amount of the note; and

(2)    the excess of:

(a)    the present value at such redemption date of (i) the redemption price of the note at June 30, 2013 (such redemption price being set forth in the table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the note, through June 30, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)    the then outstanding principal amount of the note.

“Asset Acquisition” means:

(1)    an investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Person’s primary business is related, ancillary or complementary to the Company’s businesses and those of the Restricted Subsidiaries on the date of such investment; or

(2)    an acquisition by the Company or any Restricted Subsidiary of the property and assets of any Person other than the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person; provided, however, that the property and assets acquired are related, ancillary or complementary to the Company’s businesses and those of the Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Company or any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) of:

(1)    all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2)    all or substantially all of the assets that constitute a division or line of business of the Company or any of the other Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any of its Restricted Subsidiaries of:

(1)    all or any of the Capital Stock of any Restricted Subsidiary, except to the extent permitted pursuant to clause (5) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant;

(2)    all or substantially all of the property and assets of an operating unit or business of the Company or any Restricted Subsidiary; or

(3)    any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided, however that “Asset Sale” shall not include:

(A)    sales or other dispositions of inventory, receivables and other current assets;

(B)    sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(C)    sales, transfers or other dispositions of assets with a fair market value not in excess of $20 million in any transaction or series of related transactions;

(D)    the sale, transfer or other disposition of the Capital Stock of ExtreamTV, LLC and assets related thereto; or

(E)    sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in clause (B) of the second paragraph of the “Limitation on Asset Sales” covenant.

“Attributable Debt” means Indebtedness deemed to be Incurred in respect of a sale-leaseback transaction, which will be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the administrative agent under the Designated Credit Agreement, (ii) in the case of the Notes Obligations or the holders of notes, the Trustee and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing

(1)    the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by

(2)    the sum of all such principal payments.

“Benefit Plan Exchange Offer” means any transaction in which the Company acquires and/or retires Equity Plan Securities in exchange for other Equity Plan Securities.

“Board Designees” means individuals designated as “Continuing PAETEC Corp. Directors” or “Continuing US LEC Directors” in Article III, Section 8 of the bylaws of the Company (as such Article III, Section 8 is in effect on the date of the Indenture) whose appointment or nomination for election to the Board of Directors of the Company is effectuated in accordance with Article III, Section 8 of the bylaws of the Company (as such Article III, Section 8 is in effect on the date of the Indenture).

“Board of Directors” means the Board of Directors of the Company or the Board of Directors, the Board of Managers or other governing body of any Subsidiary Guarantor, as applicable.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)    a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Existing Stockholders, has become the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Company’s Voting Stock, on a Fully Diluted Basis;

(2)    individuals who on the Closing Date constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination by such Board of Directors for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office;

(3)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction;

(4)    any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act);

(5)    the adoption by the Company’s stockholders of a plan or proposal for the liquidation, winding up or dissolution of the Company; or

(6)    after the occurrence of a Parent Transaction, the first day on which Parent ceases to be the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company.

For the purposes of clause (2) above, at any time prior to February 28, 2010, all Board Designees shall be deemed to be members of the Board of Directors of the Company whose election or nomination for election to such Board of Directors was approved in the manner set forth in such clause (2).

Notwithstanding any of the foregoing, a Parent Transaction shall not constitute a Change of Control.

“Closing Date” means the date on which the original notes are originally issued under the Indenture.

“Closing Date Credit Agreement” means the credit facilities existing or authorized under the Credit Agreement, dated as of February 28, 2007, as amended as of the Closing Date, among the Company, the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and CIT Lending Services Corporation, as Documentation Agent.

“Collateral” has the meaning specified in the Security Agreement and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Notes Obligations is granted or purported to be granted under any Collateral Agreement.

“Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the lenders and other secured parties under the Closing Date Credit Agreement and in its capacity as collateral agent for the First Lien Secured Parties, together with its successors and permitted assigns under the Closing Date Credit Agreement, the Indenture and the First Lien Documents exercising substantially the same rights and powers.

“Collateral Agreements” mean the Security Agreement, the other First Lien Security Documents (as defined in the First Lien Intercreditor Agreement) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of First Lien Obligations.

“Common Stock” means, with respect to any Person, such Person’s equity other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

“Consolidated EBITDA” means, for any period and with respect to any Person, Adjusted Consolidated Net Income of such Person for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(A)    Consolidated Interest Expense;

(B)    income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

(C)    depreciation expense;

(D)    amortization expense; and

(E)    all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the aggregate amount of interest in respect of Indebtedness, including, without limitation, (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (iii) the net costs associated with Interest Rate Agreements; (iv) interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries; (v) the interest component of rentals in respect of Capitalized Lease Obligations; and (vi) dividends on Disqualified Stock, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; excluding, however,

(1)    in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

(2)    any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes;

in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1)    the aggregate principal amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

(2)    the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent four fiscal quarters for which such Person’s financial statements have been filed with the SEC or provided to the Trustee pursuant to the “SEC Reports and Reports to Holders” covenant (such four fiscal quarter period being the “Four Quarter Period”); provided, that in making the foregoing calculation:

(A)    pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

(B)    pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C)    pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (B) or (C) of this definition requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of a responsible financial officer of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies resulting from the action being given pro forma effect (including, without limitation, the Merger) that have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken within 12 months immediately following any such action.

Notwithstanding the foregoing, the Non-Recourse Indebtedness permitted to be Incurred pursuant to clause (8) of the second paragraph of the “Limitation on Indebtedness” covenant shall not be deemed Indebtedness for purposes of the definition of Consolidated Leverage Ratio.

The Four Quarter Period may include fiscal quarters of the applicable Person that ended, and Asset Acquisitions (including the Merger) and Asset Dispositions that were consummated, before the date of the Indenture.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreements” means (i) the Closing Date Credit Agreement and (ii) any and all other credit agreements, vendor financings, or similar facilities or other evidences of indebtedness of the Company and any Restricted Subsidiary for the Incurrence of Indebtedness, including letters of credit, bankers acceptances and any related notes, Guarantees, collateral and security documents, instruments and agreements executed in connection therewith, in each case as the same may be amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to refinance or otherwise replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under any such Credit Agreement or a successor Credit Agreement.

“Credit Agreement Obligations” means, collectively, (i) the “Obligations” as defined in the Designated Credit Agreement and (ii) all amounts owing to any “Other Creditors” (as defined in the Security Agreement) pursuant to the terms of any “Secured Hedging Agreement” (as defined in the Security Agreement), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the respective Secured Hedging Agreement, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Credit Agreement Secured Parties” has the meaning specified in the First Lien Intercreditor Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Credit Agreement” means the agreement designated as the “Credit Agreement” for purposes of the First Lien Intercreditor Agreement in accordance with the terms thereof, and initially shall be the Closing Date Credit Agreement.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the date on which the Credit Agreement Obligations are no longer secured by such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a refinancing of such Credit Agreement Obligations with Additional First Lien Obligations secured by such Shared Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under the Designated Credit Agreement so refinanced to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of the First Lien Intercreditor Agreement.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)    required to be redeemed prior to the Stated Maturity of the notes;

(2)    redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

(3)    convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or into or for Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale,” “change of control” or similar event occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the provisions relating to such “asset sale,” “change of control” or similar event applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control” covenants described above and such Capital Stock, or the agreements or instruments governing the repurchase or redemption rights thereof, specifically provide that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control” covenants described above.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (i) a Foreign Restricted Subsidiary or (ii) a Subsidiary of a Foreign Restricted Subsidiary.

“Equity Plan” means any stock option, restricted stock, stock incentive, employee stock purchase, deferred compensation, profit sharing, defined benefit, defined contribution or other benefit plan of the Company or any of its Subsidiaries and the related award agreements under each such plan.

“Equity Plan Securities” means any Capital Stock of the Company and options, warrants and other rights to acquire Capital Stock of the Company awarded, granted, sold or issued pursuant to any Equity Plan.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Account” means (x) each of the following deposit accounts: (i) Account Number xxxxxx265, Account Name: PAETEC Communications, Inc. Equipment for Services, which account is maintained at Chase Manhattan Bank (JPMorgan Chase Bank, N.A.) (or any successor deposit account at JPMorgan Chase Bank, N.A. or at any other financial institution (only for so long as such account(s) or successor account(s) have an aggregate balance that shall not exceed $2.0 million and such funds relate solely to the “Equipment for Services” program)); (ii) any deposit account used solely for (A) funding payroll or segregating payroll taxes or (B) segregating 401(k) contributions or contributions to an Equity Plan and other health and benefit plans, in each case for payment in accordance with any applicable laws, and (iii) any deposit account holding customer deposits which by its terms or applicable law may not be pledged, provided that the deposit accounts referred to in clauses (i) and (ii) above shall only be Excluded Accounts if, and only so long as, the terms thereof or applicable law prevents a security interest being taken in such deposit accounts; (y) the following securities account: Account Number xxxxxx282, Account Name: PaeTec Communications, Inc., which account is maintained at Manufacturers & Traders Trust Co. (only for so long as such account has a balance of less than $15.0 million and is used to secure obligations in respect of letters of credit); and (z) any other deposit account or securities account permitted to be excluded under the Security Agreement; provided that, if at any time the monthly collections or balance of any deposit account or securities account described above exceed the limit indicated for such deposit account or securities account above, such deposit account or securities account shall cease to be an Excluded Account.

“Excluded Assets” has the meaning set forth under “—Security—General.”

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries in existence on the Closing Date.

“Existing Stockholders” means one or more of Arunas A. Chesonis and his Affiliates.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the Indenture and the Collateral Agreements.

“First Lien Event of Default” means an “Event of Default” (or similar defined term) under and as defined in the Designated Credit Agreement, the Indenture or any other First Lien Documents governing First Lien Obligations.

“First Lien Obligations” means, collectively, (i) all Credit Agreement Obligations and (ii) any Series of Additional First Lien Obligations, including the Notes Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations, including the holders of the notes and the Trustee.

“Foreign Restricted Subsidiaries” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncement in SEC staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Statement Nos. 141 and 142 of the Financial Accounting Standards Board.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning.

“Impairment” means, with respect to any Series of First Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)    the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)    the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)    all Capitalized Lease Obligations of such Person;

(6)    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)    all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)    to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and

(9)    the maximum fixed redemption or repurchase price of Disqualified Stock, exclusive of accrued dividends, of such Person at the time of determination.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP.

Notwithstanding the foregoing, the following will not constitute Indebtedness:

(A)    any obligation in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, security or performance cash deposits, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, in each case incurred in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(B)    any obligation consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(C)    cash management or similar treasury or custodial arrangements;

(D)    any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or cash equivalents (in an amount sufficient to satisfy all obligations, relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness;

(E)    any obligation arising from the honoring by a bank or other financial institution or a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five business days after its incurrence;

(F)    money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness, so long as such money is held to secure the payment of such interest; and

(G)    any liability for federal, state, local or other taxes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Company’s balance sheet or those of any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)    the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)    the fair market value of the Capital Stock (or any other Investment) held by the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:

(1)    “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2)    the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Major Non-Controlling Authorized Representative” has the meaning set forth under “—Security—First Lien Intercreditor Agreement.”

“Merger” means the merger transactions consummated on February 28, 2007 pursuant to the Agreement and Plan of Merger, dated as of August 11, 2006, as amended as of December 22, 2006 and as of February 6, 2007, among US LEC Corp., PAETEC Corp., the Company, WC Acquisition Sub U Corp. and WC Acquisition Sub P Corp.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Mortgage Subsidiary” means the Restricted Subsidiary that Incurs Non-Recourse Indebtedness pursuant to clause (8) of the second paragraph of the “Limitation on Indebtedness” covenant.

“Net Cash Proceeds” means,

(1)    with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(A)    brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants, consultants and investment bankers) related to such Asset Sale,

(B)    provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

(C)    payments made to repay Senior Indebtedness (other than First Lien Obligations) or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale, and

(D)    appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2)    with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Controlling Authorized Representative Enforcement Date” has the meaning set forth under “—Security—First Lien Intercreditor Agreement.”

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Non-Recourse Indebtedness” means Indebtedness:

(1)    as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a Lien on the Company’s headquarters buildings and related real and personal property and other than “carve outs” guarantees and environmental indemnities in respect of Non-Recourse Indebtedness, in each case on customary and commercially reasonable terms, it being understood that the Investments contemplated by clause (9) of the definition of “Permitted Investments” shall not constitute credit support so long as neither the Company nor any of its Restricted Subsidiaries has agreed with (or for the benefit of) the lender or holder of the Non-Recourse Indebtedness to make such Investments except pursuant to a lease of the headquarters buildings and related real and personal property by the Mortgage Subsidiary to the Company and its Restricted Subsidiaries, such “carve outs” guarantees or such environmental indemnities or (b) is directly or indirectly liable as a guarantor or otherwise;

(2)    the terms of which do not provide for a cross-default or cross-acceleration to any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than the Mortgage Subsidiary); and

(3)    as to which the explicit terms provide that there is no recourse against any of the assets of the Company or any of its Restricted Subsidiaries, other than recourse against the Company’s headquarters buildings and related real and personal property.

“Notes Obligations” means Obligations in respect of the notes, the Subsidiary Guarantees, the Indenture or the Collateral Agreements.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Obligor” means a Person obligated as an issuer or guarantor of the notes.

“Offer to Purchase” means an offer to purchase notes by the Company from the holders commenced by mailing a notice to the Trustee and each holder stating:

(1)    the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)    the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)    that any note not tendered will continue to accrue interest pursuant to its terms;

(4)    that, unless the Company defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)    that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6)    that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased;

(7)    that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $1,000 or an integral multiple thereof; and

(8)    in the event of an Offer to Purchase as a result of the occurrence of a Change of Control exclusively, the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to such Change of Control.

On the Payment Date, the Company shall:

(A)    accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;

(B)    deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

(C)    deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase notes pursuant to an Offer to Purchase.

“Parent” means any Person that as a result of and after a Parent Transaction is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company.

“Parent Transaction” means a transaction, whether by merger, contribution, capitalization or otherwise, pursuant to which the Company becomes a wholly-owned subsidiary of Parent; provided that all of the Restricted Subsidiaries of the Company immediately prior to such transaction (other than any Restricted Subsidiary participating in such transaction that ceases to exist upon the consummation of such transaction) shall remain Restricted Subsidiaries of the Company immediately after such transaction and the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of the Company immediately prior to such transaction shall be the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of Parent in substantially the same proportion immediately after such transaction.

“Permitted Investment” means:

(1)    an Investment in the Company or a Restricted Subsidiary of the Company (other than the Mortgage Subsidiary) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary (other than the Mortgage Subsidiary); provided, however, that such Person’s primary business is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of such Investment;

(2)    Temporary Cash Investments;

(3)    payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)    Capital Stock, obligations or securities received in settlement of Indebtedness or other obligations Incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of litigation, arbitration or other disputes, including in connection with a bankruptcy proceeding;

(5)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(6)    Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause 4(A) of the second paragraph of the “Limitation on Indebtedness” covenant;

(7)    loans or advances to the Company’s officers or employees or those of any Restricted Subsidiary that do not in the aggregate exceed $7.5 million at any time outstanding;

(8)    any receipt of non-cash consideration from an Asset Sale that was made in compliance with the “Limitation on Asset Sales” covenant;

(9)    Investments in the Mortgage Subsidiary consisting of (x) an initial Investment not exceeding $10.0 million made in connection with the acquisition of the Company’s headquarters buildings and related real and personal property by the Mortgage Subsidiary, including for funding a down-payment, initial tenant improvements and other initial capital expenditures, and (y) amounts required to service Non-Recourse Indebtedness Incurred pursuant to clause (8) of the second paragraph of the “Limitation on Indebtedness” covenant and principal, interest and associated fees and expenses thereunder, to maintain the Company’s headquarters buildings and related real and personal property, to maintain the legal existence of the Mortgage Subsidiary and to pay corporate overhead and legal, accounting and administrative costs and expenses and taxes (including franchise taxes) of the Mortgage Subsidiary;

(10)    any Investment existing on the Closing Date or made pursuant to a legally binding commitment in existence on the Closing Date; and

(11)    any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness.

“Permitted Liens” means:

(1)    Liens securing an aggregate principal amount of Senior Indebtedness not to exceed the greater of (x) the sum of (i) the aggregate principal amount of Senior Indebtedness permitted to be Incurred pursuant to clause (1) of the second paragraph of the “Limitation on Indebtedness” covenant and (ii) the aggregate principal amount of notes issued on the Closing Date and (y) the maximum principal amount of Indebtedness that, after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 3.25:1.0, and Liens securing other obligations under the documents governing such Senior Indebtedness not constituting Indebtedness;

(2)    Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)    statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(4)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(5)    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety, performance and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6)    easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(7)    Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date, provided, however, that

(A)    such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant described above, to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

(B)    the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

(C)    any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(8)    licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(9)    Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or the Restricted Subsidiaries relating to such property or assets;

(10)    any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(11)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12)    Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(13)    Liens in favor of the Company or any Restricted Subsidiary;

(14)    Liens arising from the rendering of a judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(15)    Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)    Liens securing Indebtedness under Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause 4(A) of the second paragraph of the “Limitation on Indebtedness” covenant;

(18)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(19)    Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(20)    Liens existing on the Closing Date (other than Liens securing First Lien Obligations);

(21)    Liens securing Indebtedness which is Incurred to refinance Secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness” covenant; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; and

(22)    Liens on the Company’s headquarters buildings and related real and personal property securing Non-Recourse Indebtedness permitted pursuant to clause (8) of the second paragraph of the “Limitations on Indebtedness” covenant.

“Permitted Payments to Parent” means (i) for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”) and (ii) any general administrative expenses incurred by Parent (including, without limitation, administrative expenses incurred in connection with the operation of Parent, the filing of required documents pursuant to the Exchange Act and the offering of the notes). The Tax Payments shall not exceed the lesser of (x) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (y) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to the Company.

“Person” means, an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)    the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary;

(2)    all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value; and

(3)    the financing terms, covenants, termination events and other provisions thereof are at market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure First Lien Obligations shall not be deemed a Qualified Receivables Financing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Interest Rate Agreements entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by, or any other event relating to, the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)    with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c)    to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Related Person” means, as applied to any Person, any other Person directly or indirectly owning

(1)    10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person), or

(2)    10% or more of the combined outstanding voting power of the Voting Stock of such Person, and all Affiliates of any such other Person.

“Restricted Subsidiary” means any of the Company’s Subsidiaries other than an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1)    the aggregate principal amount of Secured Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

(2)    the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent Four Quarter Period;

and otherwise calculated in accordance with the definition of Consolidated Leverage Ratio.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agreement” means the amended and restated Security Agreement, dated as of February 28, 2007 and amended and restated as of the Closing Date, by and among the Company, the subsidiary grantors named therein, the Collateral Agent, the administrative agent under the Closing Date Credit Agreement and the Trustee, as Authorized Representative for the holders of notes, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Senior Indebtedness” means:

(1)    with respect to the Company, the notes and any Indebtedness which ranks pari passu in right of payment with the notes; and

(2)    with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment with such Subsidiary Guarantee.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the holders of notes and the Trustee, each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Notes Obligations and (iii) the Additional First Lien Obligations Incurred pursuant to any applicable agreement, which pursuant to any joinder agreement are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Shareholder Subordinated Notes” means notes issued by the Company and not Guaranteed by any Subsidiary of the Company that (i) is by its terms expressly subordinated or junior in right of payment in all respects to the notes, (ii) is not Secured Indebtedness, (iii) does not have any default provisions or provide to the holder any acceleration rights which are exercisable so long as the notes are outstanding and (iv) limits the payment of principal, interest and premium, if any, on such Indebtedness to the extent that the Company may make Restricted Payments under the “Limitations on Restricted Payments” covenant.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(1)    for the Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Company and its Restricted Subsidiaries; or

(2)    as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means,

(1)    with respect to the notes or other Indebtedness, the date specified in such notes or other Indebtedness as the fixed date on which the final installment of principal of such notes or other Indebtedness is due and payable; and

(2)    with respect to any scheduled installment of principal of or interest on any notes or other Indebtedness, the date specified in such notes or other Indebtedness as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company’s obligations under the notes.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary of the Company and any other Person that becomes a Subsidiary Guarantor pursuant to the “Future Subsidiary Guarantors” covenant; provided, however, that the following Subsidiaries shall not be Subsidiary Guarantors:

(1)    Subsidiaries, whether now existing or hereafter formed, for which proper regulatory approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees;

(2)    at the Company’s option, Subsidiaries, in the aggregate, whose assets are less than 5% of the consolidated assets of the Company and its consolidated Subsidiaries as shown on the most recent consolidated financial statements of the Company;

(3)    the Mortgage Subsidiary; and

(4)    any Receivables Subsidiary.

“Temporary Cash Investment” means any of the following:

(1)    direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)    time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)    securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6)    corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A–” (or higher) according to S&P;

(7)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of not less than $500 million; and

(8)    money market funds sponsored by a registered broker-dealer or mutual fund distributor at least 95% of the assets of which are invested in the investments and securities described in clauses (1) through (7) above.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 30, 2013; provided, however, that if the period from the redemption date to June 30, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 30, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means

(1)    any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)    any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or owns or holds any Lien on any property of the Company or any Restricted Subsidiary of the Company; provided, however, that

(A)    any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary at the time of such designation;

(B)    either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant; and

(C)    if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants.

The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary; provided, however, that

(i)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii)    all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of original notes with an opportunity to acquire exchange notes which, unlike the original notes, generally will be freely transferable at all times, subject to any restrictions on transfer imposed by state securities laws, so long as the holder is acquiring the exchange notes in the ordinary course of its business, has no arrangement or understanding with any person to participate in a distribution of the exchange notes, and is not our affiliate within the meaning of the Securities Act.

The following summary of certain provisions of the form of the letter of transmittal used in the exchange offer does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the form of the letter of transmittal.

Issuance of Original Notes. The outstanding original 8 7/8% Senior Secured Notes due 2017 in the aggregate principal amount of $350,000,000 were originally issued and sold by PAETEC on June 29, 2009, the issue date, to Banc of America Securities LLC and Deutsche Bank Securities Inc., as initial purchasers, pursuant to a purchase agreement dated as of June 17, 2009. PAETEC issued and sold the original notes in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act. The concurrent resale of the original notes by the initial purchasers to investors was effected in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Rule 144A and Regulation S under the Securities Act.

The original notes may not be offered for resale, resold or otherwise transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144 under the Securities Act, the original notes generally may be resold in the public market commencing six months after the issue date by a holder who is not, and has not been for the preceding three months, our affiliate if PAETEC is current in the filing of its Exchange Act reports at the time of sale. After one year, no restrictions apply to public resales of the original notes by such persons, including the requirement that PAETEC be current in its public reporting under the Exchange Act. Other exemptions also may be available under other provisions of the federal securities laws for the resale of the original notes.

Registration Rights Agreement. In connection with the original issuance and sale of the original notes, we entered into a registration rights agreement dated as of June 29, 2009 with the initial purchasers of the original notes (the “Registration Rights Agreement”), pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the exchange notes for the original notes. The Registration Rights Agreement obligates us and the subsidiary guarantors to file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act with respect to an offer to the holders of the original notes to exchange their original notes for the exchange notes. The Registration Rights Agreement provides that unless the exchange offer would not be permitted by applicable law or SEC policy, we and the subsidiary guarantors will:

•	use our commercially reasonable efforts to file the exchange offer registration statement with the SEC;

•	use our commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the issue date for the original notes; and

•

upon the effectiveness of the exchange offer registration statement, commence the exchange offer and use our commercially reasonable efforts to cause the exchange offer to be consummated not later than 30 business days after the date we provide notice of the exchange offer to holders of the original notes.

We and the subsidiary guarantors have filed the registration statement of which this prospectus forms a part, and are conducting the exchange offer, in compliance with these requirements.

In accordance with the Registration Rights Agreement, each holder of original notes is required to make specified representations and comply with the undertakings summarized below under the caption “Terms of the Exchange Offer—Resales of Exchange Notes.”

If for any of the reasons specified in the Registration Rights Agreement we and the subsidiary guarantors become obligated to file with the SEC a shelf registration statement covering resales of original notes by the holders, we will be required to use our commercially reasonable efforts to file the shelf registration statement on or prior to 90 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 180 days after the obligation arises. In such an event, we will be obligated to use our commercially reasonable efforts to keep such shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold pursuant thereto. A holder of original notes that sells its original notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification and contribution obligations).

Pursuant to the Registration Rights Agreement, we will be required to pay additional interest if a registration default exists. A registration default will exist if:

•

any registration statement required by the Registration Rights Agreement is not declared effective by the SEC on or prior to the date specified for effectiveness, which we refer to as the “effectiveness target date”;

•	the exchange offer is not consummated within 30 business days after the effectiveness target date with respect to the exchange offer registration statement; or

•

any registration statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment that cures such failure.

Additional interest will accrue on the principal amount of the original notes (in addition to the stated interest on the notes) following the date on which any of the registration defaults described above has occurred and will continue until all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of a registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period while a registration default is continuing, up to a maximum rate of additional interest of 1.00% per annum.

We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer) and to indemnify the holders of the original notes against certain liabilities, including liabilities under the Securities Act.

This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part. For information about how you can obtain a copy of the Registration Rights Agreement, see “Where You Can Find More Information.”

Terms of the Exchange Offer

General. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, which together constitute the exchange offer, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of original notes. Original notes may be exchanged only in integral multiples of $1,000 principal amount. As of the date of this prospectus, $350,000,000 aggregate principal amount of original notes were outstanding.

The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes (as described above under the caption “Purpose of the Exchange Offer—Registration Rights Agreement”) will not apply to the exchange notes. The exchange notes will evidence the same indebtedness as the original notes and will be entitled to the benefits of the indenture. The exchange notes will be treated as a single class under the indenture with any original notes that remain outstanding.

Holders may tender some or all of their original notes pursuant to the exchange offer, except that if any original notes are tendered for exchange in part, the untendered amount of such original notes must be in integral multiples of $1,000 principal amount. The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

Holders of original notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law in connection with the exchange offer.

Resales of Exchange Notes. Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties with respect to other transactions, the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act by holders who satisfy the conditions described in the following paragraph. If a holder does not satisfy such conditions, in the absence of an exemption, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If a holder fails to comply with these requirements, it may incur liabilities under the Securities Act, and we will not indemnify the holder for such liabilities.

Each holder of original notes that wishes to exchange such original notes for exchange notes in the exchange offer will be required to make certain representations to us, including representations that:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes to be received in the exchange offer;

•	it is not our affiliate as defined in Rule 405 under the Securities Act; and

•	it is not prohibited by any law or policy of the SEC from participating in the exchange offer.

In addition, if the holder is not a broker-dealer, it will be required to represent to us that it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

Any broker-dealer that holds original notes acquired for its own account as a result of market-making activities or other trading activities, and that receives exchange notes pursuant to the exchange offer, must deliver a prospectus in connection with any resale of such exchange notes, and must agree in the letter of transmittal that it will do so. By making this acknowledgement and by delivering a prospectus, any such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed in the Registration Rights Agreement that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the effective date of the registration statement of which this prospectus forms a part (which is the date of this prospectus) and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act. For additional information, see “Plan of Distribution.”

Each broker-dealer that acquired original notes for its own account as a result of market-making activities or other trading activities, by tendering such original notes, will agree that, upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement included or incorporated by reference in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary to make the statements included or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such broker-dealer will suspend the sale of exchange notes pursuant to this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer or have given notice that the sale of the exchange notes may be resumed. If we give such a notice to suspend the sale of the exchange notes, we will extend the 180-day period referred to above during which such broker-dealers are entitled to use this prospectus in connection with the resale of exchange notes by the number of days during the period from and including the date on which we gave such notice to and including the date on which such broker-dealer received copies of the supplemented or amended prospectus necessary to permit resales of the exchange notes, or to and including the date on which we gave notice that the sale of exchange notes may be resumed.

A broker-dealer that intends to use this prospectus in connection with resales of exchange notes must so notify us on or prior to the expiration date. The notice may be given in the space provided for this notice in the letter of transmittal or may be delivered to the exchange agent at the address set forth below under the caption “Exchange Agent.”

Expiration Date; Extension; Termination

Unless extended by us, the exchange offer will expire at 5:00 p.m., New York City time, on November 2, 2009, which time and date we refer to as the “expiration date.” We reserve the right to extend the exchange offer at our discretion, in which event the term “expiration date” will mean the time and date on which the exchange offer as so extended will expire. If we extend the exchange offer, we will issue a press release or other public announcement of the extension as soon as reasonably practicable, but in any event no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to extend or terminate the exchange offer and not accept for exchange any original notes if any of the events set forth below under the caption “Conditions to the Exchange Offer” occurs and is not waived by us, by giving oral or written notice of such extension or termination to the exchange agent. The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption “Conditions to the Exchange Offer.”

Procedures for Tendering

The tender to us of original notes by a holder pursuant to one of the procedures set forth below and the acceptance thereof by us will constitute a binding agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Except as set forth below, a holder that wishes to tender original notes for exchange must transmit, on or prior to the expiration date, a properly completed and duly executed letter of transmittal, or an “agent’s message” in lieu of a letter of transmittal, and all other documents required by the letter of transmittal to the exchange agent at the address set forth below under the caption “Exchange Agent.” In addition, either:

•	the exchange agent must receive certificates for such original notes along with the letter of transmittal; or

•

the exchange agent must receive, on or prior to the expiration date, a timely confirmation of a book-entry transfer, which we refer to as a “book-entry confirmation,” of such original notes into the exchange agent’s account at DTC pursuant to the book-entry transfer procedure described below under the caption “Book-Entry Transfer”; or

•	the holder must comply with the guaranteed delivery procedures described below.

Letters of transmittal, certificates for original notes and other documents should be sent to the exchange agent and not to us.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of original notes, the letter of transmittal and other required documents to the exchange agent is at the option and sole risk of the holder, and delivery will be deemed made only when these items are actually received by the exchange agent. If delivery is to be made other than by hand or facsimile transmission, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery to the exchange agent.

Signatures on a letter of transmittal must be guaranteed unless the original notes tendered pursuant thereto are tendered (1) by a registered holder of original notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of any firm that is an “eligible institution.” An eligible institution includes, among others, a commercial bank, broker, dealer, credit union and national securities exchange. In all other cases, an eligible institution must guarantee signatures on a letter of transmittal.

If the letter of transmittal is signed by a person other than a registered holder of any original notes tendered therewith, the certificates for such original notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the original notes, and such signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any certificates for original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to us of their authority to act in such a capacity.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes will be resolved by us, and our determination of such questions will be final and binding on all parties. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions in any tender of particular original notes, whether or not we waive similar irregularities or conditions in tenders of other original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Neither we or our affiliates or assigns nor the exchange agent or any other person will be under any duty to give notification of any irregularities in tenders or will incur any liability for any failure to give such notification. Tenders of original notes will not be deemed to have been made until all irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be promptly returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility systems may make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a duly executed letter of transmittal, including all other documents required by such letter of transmittal, must in any case be transmitted to and received by the exchange agent at the address set forth below under the caption “Exchange Agent” on or prior to the expiration date, or the guaranteed delivery procedures described below must be complied with.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and (1) whose original notes are not immediately available or (2) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent on or prior to the expiration date, or comply with the procedures for book-entry transfer, may effect a tender if:

•	the tender is made by or through an eligible institution;

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent on or prior to the expiration date; and

•

the certificates (or a book-entry confirmation) representing all tendered original notes, in proper form for transfer, together with a letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message in lieu thereof, and any other documents required by the letter of transmittal are received by the exchange agent within three NASDAQ Stock Market trading days after the expiration date.

The notice of guaranteed delivery may be delivered by hand or transmitted by facsimile, overnight courier or mail to the exchange agent, and must include a guarantee by an eligible institution in the form set forth in such notice of guaranteed delivery. For original notes to be properly tendered pursuant to the guaranteed delivery procedure, the exchange agent must receive a notice of guaranteed delivery on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate the exchange offer (whether or not any original notes have been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)	seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of the exchange offer or any such transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the exchange offer; or

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened by any governmental authority, domestic or foreign, that in our reasonable judgment might directly or indirectly result in any of the consequences referred to in clause (1), (2) or (3) above or, in our reasonable judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretations by the staff of the SEC discussed above, or would otherwise make it inadvisable to proceed with the exchange offer; or

•	there has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which, in our reasonable judgment, in any case makes it inadvisable to proceed with the exchange offer or with acceptance for exchange or exchange of some or all of the original notes; or

•

there has occurred a change in the interpretations by the staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation has been adopted or enacted which, in our reasonable judgment, would be expected to impair our ability to proceed with the exchange offer; or

•

a stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus forms a part, or proceedings have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine, in our sole discretion, that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any original notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If any such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on November 2, 2009 (or any later date to which we extend the exchange offer). We will issue exchange notes in exchange for such original notes promptly following the expiration date.

Subject to the conditions set forth above under the caption “Conditions to the Exchange Offer,” issuance of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC, a completed letter of transmittal, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other documents required by the letter of transmittal. Accordingly, the time of delivery of exchange notes will depend upon when certificates for original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent, and such delivery might not be made to all tendering holders at the same time.

Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby to have exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting exchange notes that will not be held in global form by DTC or a nominee of DTC to validly tendered holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original notes tendered pursuant to the exchange offer is delayed (whether before or after our acceptance for exchange of original notes) or we extend the exchange offer or are unable to accept for exchange or exchange any original notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-l under the Exchange Act, retain tendered original notes and such original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption “Withdrawal Rights.”

Pursuant to the letter of transmittal or an agent’s message in lieu thereof, a holder of tendered original notes will represent and warrant to us that it has full power and authority to tender, exchange, sell, assign and transfer such original notes, that we will acquire good, marketable and unencumbered title to such original notes, free and clear of all liens, restrictions, charges and encumbrances, and that such original notes are not subject to any adverse claims or proxies. The holder also will warrant and agree with us that, upon request, it will execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, assignment and transfer of the original notes tendered pursuant to the exchange offer.

Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes) promptly after withdrawal, rejection of tender or termination or expiration of the exchange offer.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer. Any original notes that are properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, set forth below under the caption “Exchange Agent” before 5:00 p.m., New York City time, on November 2, 2009 (or any later date to which we extend the exchange offer). Any notice of withdrawal must specify the name of the person that tendered the original notes to be withdrawn, identify the original notes to be withdrawn (including the principal amount of the original notes), and (where certificates for original notes have been transmitted) specify the name in which such original notes are registered, if different from that of the withdrawing holder. If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder also must submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility.

All questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. Neither we or our affiliates or assigns nor the exchange agent or any other person will be under any duty to give notification of any irregularities in any notice of withdrawal or will incur any liability for any failure to give such notification.

Properly withdrawn original notes may be retendered by following one of the procedures described above under the caption “Procedures for Tendering” at any time on or prior to the expiration date.

Exchange Agent

We have appointed The Bank of New York Mellon as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and other required documents to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, or

Hand Delivery or Overnight Delivery:

The Bank of New York Mellon

Corporate Trust Operations – Reorganization Unit

101 Barclay Street – 7 East

New York, New York 10286

Attn:    Carolle Montreuil

By Facsimile Transmission:

(Eligible Institutions Only)

(212) 298-1915

To Confirm by Telephone:

(212) 815-5920

If you deliver the letter of transmittal and other required documents to an address other than any address indicated above or transmit instructions by facsimile to a facsimile number other than any facsimile number indicated above, your delivery or transmission will not constitute a valid delivery of the letter of transmittal or such other documents.

Payment of Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent for its services. We also will pay the cash expenses to be incurred in connection with the exchange offer, including accounting, legal, printing and other related fees and expenses.

Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. If exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, the amount of any such transfer tax, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

Consequences of Failure to Exchange

Any original notes not exchanged in the exchange offer will remain entitled to the rights and subject to the limitations contained in the indenture. Following the exchange offer, however, all outstanding original notes will continue to be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act or to pay contingent increases in interest based on our original registration obligation. Until termination of the transfer restrictions applicable to such original notes under the Securities Act and applicable state securities laws, such original notes generally could be resold only:

•	to us or our subsidiaries;

•	pursuant to an effective registration statement under the Securities Act;

•	to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•	pursuant to offers or sales to non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act;

•

to an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the original notes (the form of which letter may be obtained from the Trustee) and, if the aggregate principal amount of such original notes at the time of transfer is less than $250,000, an opinion of counsel acceptable to us that such transfer is in compliance with the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act.

The liquidity of the original notes could be adversely affected by the exchange offer.

ERISA CONSIDERATIONS

The notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or by an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code of 1986, or the “Code.” A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, also must determine that its purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law, which we refer to as a “Plan Investor,” will be deemed to have represented by its acquisition and holding of the note that its acquisition and holding of the note does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of participation in the exchange offer and of the ownership and disposition of the exchange notes. This summary is based upon provisions of the Internal Revenue Code of 1986, or the “Code,” applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with original notes and exchange notes held as a capital asset by a beneficial owner who purchased the original notes on original issuance at the first price at which a substantial portion of the original notes were sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding original notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	tax consequences to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds original notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity holding the original notes, you should consult your tax advisors.

If you are considering participating in the exchange offer, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of notes that is neither a U.S. holder nor a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Exchange of Original Notes for Exchange Notes

The exchange of original notes for exchange notes pursuant to the exchange offer will not constitute a taxable event to holders. Rather, the exchange notes will be treated as a continuation of the original notes for U.S. federal income tax purposes, and are referred to together with the original notes as “notes” in this summary of U.S. federal income tax consequences. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the original note, and the initial basis of the exchange note will be the same as the basis of the original note immediately before the exchange.

Consequences to U.S. Holders

Payment of Interest

Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Original Issue Discount

The original notes were issued with original issued discount, or “OID,” for U.S. federal income tax purposes as a result of their issuance at an issue price equal to 96.549% of their stated principal amount. The exchange notes, as a continuation of the original notes, will be treated as having been issued with OID. As a result, a U.S. holder will be subject to special tax accounting rules, as described in greater detail below. U.S. holders should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income.

A note with an “issue price” that is less than its stated redemption price at maturity (the sum of all payments to be made on the note other than payments of stated interest) will generally be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of a note will be the first price at which a substantial amount of the notes is sold to investors, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

The stated interest payments on the notes are treated as described above under “—Payment of Interest.”

A U.S. holder generally must include OID in gross income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that a U.S. holder must include in income is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which such holder held that note. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the sum of all stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the OID that has accrued for each prior accrual period. Under these rules, a U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

U.S. holders may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which such holder acquired the note and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

Effect of Early Redemption Rights

We may redeem all or part of the notes at any time on or after June 30, 2013 by, in some cases, paying the specified premium, as discussed under “Description of the Exchange Notes—Optional Redemption.” U.S. Treasury Regulations regarding notes issued with OID contain special rules for determining the maturity date and the stated redemption price at maturity of a debt instrument where the issuer of such debt instrument has an unconditional option to make payments under such debt instrument under an alternative payment schedule. Under such rules, it is assumed that the issuer of such debt instrument will exercise an option to redeem a debt instrument if such exercise will lower the yield to maturity of such debt instrument. Since the terms of our option to redeem the notes on or after June 30, 2013 by, in some cases, paying a specified premium would not lower the yield to maturity of the notes, we will disregard this optional redemption provision in determining the amount or timing of any OID inclusions thereon.

We may redeem all or part of the notes at any time prior to June 30, 2013 at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium, as discussed under “Description of the Exchange Notes—Optional Redemption.” We believe that as of the issue date of the notes, the likelihood of our right to redeem the notes prior to June 30, 2013 being exercised was for this purpose remote. We also may redeem up to 35% of the aggregate principal amount of the notes prior to June 30, 2012 at a premium with the proceeds of one or more equity offerings, as discussed under “Description of the Exchange Notes—Optional Redemption.” We believe that as of the issue date of the notes, the likelihood of our right to redeem up to 35% of the aggregate principal amount of the notes on or before June 30, 2012 with the proceeds of one or more equity offerings being exercised was for this purpose remote. Similarly, you may require us to redeem your notes in the event of a Change of Control, as discussed under “Description of the Exchange Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control.” Under the U.S. Treasury Regulations regarding notes issued with OID, if based on all the facts and circumstances as of the date on which the notes are issued there is a remote likelihood that a contingent redemption option will be exercised, it is assumed that such redemption will not occur. We believe that, as of the issue date of the notes, the likelihood of the occurrence of any of these contingencies was for this purpose remote. In each case, our determination is not binding on the IRS, and if the IRS were to challenge this determination, you may be required to accrue income on the notes that you own in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such notes before the resolution of the contingency. In the event that any of these contingencies were to occur, the occurrence of such a contingency would affect the amount and timing of the income that you recognize. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences of such application.

Additional Interest

If we fail to meet specified obligations under the indenture governing the notes, we may be required to pay additional interest in the manner described under “Description of the Exchange Notes—Events of Default.” In general, when the amount or timing of any additional payments on a debt instrument is contingent, the debt instrument could be subject to special rules that apply to contingent payment debt instruments. Although it is not free from doubt, we intend to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our belief that, as of the date of issuance of the notes, the possibility that such additional payments will be made was remote within the meaning of applicable Treasury Regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (less accrued interest, which will be taxable as such) upon the sale, redemption or other taxable disposition and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note increased by any previously accrued OID. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, this capital gain or loss will be long-term capital gain or loss. Otherwise, this capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2011. A U.S. holder’s ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to interest, including OID, on the notes and the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

The 30% U.S. federal withholding tax will not apply to any payment of interest (which, for purposes of this discussion, includes OID) to a non-U.S. holder provided that:

•

interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment);

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

(1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the requirement to deliver an IRS Form W-8ECI, as discussed above, is satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Redemption or Other Taxable Disposition of Notes

Gain realized by a non-U.S. holder on the sale, certain redemptions or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, conversion or other taxable disposition in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty). If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest, including OID, that we make, provided the statement described above in the last bullet point under “—Consequences to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Discharge

If we were to obtain a discharge of the indenture governing the notes with respect to all of the notes then outstanding, as described above in clause (1)(b) under “Description of the Exchange Notes—Satisfaction and Discharge,” such a discharge generally would be deemed to constitute a taxable exchange of the notes outstanding for other property. In such a case, you would be required to recognize capital gain or loss in connection with such a deemed exchange, which generally will be U.S. source. In addition, after such a deemed exchange, you also might be required to recognize income from the property deemed to have been received in such an exchange over the life of the transaction in a manner or amount that is different than if the discharge had not occurred. Holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with the resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed in the Registration Rights Agreement that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the date of this prospectus and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

•	We will not receive any proceeds from any sale of exchange notes by broker-dealers.

•

Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices.

•

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the exchange notes.

•

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

•

The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For the period described above, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. Any such requests should be made in the letter of transmittal where indicated or otherwise should be directed to PAETEC Holding Corp., 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Legal Department, telephone: (585) 340-2500. For additional information about the obligations of participating broker-dealers in connection with the exchange offer and the resale of exchange notes, see “The Exchange Offer—Terms of the Exchange Offer—Resales of Exchange Notes.”

We have agreed in the Registration Rights Agreement to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer) and to indemnify the holders of the original notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and guarantees offered by this prospectus will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C. Certain matters of Iowa law relating to the validity of the guarantees will be passed upon for us by Shuttleworth & Ingersoll, P.L.C., Cedar Rapids, Iowa, and certain matters of North Carolina law relating to the validity of the guarantees will be passed upon for us by Bryan Cave LLP, Charlotte, North Carolina, as set forth in and limited by their respective opinions filed as exhibits to the registration statement of which this prospectus forms a part.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, of PAETEC Holding Corp. and subsidiaries as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, incorporated in this prospectus by reference from the PAETEC Holding Corp. Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of PAETEC Holding Corp.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which report regarding the consolidated financial statements expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes an explanatory paragraph relating to the acquisition of McLeodUSA Incorporated on February 8, 2008 and the merger with the US LEC Corp. on February 28, 2007). Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of McLeodUSA Incorporated as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, incorporated in this prospectus by reference from the prospectus dated August 12, 2009 that forms part of the Registration Statement on Form S-3 (File No. 333-159344) of PAETEC Holding Corp., have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in its report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to the emergence from bankruptcy and changes in accounting for share-based payments). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of US LEC Corp. and subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, incorporated in this prospectus by reference from the prospectus dated August 12, 2009 that forms part of the Registration Statement on Form S-3 (File No. 333-159344) of PAETEC Holding Corp., have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the completion of the merger between US LEC Corp. and PAETEC Corp. on February 28, 2007, pursuant to the Agreement and Plan of Merger dated August 11, 2006, as amended). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports and other information that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information concerning the public reference room. PAETEC’s SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at www.sec.gov.

We and the subsidiary guarantors of the notes have filed a registration statement on Form S-4 under the Securities Act with the SEC to register the securities offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed or incorporated by reference as exhibits to the registration statement, including the Indenture, the material Collateral Agreements, the First Lien Intercreditor Agreement and the Registration Rights Agreement described in this prospectus, are available for inspection and copying as described above.

The SEC allows us to “incorporate by reference” information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included or incorporated by reference in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

•	our Current Reports on Form 8-K filed on March 10, 2009, May 18, 2009, June 4, 2009, June 16, 2009, June 18, 2009, June 29, 2009 and September 9, 2009; and

•	pages F-1 through F-68 of the prospectus dated August 12, 2009 that forms part of the Registration Statement on Form S-3 (File No. 333-159344) filed with the SEC on August 12, 2009.

We incorporate by reference any additional documents or information that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information furnished to and not filed with the SEC) from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any information that we later file with the SEC will automatically update and replace the information we previously filed with the SEC.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

We will provide a copy of any or all of the information we incorporate by reference, at no cost, to each person, including any beneficial owner, to whom this prospectus is delivered. To request a copy of any or all of this information, you should write or telephone us at the following address and telephone number:

PAETEC Holding Corp.

600 Willowbrook Office Park

Fairport, New York 14450

Tel: (585) 340-2500

Attn: Legal Department

We have not authorized any dealer or salesperson or other person to provide any information not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus or, in the case of an incorporated document, the date of its filing, unless the information specifically indicates that another date applies.

Until December 31, 2009 (90 days after the date of delivery of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PAETEC Holding Corp.

Offer To Exchange Up To

$350,000,000

8 7/8% Senior Secured Notes due 2017

which have been registered under the Securities Act of 1933

for any and all outstanding

8 7/8% Senior Secured Notes due 2017

October 1, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

The following summarizes certain arrangements by which controlling persons, directors and officers of PAETEC Holding Corp. (“PAETEC”) and its subsidiaries (PAETEC and each subsidiary, a “Registrant”) are indemnified against liability which they may incur in their capacities as such.

PAETEC Holding Corp. and Delaware Co-Registrants

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation. The certificate of incorporation of each Delaware corporate Registrant provides that, to the fullest extent permitted by the Delaware General Corporation Law, such Registrant’s directors will not be personally liable to such Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing contained in such provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to such Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Bylaws. The bylaws of each Delaware corporate Registrant provide for the indemnification of the officers and directors of such Registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or administrative or investigative proceeding by reason of the fact that such person is or was a director or officer of such Registrant or, while a director or officer of such Registrant, is or was serving at the request of such Registrant as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit or other entity, shall be indemnified and held harmless by such Registrant to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and all expenses reasonably incurred, including reasonable attorneys’ fees, by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of such Registrant and had no reason to believe that such person’s conduct was illegal.

Insurance. PAETEC maintains directors and officers liability insurance, which covers directors and officers of PAETEC against certain claims or liabilities arising out of the performance of their duties.

US LEC Merger Agreement Provisions. The Agreement and Plan of Merger among PAETEC, PAETEC Corp., a Delaware corporation, US LEC Corp., a Delaware corporation (“US LEC”), WC Acquisition Sub U Corp., a Delaware corporation, and WC Acquisition Sub P Corp., a Delaware corporation, dated as of August 11, 2006 and amended as of December 22, 2006 and February 6, 2007 (the “US LEC Merger

Agreement”), provides that, for at least six years after the effective time of the mergers referred to therein (the “US LEC Mergers”), PAETEC and PAETEC Corp. will indemnify and hold harmless, and provide advancement of expenses to, all present and former officers and directors of PAETEC Corp. and its subsidiaries with respect to acts or omissions occurring before the effective time of the US LEC Mergers, including those relating to the transactions contemplated by the US LEC Merger Agreement, to the fullest extent permitted by applicable laws. Similarly, for at least six years after the effective time of the US LEC Mergers, PAETEC and US LEC will indemnify and hold harmless, and provide advancement of expenses to, all present and former officers and directors of US LEC and its subsidiaries with respect to acts or omissions occurring before the effective time of the US LEC Mergers, including those relating to the transactions contemplated by the US LEC Merger Agreement, to the fullest extent permitted by applicable law. After the US LEC Mergers, PAETEC, PAETEC Corp. and US LEC also are required to fulfill and honor the obligations of PAETEC Corp. and US LEC under any indemnification agreements between PAETEC Corp. and US LEC, respectively, and its present or former directors, officers and employees.

The US LEC Merger Agreement requires PAETEC to use reasonable best efforts, subject to conditions, to cause to be maintained for a period of six years after the effective time of the US LEC Mergers the directors’ and officers’ and fiduciary liability insurance policies maintained by PAETEC Corp., or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than such policies, with respect to facts or events occurring before the effective time of the US LEC Mergers, including events relating to the transactions contemplated by the US LEC Merger Agreement.

The US LEC Merger Agreement also requires PAETEC to use reasonable best efforts, subject to conditions, to cause to be maintained for a period of six years after the effective time of the US LEC Mergers the directors’ and officers’ and fiduciary liability insurance policies maintained by US LEC, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than such policies, with respect to facts or events occurring before the effective time of the US LEC Mergers, including events relating to the transactions contemplated by the US LEC Merger Agreement.

If PAETEC, PAETEC Corp. or US LEC or any of their respective successors or assigns consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or transfers all or substantially all of its properties or assets to any person or entity, then, in each case, PAETEC, PAETEC Corp. or US LEC will be required to take such action as may be necessary so that such person or entity will assume all of the foregoing indemnification and insurance obligations.

McLeodUSA Merger Agreement Provisions. The Agreement and Plan of Merger among PAETEC, McLeodUSA Incorporated, a Delaware corporation (“McLeodUSA”), and PS Acquisition Corp., a Delaware corporation, dated as of September 17, 2007, and amended as of December 18, 2007 (the “McLeodUSA Merger Agreement”), provides that, for at least six years after the effective time of the merger between McLeodUSA and PS Acquisition Corp. (the “McLeodUSA Merger”), PAETEC will maintain the indemnification provisions contained in the certificate of incorporation and bylaws of McLeodUSA as of the effective time of the McLeodUSA Merger and will fulfill and honor the obligations of McLeodUSA pursuant to any indemnification agreements between McLeodUSA and any of its present or former directors, officers and employees that are in effect immediately prior to the McLeodUSA Merger, subject to applicable laws.

The McLeodUSA Merger Agreement requires PAETEC to use reasonable best efforts, subject to conditions, to cause to be maintained for a period of six years after the effective time of the McLeodUSA Merger the directors’ and officers’ and fiduciary liability insurance policies maintained by McLeodUSA or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than such policies, with respect to facts or events occurring on or before the effective time of the McLeodUSA Merger, including events relating to the transactions contemplated by the McLeodUSA Merger Agreement.

Other Co-Registrants

Delaware Limited Liability Company Co-Registrants. Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DLLCA prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The limited liability company agreement of each Delaware limited liability company Registrant provides that, to the full extent permitted by applicable law, the member and officers of such Registrant are entitled to indemnification from such Registrant for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted in good faith on behalf of such Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement, except that the person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason such person’s gross negligence or willful misconduct.

Iowa Co-Registrants. Section 490.851 of the Iowa Business Corporations Act (the “IBCA”) grants each corporation organized thereunder the right to indemnify directors when (1) the director acted in good faith and with a reasonable belief that the conduct was in or at least not opposed to the best interests of the corporation, and, in a criminal case, that the director had no reasonable cause to believe that the director’s conduct was unlawful, or (2) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by IBCA Section 490.202(2)(e).

IBCA Section 490.852 mandates indemnification of the reasonable expenses incurred by a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. IBCA Section 490.851(4) prohibits indemnification of a director without a court order (1) in connection with any proceeding brought by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it has been determined that the director has met the relevant standard of conduct, or (2) in connection with any proceeding with respect to conduct for which the director has been adjudged to have received a financial benefit to which the director is not entitled, whether or not involving action in the director’s official capacity.

IBCA Section 490.853 allows a corporation to advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the person is a director if the director delivers all of the following to the corporation: (1) a written affirmation of the director of the director’s good faith belief that the director has met the relevant standard of conduct; and (2) the director’s written and unlimited general undertaking, without reference to financial ability, to repay the funds if the director is not entitled to mandatory indemnification or if it is ultimately determined that the director has not met the relevant standard of conduct. IBCA Section 490.858(1) indicates that a provision by the corporation for indemnification to the fullest extent permitted by law includes advances for expenses unless otherwise stated.

IBCA Section 490.854(1) provides that a director who is a party to a proceeding because the person is a director may apply for indemnification or an advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application, and after giving any notice it considers necessary, the court may: (1) order indemnification if the court determines that the director is entitled to mandatory indemnification; (2) order indemnification or an advance for expenses if the court determines that the director is entitled to indemnification or an advance for expenses pursuant to a provision authorized by IBCA Section 490.858(1); or (3) order indemnification or an advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to (a) indemnify the director; or (b) to advance expenses to the director even if the director has not met the relevant standard or care, failed to comply with the provisions for advanced expenses set forth above, or if the director was adjudged liable for having received a financial benefit to which the director was not entitled or in a proceeding brought by or in the right of the corporation, except that the indemnification in the last two instances shall be limited to reasonable expenses incurred in connection with the proceeding.

IBCA Section 490.855 provides that a determination that indemnification is permissible because the director has met the relevant standard of care may be made by: (1) the majority vote of disinterested directors, if there are two or more disinterested directors; (2) a majority vote of the members of a committee of two or more disinterested directors appointed by the majority vote of disinterested directors; (3) special legal counsel selected by the majority vote of disinterested directors, if there are two or more disinterested directors; (4) special legal counsel selected by the board of directors, including directors who do not qualify as disinterested, if there are less than two disinterested directors; or (5) the shareholders, except that shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director shall not be voted on the determination. IBCA Section 490.855(3) states that authorization of indemnification shall be by the same method as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the permissibility determination was made by special legal counsel, then the authorization of indemnification will be made by the board of directors, including directors who do not qualify as disinterested directors. IBCA Section 490.858(1) indicates that a corporation that obligates itself, by its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, to provide indemnification or advance funds in accordance with the IBCA meets the requirements of authorization set forth above so that the determination and authorization process set forth above is not necessary.

IBCA Section 490.856 provides that officers may be indemnified to the same extent as directors. If the individual is an officer but not also a director, or if the officer is both but is only made a party to a proceeding based on action or inaction taken solely as an officer, then the corporation may provide for further indemnification, except for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or (2) liability arising out of conduct that involves receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. If an officer is not also a director, then the officer is entitled to mandatory indemnification and court-ordered indemnification to the same extent as a director.

IBCA Section 490.857 provides that a corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by that individual arising from the individual’s status as an officer or director or in that individual’s capacity as a director, officer, partner, trustee, employee, or agent of another entity where such role is served at the corporation’s request, whether or not the corporation would have power to indemnify or advance expenses to that individual against that same liability.

The bylaws of each Iowa corporate Registrant provide that any director or officer who is involved in litigation by reason of his position as a director or officer of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the IBCA as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights).

The articles of incorporation of each Iowa corporate Registrant provides that no director of the Registrant shall be personally liable for monetary damages for breach of fiduciary duty as a director, except that a director may be held personally liable for a financial benefit received to which the director is not entitled, an intentional infliction of harm on the Registrant or its shareholders, certain unlawful distributions, or an intentional violation of criminal law. In addition, if the IBCA or Iowa law is later amended to permit the further elimination or limitation of the personal liability of directors, the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by such amendment. Further, any director or officer who is involved in litigation by reason of his position as a director or officer of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the IBCA as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights).

Section 490A.202(17) of the Iowa Limited Liability Company Act (the “ILLCA”) provides that unless its articles of organization provide otherwise, a limited liability company has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including, without limitation, the power to indemnify and hold harmless a member, manager, or other person against a claim, liability, or other demand, as provided in the limited liability company’s operating agreement.

The articles of organization of the Iowa limited liability company Registrant provide that no member of the Registrant shall be personally liable to the Registrant or its members for monetary damages for breach of fiduciary duty as a member. However, a member may be held personally liable for breaches of the duty of loyalty to the Registrant or its members, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and certain transactions from which the member derives an improper personal benefit or a wrongful distribution. In addition, each person who is or was a member or officer of the Registrant who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member or officer of the Registrant or is or was serving at the request of the Registrant as a member, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law, as such law exists or may subsequently be amended. In addition, such a person shall also be entitled to have paid directly by the Registrant the expenses reasonably incurred in defending any such proceeding against such person in advance of its final disposition; to the fullest extent authorized by applicable law, as such law exists or may subsequently be amended. The operating agreement of the Iowa limited liability company Registrant does not contain any indemnification provisions.

New York Co-Registrants. Article 7, Sections 721-726 of the New York Business Corporation Law (the “NYBCL”) provides for the indemnification and advancement of expenses to officers and directors for actions in their capacity as such. Under the NYBCL, a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. A corporation may obtain indemnification insurance indemnifying itself and its directors and officers. Indemnification and advancement pursuant to the NYBCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

The bylaws of the New York corporate Registrants provide that each Registrant will indemnify its directors and officers to the extent permitted by law, against all judgments, fines, amounts paid in settlement and reasonable expenses (including attorney’s fees) by reason of the fact that he is or was a director or officer of the Registrant.

North Carolina Co-Registrants. Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the “NCBCA”) contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (1) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation and (2) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding also may apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may provide indemnification in addition to that provided by statute, subject to certain conditions, in its articles of incorporation or bylaws or by contract or resolution.

The bylaws of each North Carolina corporate Registrant provide that any person who at any time serves or has served as a director or officer of the Registrant shall have a right to be indemnified by the Registrant to the fullest extent permitted by law against (1) reasonable expenses, including attorneys’ fees, incurred in connection with any threatened, pending or completed suit or proceeding, and (2) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement.

Section 55-2-02 of the NCBCA provides that a North Carolina corporation may include in its articles of incorporation a provision limiting or eliminating the personal liability of any director arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of any duty as a director. No such provision shall be effective with respect to (1) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (2) any liability under Section 55-8-33 of the NCBCA (relating to liability for unlawful distributions), (3) any transaction from which the director derived an improper personal benefit, or (4) acts or omissions occurring prior to the date the provisions became effective.

The articles of incorporation of each North Carolina corporate Registrant provide for the elimination of the personal liability of each director of the Registrant to the fullest extent permitted by North Carolina law.

Section 57C-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that, unless otherwise limited by its articles of organization or written operating agreement, a limited liability company must indemnify every manager, director, and executive in respect of payments made and personal liabilities reasonably incurred by the manager, director, and executive in the authorized conduct of its business or for the preservation of its business or property and shall further indemnify a member, manager, director, or executive who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, director, or executive of the limited liability company against reasonable expenses incurred by the person in connection with the proceeding.

In addition, Section 57C-3-32 of the NCLLCA provides that the operating agreement of a North Carolina limited liability company may provide for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive, except that no such provision shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for (1) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (2) any transaction from which the manager, director, or executive derived an improper personal benefit or (3) acts or omissions occurring prior to the date the provision became effective, except that indemnification pursuant to subdivision (2) of subsection (a) of this section may be provided if approved by all the members.

The operating agreement of the North Carolina limited liability company Registrant provides that it will indemnify and hold harmless its member from any and all loss, damage, liability or expense incurred by reason of or arising out of any act performed by it on behalf of the Registrant or in furtherance of the interest of the Registrant.

Virginia Co-Registrant. Section 13.1-697 of the Virginia Stock Corporation Act (the “VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he conducted himself in good faith and he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, in all other cases, that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the VSCA a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by a corporation’s articles of incorporation, the VSCA states that a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The bylaws of the Virginia corporate Registrant provide that the Registrant will indemnify its directors and officers to the extent permitted by law, against all judgments, fines, amounts paid in settlement and reasonable expenses (including, without limitation, attorney’s fees, filing fees, court reporters’ fees and transcript cost) by reason of the fact that he is or was a director or officer of such Registrant.

Item 21.    Exhibits and Financial Statement Schedules

(a)    Exhibits

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere in this registration statement and is incorporated in this Item 21 by reference.

(b)    Financial Statement Schedules

PAETEC HOLDING CORP. AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(In Thousands)

	Balance at Beginning of Year	Additions/ (Reductions) Charged to Costs and Expenses	Additions Charged to Other Accounts	Deductions	Balance at End of Year
Year Ended December 31, 2006
Allowance for doubtful accounts	$6,335	$1,933	$—	$2,993	$5,275
Valuation allowance for deferred income tax assets	$3,098	$—	$—	$410	$2,688

Year Ended December 31, 2007(1)
Allowance for doubtful accounts	$5,275	$5,723	$3,272	$5,337	$8,933
Valuation allowance for deferred income tax assets	$2,688	$271	$17,985	$609	$20,335

Year Ended December 31, 2008(2)
Allowance for doubtful accounts	$8,933	$10,597	$6,064	$13,353	$12,241
Valuation allowance for deferred income tax assets	$20,335	$104,323	$243,594	$—	$368,252

(1)	Reflects results of US LEC following its combination with PAETEC Corp. on February 28, 2007.
(2)	Reflects results of McLeodUSA following its acquisition by PAETEC Holding Corp. on February 8, 2008.

Item 22.    Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    (1)    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2)    The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

PAETEC Holding Corp.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director and Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* Richard T. Aab	Vice Chairman of the Board

* Shelley Diamond	Director

* H. Russell Frisby, Jr.	Director

* Tansukh V. Ganatra	Director

* Michael C. MacDonald	Director

* William R. McDermott	Director

* Alex Stadler	Director

* Mark Zupan	Director

*By:	/s/ KEITH M. WILSON
Keith M. Wilson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

PAETEC Corp.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

PAETEC Integrated Solutions Group, Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

PaeTec Software Corp.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC Corp.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

PAETEC iTel, L.L.C.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of US LEC Communications Inc., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of US LEC Communications Inc., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of US LEC Communications Inc., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of Alabama LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of US LEC Corp., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of US LEC Corp., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of US LEC Corp., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of Florida LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of US LEC Corp., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of US LEC Corp., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of US LEC Corp., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of Maryland LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of US LEC Corp., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of US LEC Corp., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of US LEC Corp., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of New York Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of North Carolina Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of South Carolina LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of US LEC Corp., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of US LEC Corp., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of US LEC Corp., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of Tennessee Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

PaeTec Communications, Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

PaeTec Communications of Virginia, Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC Communications Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of Georgia LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of US LEC Corp., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of US LEC Corp., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of US LEC Corp., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of Pennsylvania LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of US LEC Corp., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of US LEC Corp., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of US LEC Corp., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

US LEC of Virginia L.L.C.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of US LEC Corp., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of US LEC Corp., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of US LEC Corp., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

Allworx Corp.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

MPX, Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

Technology Resource Solutions, Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

McLeodUSA Incorporated

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

McLeodUSA Holdings, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

McLeodUSA Information Services, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

McLeodUSA Telecommunications Services, Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

McLeodUSA Network Services, Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Director, Executive Vice President and Chief Operating Officer

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on October 1, 2009.

McLeodUSA Purchasing, L.L.C.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signature	Title

/s/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director of McLeodUSA Network Services, Inc., the registrant’s sole member

/s/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer); Director of McLeodUSA Network Services, Inc., the registrant’s sole member

/s/ EDWARD J. BUTLER, JR. Edward J. Butler, Jr.	Executive Vice President and Chief Operating Officer; Director of McLeodUSA Network Services, Inc., the registrant’s sole member

/s/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

INDEX TO EXHIBITS

Number	Description
3.1	Restated Certificate of Incorporation of PAETEC Holding Corp. (“PAETEC Holding”). Filed as Exhibit 3.1 to the Current Report on Form 8-K of PAETEC Holding, filed on March 2, 2007 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of PAETEC Holding. Filed as Exhibit 3.2 to the Current Report on Form 8-K of PAETEC Holding, filed on March 10, 2009 and incorporated herein by reference.

*3.3	Restated Certificate of Incorporation of PAETEC Corp.

*3.4	Amended and Restated Bylaws of PAETEC Corp.

*3.5	Amended Certificate of Incorporation of PAETEC Integrated Solutions Group, Inc.

*3.6	Amended and Restated Bylaws of PAETEC Integrated Solutions Group, Inc.

*3.7	Restated Certificate of Incorporation of US LEC Corp.

*3.8	Amended and Restated Bylaws of US LEC Corp.

3.9	Certificate of Incorporation of US LEC of Tennessee Inc. Filed as Exhibit 3.12 to PAETEC Holding’s Registration Statement on Form S-4 (SEC File No. 333-148271) (the “2007 PAETEC Holding Exchange Offer Registration Statement”) and incorporated herein by reference.

*3.10	Amended and Restated Bylaws of US LEC of Tennessee Inc.

*3.11	Certificate of Formation of US LEC of South Carolina LLC.

*3.12	Limited Liability Company Agreement of US LEC of South Carolina LLC.

*3.13	Amended Articles of Organization of PAETEC iTel, L.L.C.

*3.14	Amended and Restated Operating Agreement of PAETEC iTel, L.L.C.

*3.15	Articles of Organization of US LEC of Alabama LLC.

*3.16	Operating Agreement of US LEC of Alabama LLC.

*3.17	Articles of Organization of US LEC of Florida LLC.

*3.18	Operating Agreement of US LEC of Florida LLC.

*3.19	Articles of Organization of US LEC of Maryland LLC.

*3.20	Operating Agreement of US LEC of Maryland LLC.

*3.21	Amended Articles of Incorporation of US LEC of North Carolina Inc.

*3.22	Amended and Restated Bylaws of US LEC of North Carolina Inc.

3.23	Articles of Incorporation of US LEC of New York Inc. Filed as Exhibit 3.27 to the 2007 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

*3.24	Amended and Restated Bylaws of US LEC of New York Inc.

*3.25	Amended Certificate of Incorporation of PaeTec Software Corp.

*3.26	Amended and Restated Bylaws of PAETEC Software Corp.

3.27	Articles of Incorporation of US LEC Communications Inc. Filed as Exhibit 3.33 to the 2007 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

*3.28	Amended and Restated Bylaws of US LEC Communications Inc.

E-1

Number	Description
*3.29	Articles of Organization of US LEC of Pennsylvania LLC.

*3.30	Operating Agreement of US LEC of Pennsylvania LLC.

*3.31	Certificate of Formation of US LEC of Georgia LLC.

*3.32	Limited Liability Agreement of US LEC of Georgia LLC.

3.33	Articles of Incorporation of PaeTec Communications of Virginia, Inc. Filed as Exhibit 3.39 to the 2007 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

*3.34	Amended and Restated Bylaws of PaeTec Communications of Virginia, Inc.

3.35	Certificate of Formation of US LEC of Virginia L.L.C. Filed as Exhibit 3.41 to the 2007 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

*3.36	Amended and Restated Limited Liability Company Agreement of US LEC of Virginia L.L.C.

*3.37	Amended Certificate of Incorporation of PaeTec Communications, Inc.

*3.38	Amended and Restated Bylaws of PaeTec Communications, Inc.

*3.39	Restated Certificate of Incorporation of Allworx Corp.

*3.40	Amended and Restated Bylaws of Allworx Corp.

*3.41	Certificate of Incorporation of MPX, Inc.

*3.42	Amended and Restated Bylaws of MPX, Inc.

*3.43	Certificate of Incorporation of Technology Resource Solutions, Inc.

*3.44	Amended and Restated Bylaws of Technology Resource Solutions, Inc.

*3.45	Restated Certificate of Incorporation of McLeodUSA Incorporated.

*3.46	Restated Bylaws of McLeodUSA Incorporated.

*3.47	Amended and Restated Certificate of Incorporation of McLeodUSA Holdings, Inc.

*3.48	Amended and Restated Bylaws of McLeodUSA Holdings, Inc.

*3.49	Second Amended and Restated Certificate of Incorporation of McLeodUSA Information Services, Inc.

*3.50	Amended and Restated Bylaws of McLeodUSA Information Services, Inc.

*3.51	Restated Articles of Incorporation of McLeodUSA Telecommunications Services, Inc.

*3.52	Amended and Restated Bylaws of McLeodUSA Telecommunications Services, Inc.

*3.53	Restated Articles of Incorporation of McLeodUSA Network Services, Inc.

*3.54	Amended and Restated Bylaws of McLeodUSA Network Services, Inc.

*3.55	Restated Articles of Organization of McLeodUSA Purchasing, L.L.C.

*3.56	Amended and Restated Operating Agreement of McLeodUSA Purchasing, L.L.C.

4.1	Indenture, dated as of June 29, 2009, by and among PAETEC Holding, the other Guarantors named therein and The Bank of New York Mellon, as Trustee, including the form of Global Note thereunder. Filed as Exhibit 4.1 to the Current Report on Form 8-K of PAETEC Holding, filed on June 29, 2009 (the “June 29, 2009 Form 8-K”) and incorporated herein by reference.

E-2

Number	Description
4.2	Registration Rights Agreement, dated as of June 29, 2009, by and among PACTEC Holding, the subsidiaries of PAETEC Holding listed on the signature pages thereto, Banc of America Securities LLC and Deutsche Bank Securities Inc. Filed as Exhibit 4.2 to the June 29, 2009 Form 8-K and incorporated herein by reference.

4.3	First Lien Intercreditor Agreement, dated as of June 29, 2009, among PAETEC Holding, PAETEC Holding’s subsidiaries, as the other Grantors, Deutsche Bank Trust Company Americas, as Collateral Agent for the First Lien Secured Parties referred to therein and as Authorized Representative for the Credit Agreement Secured Parties referred to therein, The Bank of New York Mellon, as the Initial Additional First Lien Authorized Representative, and each additional Authorized Representative from time to time party thereto. Filed as Exhibit 4.3 to the June 29, 2009 Form 8-K and incorporated herein by reference.

4.4	Amended and Restated Security Agreement, amended and restated as of June 29, 2009, among PAETEC Holding and the subsidiaries of PAETEC Holding party thereto, as Assignors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent. Filed as Exhibit 4.4 to the June 29, 2009 Form 8-K and incorporated herein by reference.

4.5	Amended and Restated Pledge Agreement, amended and restated as of June 29, 2009, among PAETEC Holding and the subsidiaries of PAETEC Holding party thereto, as Pledgors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent. Filed as Exhibit 4.5 to the June 29, 2009 Form 8-K and incorporated herein by reference.

**5.1	Opinion of Hogan & Hartson L.L.P.

**5.2	Opinion of Shuttleworth & Ingersoll, P.L.C.

**5.3	Opinion of Bryan Cave LLP

*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

**23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of PAETEC.

**23.2	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of McLeodUSA Incorporated.

**23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of US LEC Corp.

**23.4	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

**23.5	Consent of Shuttleworth & Ingersoll, P.L.C. (included in Exhibit 5.2).

**23.6	Consent of Bryan Cave LLP (included in Exhibit 5.3).

*24	Powers of Attorney (included on signature pages previously filed).

*25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act.

**99.1	Form of Letter of Transmittal.

**99.2	Form of Notice of Guaranteed Delivery.

**99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

**99.4	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Previously filed.
**	Filed herewith.

E-3